                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

     Filed by the registrant [X] Filed by a party other than the registrant [ ]

Check the appropriate box:

     [ ] Preliminary proxy statement
     [ ] Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
     [X] Definitive proxy statement
     [ ] Definitive additional materials
     [ ] Soliciting material under Rule 14a-12

Name of Registrant as Specified in its Charter:

     Equity Lifestyle Properties, Inc.

Name of Person(s) Filing Proxy Statement if other than the Registrant:

     N/A

Payment of filing fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1.   Title of each class of securities to which transaction applies:

     2.   Aggregate number of securities to which transaction applies:

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4.   Proposed maximum aggregate value of transaction:

     5.   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1.   Amount previously paid:

     2.   Form, schedule or registration statement no.:

     3.   Filing party:

     4.   Date filed:

                       EQUITY LIFESTYLE PROPERTIES, INC.
                      TWO NORTH RIVERSIDE PLAZA, SUITE 800
                            CHICAGO, ILLINOIS 60606

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 10, 2005

                             ---------------------

     You are cordially invited to attend the 2005 Annual Meeting of Stockholders (the "Meeting") of EQUITY LIFESTYLE PROPERTIES, INC., a Maryland corporation (the "Company"), to be held at Twenty North Wacker Drive, Sixth Floor, Chicago, Illinois, on Tuesday, May 10, 2005, at 10:00 a.m. Central time. At the Meeting, we will consider and take action on the following matters:

          (1) Election of eight directors to the Company's Board of Directors (the "Board"); and

          (2) Any other business as may properly come before the Meeting or any adjournment or postponement thereof.

     The Board recommends that you vote "for" each of the nominees for the Board.

     Only stockholders of record at the close of business on March 11, 2005 will be entitled to vote at the Meeting or any adjournment or postponement thereof.

     YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT AS SOON AS POSSIBLE IN THE ENCLOSED ENVELOPE.

                                          By Order of the Board of Directors

                                          -s- Ellen Kelleher
                                          Ellen Kelleher
                                          Executive Vice President, General
                                          Counsel
                                          and Secretary

April 6, 2005

                       EQUITY LIFESTYLE PROPERTIES, INC.
                      TWO NORTH RIVERSIDE PLAZA, SUITE 800
                            CHICAGO, ILLINOIS 60606

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

                                  INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Equity LifeStyle Properties, Inc., a Maryland corporation (the "Company"), of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on Tuesday, May 10, 2005 (the "Meeting"), and any adjournment or postponement thereof. The Company will pay the cost of soliciting these proxies. The Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. The Company may conduct further solicitation personally, by telephone or by facsimile through its employees, officers and directors, none of whom will receive additional compensation for assisting with the solicitation. Brokers and other nominees who held of record stock of the Company on March 11, 2005 (the "Record Date"), the record date for determining stockholders entitled to notice of and to vote at the Meeting, will be asked to contact the beneficial owners of the shares which they hold.

     This Proxy Statement and accompanying proxy are being mailed to stockholders commencing on or about April 8, 2005. The proxy, if properly executed and returned, will be voted according to your instructions, but it may be revoked at any time before it is exercised by giving notice of revocation in writing to the Secretary of the Company, by voting in person at the Meeting or by submitting a subsequently dated proxy to the Secretary of the Company at or prior to the Meeting. The mere presence at the Meeting of a stockholder who has granted a proxy shall not itself revoke the proxy. Shares held in street name may be voted in person only if the stockholder obtains a signed proxy from the record holder giving the stockholder the right to vote.

                               2004 ANNUAL REPORT

     Stockholders are concurrently being furnished a copy of the Company's 2004 Annual Report (the "Annual Report") and information required pursuant to Rule 14a-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which is included as Appendix B hereto. Additional copies of the Annual Report and of this Proxy Statement may be obtained from the Company's website at http://www.mhchomes.com or by contacting Ellen Kelleher, Executive Vice President, General Counsel and Secretary of the Company, at Two North Riverside Plaza, Suite 800, Chicago, Illinois 60606, 312-279-1400; copies will be furnished promptly at no additional expense.

                                     VOTING

     Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Meeting. On the Record Date, 23,172,094 shares of the Company's common stock, par value $.01 per share ("Common Stock"), were outstanding. Each share of Common Stock outstanding on the Record Date entitles the holder thereof to one vote upon each matter to be voted upon at the Meeting. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the Meeting shall constitute a quorum. Shares represented by proxies that reflect abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. The affirmative vote of a plurality of all votes cast at the

Meeting, if a quorum is present, is sufficient to elect each nominated director to the Board. An abstention as to any particular matter when passage requires the vote of a plurality or a majority of the votes entitled to be cast at the Meeting, however, does not constitute a vote "for" or "against" and will be disregarded in calculating the votes cast as to such matter. "Broker non-votes" (i.e., where a broker or nominee submits a proxy specifically indicating the lack of discretionary authority to vote on a matter) will be treated in the same manner as abstentions.

     If there is not a quorum at the Meeting, the stockholders entitled to vote at the Meeting, whether present in person or represented by proxy, shall only have the power to adjourn the Meeting until such time as there is a quorum. The Meeting may be reconvened without notice to the stockholders, other than an announcement at the prior adjournment of the Meeting, within 120 days after the Record Date, and a quorum must be present at such reconvened Meeting.

     If a proxy in the form enclosed is duly executed, dated and returned, and it has not been revoked in accordance with the instructions set forth therein, the shares of Common Stock represented thereby will be voted by Samuel Zell and Thomas P. Heneghan, the Board's proxy agents for the Meeting, in accordance with the specifications made thereon by the stockholder. If no such specifications are made, such proxy will be voted (i) for the election of all of the current director nominees to the Board, and (ii) at the discretion of Mr. Zell and Mr. Heneghan with respect to such other business as may properly come before the Meeting or any adjournment or postponement thereof.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The Board currently consists of eight members. The Company's charter (the "Charter") currently provides that all director nominees will be elected for one-year terms at each Annual Meeting of Stockholders. Biographical information for each of the director nominees is set forth below under the caption "Management."

     Each nominee has consented to be named in this Proxy Statement and to serve if elected. All nominees are currently directors. In the event that any nominee should become unable to serve as a director (which is not anticipated), the persons designated as representatives will cast votes for the remaining nominees and for such other person or persons as the Board may recommend.

     THE BOARD RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES NAMED BELOW. PROXIES SOLICITED BY THE BOARD WILL BE VOTED "FOR" THE NOMINEES UNLESS INSTRUCTIONS TO WITHHOLD SUCH VOTE OR TO THE CONTRARY ARE GIVEN.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth certain information with respect to the executive officers and directors of the Company.

NAME                                   AGE                          POSITION
----                                   ---                          --------
Samuel Zell..........................  63    Chairman of the Board
Howard Walker........................  65    Vice Chairman of the Board
Thomas P. Heneghan...................  41    President, Chief Executive Officer and Director
Roger A. Maynard.....................  47    Chief Operating Officer
Ellen Kelleher.......................  44    Executive Vice President, General Counsel and Secretary
Michael B. Berman....................  47    Vice President, Chief Financial Officer and Treasurer
Donald S. Chisholm...................  70    Director
Thomas E. Dobrowski..................  61    Director
Joe B. McAdams.......................  61    Director
Sheli Z. Rosenberg...................  63    Director
Gary L. Waterman.....................  63    Director

     The following is a biographical summary of the experience of the executive officers and directors of the Company. For information concerning membership as of the date of this Proxy Statement on committees of the Board, see "Committees of the Board; Meetings" below.

     Samuel Zell has been Chairman of the Board of the Company since March 1995 and was Chief Executive Officer of the Company from March 1995 to August 1996. Mr. Zell was Co-Chairman of the Board of the Company from its formation until March 1995. Mr. Zell was a director of Mobile Home Communities, Inc., the former manager of the Company's manufactured home communities, from 1983 until its dissolution in 1993. Mr. Zell has served as chairman of the board of Equity Group Investments, L.L.C. ("EGI"), a private investment company, since 1999. Mr. Zell has been a trustee and chairman of the board of trustees of Equity Office Properties Trust ("Equity Office"), an equity real estate investment trust ("REIT") primarily focused on office buildings, since October 1996, and was its chief executive officer from April 2002 to April 2003, and its president from April 2002 to November 2002. For more than the past five years, Mr. Zell has served as chairman of the board of Anixter International, Inc. ("Anixter"), a global distributor of structured cabling systems; as chairman of the board of Equity Residential, an equity REIT that owns and operates multi-family residential properties; and as chairman of the board of Capital Trust, Inc., a specialized finance company ("Capital Trust"). Mr. Zell has been the chairman of the board of Rewards Network, Inc. (previously known as iDine Rewards Network, Inc.), an administrator of loyalty-based consumer reward programs, since 2002.

     Howard Walker has been Vice-Chairman of the Board of the Company since May 2003 and Chairman of the Board's Executive Committee since January 2004. Mr. Walker has been a director of the Company since November 1997. Mr. Walker was Chief Executive Officer of the Company from December 1997 to December 2003. Mr. Walker was President of the Company from September 1997 to May 2000, and President of Realty Systems, Inc., an affiliate of the Company, from March 1995 to April 2000. Mr. Walker was a Vice President of the Company from January 1995 to March 1995. Mr. Walker is a director of Infohealth, Inc., a privately held company that provides information system services to the health care industry.

     Thomas P. Heneghan has been President and Chief Executive Officer of the Company since January 2004. Mr. Heneghan has been a director of the Company since March 2004. Mr. Heneghan is a member of the Company's management committee (the "Management Committee"), which was created in 1995 and is comprised of the Company's senior executive officers. Mr. Heneghan was President and Chief Operating Officer of the Company from May 2000 to December 2003. Mr. Heneghan was

Executive Vice President, Chief Financial Officer and Treasurer of the Company from April 1997 to May 2000, and Vice President, Chief Financial Officer and Treasurer of the Company from February 1995 to March 1997.

     Roger A. Maynard has been Chief Operating Officer of the Company since January 2004. Mr. Maynard is also a member of the Management Committee. Mr. Maynard was Senior Vice President for national operations of the Company from January 2003 to December 2003. Mr. Maynard was Senior Regional Vice President for the Company's Eastern division from September 2001 to December 2002, and Senior Regional Vice President for the Company's Southeastern region from January 2000 to September 2001. Mr. Maynard was Regional Vice President for the Company's Southeastern region from June 1998 to December 1999, and Regional Vice President for the Company's Northeastern region from October 1997 to June 1998.

     Ellen Kelleher has been Executive Vice President and General Counsel of the Company since March 1997, and has been Secretary of the Company since May 2000. Ms. Kelleher is also a member of the Management Committee. Ms. Kelleher was Senior Vice President, General Counsel and Assistant Secretary of the Company from March 1994 to March 1997. Ms. Kelleher is a director of Financial Management Advisors, a private money management company.

     Michael B. Berman has been Vice President, Chief Financial Officer and Treasurer of the Company since September 2003. Mr. Berman is also a member of the Management Committee. In 2003, Mr. Berman was an associate professor at New York University Real Estate Institute. Mr. Berman was a managing director in the Investment Banking department at Merrill Lynch & Co. from 1995 to 2002.

     Donald S. Chisholm has been a director of the Company since March 1993. Mr. Chisholm is president of Vernon Development Co., the developer of a 650-acre golf course community, and of Ann Arbor Associates Inc., a real estate development and management company, both for more than five years.

     Thomas E. Dobrowski has been a director of the Company since March 1993. Mr. Dobrowski has been the managing director of real estate and alternative investments of General Motors Investment Management Corporation since December 1994. Mr. Dobrowski is a director of Capital Trust. Mr. Dobrowski is also a trustee of Equity Office.

     Joe B. McAdams has been a director of the Company since January 2004. From July 1991 to December 2003, Mr. McAdams was president and chief executive officer of Affinity Group, Inc. ("AGI"), a leading provider of products and services to the recreational vehicle market. Mr. McAdams is a director of AGI, Liberty Publishing Company, a publisher of approximately 100 daily newspapers as well as 200 alternate publications, and Vestcom, Inc., a leading provider of business and marketing communications.

     Sheli Z. Rosenberg has been a director of the Company since August 1996. In 2002, Mrs. Rosenberg was appointed the Lead Director of the Company. Mrs. Rosenberg was vice chairman of EGI from January 2000 through December 2003. Mrs. Rosenberg was president of Equity Group Investments, Inc. ("EGI, Inc."), an investment company, from November 1994 to December 1999, and chief executive officer of EGI, Inc. from November 1994 to December 1998. Mrs. Rosenberg was a principal of the law firm of Rosenberg & Liebentritt from 1980 to September 1997. Mrs. Rosenberg is a director of CVS Corporation, an owner and operator of drug stores; Cendant Corporation, a travel related, real estate related and direct marketing consumer and business services company; and Ventas, Inc., an owner of real estate in the health care field. Mrs. Rosenberg is a trustee of Equity Office and Equity Residential.

     Gary L. Waterman has been a director of the Company since March 1993. Since 1989, Mr. Waterman has been president of Waterman Limited, a real estate services and investment company that he founded. Mr. Waterman is a director and member of the compensation committee of Java Trading Company, a wholesale coffee roasting company.

     The Board has determined that, other than Mr. Walker and Mr. Heneghan, each director nominee qualifies as an "independent" director in accordance with the rules of The New York Stock Exchange (the "NYSE") and the director independence guidelines established by the Board as part of its Guidelines on Corporate Governance.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

     Any stockholder or other interested party who has a concern or inquiry regarding the conduct of the Company may communicate directly with the Board or the non-management directors by contacting the Lead Director, who will receive all such communications on behalf of the Board or the non-management directors (as applicable). Communications may be confidential or anonymous, and may be submitted in writing to the Lead Director, c/o Secretary, Equity LifeStyle Properties, Inc., Two North Riverside Plaza, Suite 800, Chicago, Illinois 60606. All written communications will be received and processed by the Secretary of the Company and all substantive communications will be referred to the Lead Director. All such communications will be reviewed and, if necessary, investigated and/or addressed by the Lead Director and the status of such communications will be reported to the Board or the non-management directors (as applicable) on a quarterly basis. The Lead Director may direct special treatment, including the retention of outside advisors or counsel, for any such concern or inquiry.

     Although each director is strongly encouraged to attend each Annual Meeting of Stockholders, the Board has no formal policy with respect to such attendance. Each of the eight directors in office as of the date of the 2004 Annual Meeting of Stockholders was in attendance at such meeting.

NON-MANAGEMENT DIRECTORS EXECUTIVE SESSIONS

     Executive sessions of the Company's non-management directors are scheduled in connection with regularly scheduled meetings of the Board and may be held without management present at such other times as requested by the non-management directors. The presiding director at these executive sessions is the Lead Director.

COMMITTEES OF THE BOARD; MEETINGS

     Meetings: During the year ended December 31, 2004, the Board held five meetings and took six actions by unanimous written consent. Each of the directors attended 75% or more of the total number of the meetings of the Board and of its committees on which he or she served.

     Executive Committee: The Executive Committee of the Board is comprised of Messrs. Zell, Walker and Chisholm. The Executive Committee has the authority, within certain parameters set by the Board, to authorize the acquisition, disposition and financing of investments for the Company (including the issuance of additional limited partnership interests of MHC Operating Limited Partnership ("OP Units")) and to authorize contracts and agreements, including those related to the borrowing of money by the Company, and generally exercise all other powers of the Board except as prohibited by law. During the year ended December 31, 2004, the Executive Committee held one meeting and took ten actions by unanimous written consent.

     Compensation, Nominating and Corporate Governance Committee: The Compensation, Nominating and Corporate Governance Committee of the Board (the "Compensation Committee") is composed of Messrs. Chisholm and Waterman and Mrs. Rosenberg. The Board has determined that each of the Compensation Committee members is an "independent" director within the meaning set forth in the NYSE listing standards. The Compensation Committee determines compensation for the Company's executive officers and exercises all powers of the Board in connection with compensation matters, including incentive compensation and benefit plans. The Compensation Committee also has the authority to grant stock options, stock appreciation rights and restricted stock awards in accordance with the Company's 1992 Stock Option and Stock Award Plan, as amended and restated (the "Plan"), to the management of the Company and its subsidiaries, other employees and consul-tants. In addition, the Compensation Committee identifies and recommends qualified individuals to become Board members, develops and recommends the Guidelines on Corporate Governance applicable to the Company and recommends to the Board director nominees for each committee of the Board. During the year ended December 31, 2004, the Compensation Committee held five meetings and took two actions by unanimous written consent.

     Audit Committee: The Audit Committee of the Board is composed of Messrs. Dobrowski and McAdams and Mrs. Rosenberg. The Board has determined that each of the Audit Committee members is an "independent" director within the meaning set forth in the NYSE listing standards and Rule 10A-3 of the Exchange Act. The Board has also determined that Mr. McAdams is an "audit committee financial expert" as such term is defined by the Securities and Exchange Commission (the "SEC") in Item 401(h) of Regulation S-K. The Audit Committee is governed by the Audit Committee Charter attached as Appendix A to this Proxy Statement. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the Company's independent public accountants the plans for and results of the audit engagement, approves professional services provided by the Company's independent public accountants, reviews the independence of the Company's independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. During the year ended December 31, 2004, the Audit Committee held five meetings and took no actions by unanimous written consent.

BOARD MEMBER NOMINATIONS

     Board member nominations are governed by the Compensation, Nominating and Corporate Governance Committee Charter. The Compensation Committee will consider nominees recommended by stockholders. If you wish to recommend a person whom you consider qualified to serve on the Board, you must give written notice to the Secretary of the Company in accordance with the requirements described in "Stockholder Proposals." This notice must contain (i) as to each nominee, all information that would be required to be disclosed in a proxy statement with respect to the election of directors pursuant to the Exchange Act, (ii) the name and address of the stockholder giving the notice, (iii) the number of shares of common stock owned beneficially and of record by such stockholder, and (iv) the written consent of each nominee to serve as a director if so elected. The Compensation Committee will consider and evaluate persons recommended by stockholders in the same manner as potential nominees identified by the Board and/or the Compensation Committee.

     The Compensation Committee identifies nominees for director from various sources. In assessing potential director nominees, the Compensation Committee considers the character, background and professional experience of candidates. All nominees should possess good judgment and an inquiring and independent mind. Familiarity with the issues affecting the Company is among the relevant criteria. All director nominees must possess a reputation for the highest personal and professional ethics, integrity and values. The Compensation Committee will also carefully consider any potential conflicts of interest. Nominees must also be willing and able to devote sufficient time and effort to carrying out the duties and responsibilities of a director effectively, and should be committed to serving on the Board for an extended period of time.

CORPORATE GOVERNANCE

     The Board regularly re-evaluates the Company's corporate governance policies and benchmarks those policies against rules and regulations of governmental authorities, the best practices of other public companies and suggestions received from various authorities. The Board has adopted the Company's Guidelines on Corporate Governance. The Company has also adopted a Business Ethics and Conduct Policy, which applies to all directors, officers and employees of the Company.

     The Guidelines on Corporate Governance, the Business Ethics and Conduct Policy and the charters of the Audit Committee and the Compensation Committee are each available on the

Company's website at http://www.mhchomes.com, and a copy of same may be obtained free of charge by sending a written request to Equity LifeStyle Properties, Inc., Attn: Investor Relations Department, Two North Riverside Plaza, Suite 800, Chicago, Illinois 60606 or by contacting the Company's Investor Relations Department at investor_relations@mhchomes.com.

                             EXECUTIVE COMPENSATION

     The following table shows information with respect to the annual compensation for services rendered to the Company for the fiscal years ended December 31, 2004, December 31, 2003 and December 31, 2002 by the Company's Chief Executive Officer and those persons who were, at December 31, 2004, the next three most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                             LONG-TERM COMPENSATION
                                                                     AWARDS
                                                            -------------------------
                                      ANNUAL COMPENSATION    RESTRICTED    SECURITIES
                                      -------------------      COMMON      UNDERLYING    ALL OTHER
NAME AND PRINCIPAL POSITION                        BONUS    STOCK AWARDS    OPTIONS     COMPENSATION
(AS OF 12/31/04)               YEAR   SALARY($)   ($)(1)     ($)(2)(3)     GRANTED(#)      ($)(4)
---------------------------    ----   ---------   -------   ------------   ----------   ------------
Thomas P. Heneghan...........  2004    275,400    471,875    1,472,000          0          12,300
  President, Chief Executive   2003    270,000          0            0          0           8,000
  Officer, Director and        2002    270,000    175,000      560,700          0          10,000
  Member of Management
  Committee(5)
Ellen Kelleher...............  2004    257,040    361,000      920,000          0          12,300
  Executive Vice President,    2003    252,000    150,000            0          0           8,000
  General Counsel, Secretary   2002    252,000    195,910      490,613          0          10,000
  and Member of Management
  Committee
Roger A. Maynard.............  2004    257,040    361,000    1,104,000          0          12,300
  Chief Operating Officer and  2003    175,000    150,000            0          0           8,000
  Member of Management         2002    175,000    100,000            0          0          10,000
  Committee(6)
Michael B. Berman............  2004    257,040    361,000      920,000          0          12,300
  Vice President, Chief        2003     61,062     50,000            0          0               0
  Financial Officer,
  Treasurer                    2002         --         --           --         --              --
  and Member of Management
  Committee(7)

---------------

(1) Under the Plan, an officer who receives a bonus receives 50% of the bonus in cash and 50% of the bonus in the form of a stock award. Under the Plan, the officer may request, subject to approval by the Compensation Committee, to receive more or less than 50% of the bonus in the form of a stock award. To the extent that an officer receives up to 50% of the bonus as a stock award, the stock award is calculated using the fair market value of a share of Common Stock as of the date the bonus is paid or (for 2002) as of the date the bonus is declared. If more than 50% of the bonus is to be paid as a stock award, the additional stock award is calculated using the most recent purchase price for a share of Common Stock under the Company's Non-Qualified Employee Stock Purchase Plan ("ESPP") or the price that would be used under the ESPP for the offering period then in progress if the period ended the day the bonus was paid, which is less than the fair market value of a share of Common Stock on the day the bonus is paid. The bonus amount reflected for Ms. Kelleher for 2002 includes the discount on shares of Common Stock with respect to the election she made to receive more than 50% of the bonus as a stock award.

(2) The total number and value of shares of Common Stock ("Restricted Common Stock") awarded pursuant to restricted stock grants ("Restricted Common Stock Awards") in various years, and held by each named executive officer as of December 31, 2004, were as follows:

                                                           NUMBER OF SHARES   VALUE($)
                                                           ----------------   ---------
    Thomas P. Heneghan...................................       40,667        1,453,845
    Ellen Kelleher.......................................       26,667          953,345
    Roger A. Maynard.....................................       24,000          858,000
    Michael B. Berman....................................       16,667          595,845

     All holders of Restricted Common Stock receive any dividends paid on such shares.

(3) The number of shares of Restricted Common Stock granted to each named executive officer effective January 5, 2004 pursuant to the 1997 Program, as described below under "Compensation Committee Report on Executive Compensation", was as follows (each of these awards is subject to a vesting schedule, with one-third of the award vesting on December 10, 2004; one-third vesting on December 10, 2005; and the remainder vesting on December 10, 2006):

    Thomas P. Heneghan..........................................  40,000
    Ellen Kelleher..............................................  25,000
    Roger A. Maynard............................................  30,000
    Michael B. Berman...........................................  25,000

(4) Includes employer matching contributions and profit sharing contributions pursuant to The MHC Advantage Retirement Savings Plan.

(5) Mr. Heneghan became President and Chief Executive Officer as of January 1, 2004, and became a director in March 2004.

(6) Mr. Maynard became Chief Operating Officer and a member of the Management Committee as of January 1, 2004.

(7) Mr. Berman became Vice President, Chief Financial Officer and Treasurer and a member of the Management Committee as of September 30, 2003.

                       OPTION GRANTS IN LAST FISCAL YEAR

     There were no option grants in fiscal year 2004 to any of the executive officers named in the Summary Compensation Table, except that Mr. Heneghan received a grant of options to purchase 10,000 shares of Common Stock for his service as a director during 2004.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                           NUMBER OF        VALUE OF UNEXERCISED
                                                      UNEXERCISED OPTIONS   IN-THE-MONEY OPTIONS
                            SHARES                       AT FY-END(#)           AT FY-END($)
                          ACQUIRED ON      VALUE         EXERCISABLE/           EXERCISABLE/
          NAME            EXERCISE(#)   REALIZED($)      UNEXERCISABLE         UNEXERCISABLE
          ----            -----------   -----------   -------------------   --------------------
Thomas P. Heneghan......       0             0             3,333/6,667       14,065/28,135
Ellen Kelleher..........       0             0                     0/0                 0/0
Roger A. Maynard........       0             0                     0/0                 0/0
Michael B. Berman.......       0             0                     0/0                 0/0

                             DIRECTOR COMPENSATION

     The Company paid each of its non-employee directors an annual fee of $30,000 in 2004. In addition, directors who serve on the Executive Committee, Audit Committee or Compensation Committee receive an additional $1,000 per annum for each committee on which they serve. Committee chairs receive an additional $500 per annum. Directors who are employees of the Company are not paid any directors' fees. The Company reimburses the directors for travel expenses incurred in connection with their activities on behalf of the Company. On the date of the first Board meeting after each Annual Meeting of Stockholders, each director then in office will receive at the director's election either an annual grant of options to purchase 10,000 shares of Common Stock at the then-current market price or an annual grant of 2,000 shares of Restricted Common Stock. One-third of the options to purchase Common Stock and the shares of Restricted Common Stock covered by these awards vest on the date 6 months after the grant date, one-third vest on the first anniversary of the grant date and one-third vest on the second anniversary of the grant date. In January 2005, Mr. Zell was awarded options to purchase 100,000 shares of Common Stock, for services rendered as Chairman of the Board during 2004; Mrs. Rosenberg was awarded options to purchase 25,000 shares of Common Stock, which she elected to receive as 5,000 shares of Restricted Common Stock, for services rendered as Lead Director during 2004; Mr. Walker was awarded options to purchase 15,000 shares of Common Stock, which he elected to receive as 3,000 shares of Restricted Common Stock, for services rendered as Vice Chairman of the Board during 2004; and Mr. McAdams was awarded options to purchase 15,000 shares of Common Stock, which he elected to receive as 3,000 shares of Restricted Common Stock, for services rendered as Audit Committee Financial Expert and Audit Committee Chair during 2004. One-third of the options to purchase Common Stock and the shares of Restricted Common Stock covered by these awards vests on each of December 31, 2005, December 31, 2006 and December 31, 2007.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee members for 2004 were Messrs. Chisholm and Waterman and Mrs. Rosenberg. No Compensation Committee interlocking relationships existed in 2004. For a description of certain transactions with Board members or their affiliates, see "Certain Relationships and Related Transactions."

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee determines the compensation of the Company's officers, including those named in the Summary Compensation Table, and guides the Company's overall philosophy towards compensation of its employees. The Compensation Committee believes that the compensation of the Company's Chief Executive Officer and all of the Company's officers should be both competitive and based on individual and Company performance.

     The Company's executive salary structure is reviewed annually by the Compensation Committee using the SNL Executive Compensation Review for REITs ("SNL Survey") for guidance. In addition, the entire Company's salary structure is reviewed annually. Where salary information is unavailable for a particular position, other positions having similar responsibilities either within the Company or in companies of comparable size are used. Salary increases are based upon overall Company performance and upon each officer's (including the Chief Executive Officer's) performance and contribution to the Company's performance.

     The Company's compensation policy takes into account a review of local and national peer group salary surveys focusing primarily on the SNL Survey. The SNL Survey contains detailed compensation and performance data on publicly traded REITs. The Compensation Committee believes the SNL Survey provides comparable salary data for the Company. The Compensation Committee believes that the Company's compensation levels compare favorably to the Company's peer groups described in the surveys and targets median to high total compensation levels for the Company's officers. This is not the same peer group that is used in the Performance Graph on page 13. In addition, during 2004 the Compensation Committee engaged the services of Towers Perrin to review and advise the Compensation Committee on executive compensation.

     The Compensation Committee believes that attracting and retaining highly qualified executives is accomplished by providing competitive base salaries and meaningful incentives, both short-term and long-term, intended to reward performance and retain experienced management. During the fiscal year ended December 31, 2004, there were three major components of executive compensation: base salary, bonus and long-term incentives in the form of Restricted Common Stock Awards. The Compensation Committee has deliberately kept base salaries at levels which may compare less favorably with comparable positions in other companies. This allows the Compensation Committee to reward officers' performance through bonuses and long-term incentives such as Restricted Common Stock Awards. Further short-term and mid-term incentives for officers are accomplished through the Company's bonus plan. The bonus plan involves the Company and the officer jointly setting goals for such officer at the beginning of each year.

     Benchmarks for determining base salary and bonus amounts during 2004 included successful completion and integration of pending acquisitions, maintenance of core portfolio occupancy, sales volumes and profitability of the sales operation. Each performance measure carried equal weight.

     In 2004, the Company's core business continued to deliver solid operating performance. The Company successfully deployed $100 million earmarked from the recapitalization completed in 2003 for identified acquisitions. In addition, during 2004, management successfully targeted and closed other transactions exceeding $300 million. During this period of growth, the existing business continued to operate in line with expectations. Because of the success of the acquisition initiatives, the Compensation Committee awarded an additional special award bonus ("Special Award") of $300,000 for the Chief Executive Officer and $200,000 for each of the Chief Financial Officer, Chief Operating Officer and General Counsel.

     To provide long-term incentives for officers and to retain qualified officers, the Company has created performance and tenure-based Restricted Common Stock Award programs. The vesting of Restricted Common Stock Awards is subject to acceleration in the case of death, disability and involuntary termination not for cause or change of control of the Company. The Compensation Committee recognizes that the interests of stockholders are best served by giving key employees the opportunity to participate in the appreciation of the Company's Common Stock.

     In December 2001, the Compensation Committee created the 2004 Long Term Restricted Stock Plan (the "2004 Program"), which provided for shares of Restricted Common Stock to be granted on January 5, 2004 to individuals who were employed by the Company on November 15, 2001 and on January 5, 2004 and who hold the respective titles of Chief Executive Officer, Chief Operating Officer, General Counsel and Chief Financial Officer, as well as certain other titles on such grant date. Shares granted on January 5, 2004 are subject to a further three year vesting schedule, with one-third vesting December 10, 2004, one-third vesting December 10, 2005 and one-third vesting December 10, 2006, with vesting based on an individual's tenure in such titled positions. In connection with the hiring of Mr. Berman, Chief Financial Officer of the Company, in September 2003, the Compensation Committee waived the requirement that Mr. Berman hold such title on the grant date in order to be eligible to receive a grant of Restricted Common Stock under the 2004 Program; as a result, Mr. Berman received such a grant on January 5, 2004. On January 5, 2004, Mr. Heneghan was granted 40,000 shares under the 2004 Program; Mr. Berman was granted 25,000 shares under the 2004 Program; Mr. Maynard was granted 30,000 shares under the 2004 Program; and Ms. Kelleher was granted 25,000 shares under the 2004 Program.

     During 2004, Mr. Heneghan, who served as the Chief Executive Officer of the Company, received a base annual salary of $275,400 and a cash bonus excluding the Special Award discussed above of $171,875. In establishing Mr. Heneghan's base annual salary for 2005, the Compensation Committee considered Mr. Heneghan's individual performance and the performance of the Company in 2004. The Compensation Committee also recognized that under Mr. Heneghan's leadership of the Company, the Company successfully recapitalized and deployed the proceeds of the recapitalization. In establishing Mr. Heneghan's 2004 bonus, the Compensation Committee reviewed Mr. Heneghan's performance against established goals set by the Compensation Committee for both the Company and Mr. Heneghan individually. In 2004, Mr. Heneghan was eligible to receive a bonus of up to 100% of his base annual salary; however, Mr. Heneghan and the other members of senior management received only a portion of the bonus related to sales profitability and did not receive the bonus related to occupancy. The Compensation Committee further determined that Mr. Heneghan's base salary and bonus were appropriate in relation to market data and the base salaries of other Chief Executive Officers within the Company's industry and within publicly traded companies of similar size.

     No options were granted to employees of the Company during 2004 (except for Mr. Heneghan's grant as a director).

     The Compensation Committee believes that the compensation program properly rewards the Company's officers for achieving improvements in the Company's performance and serving the interests of its stockholders.

     The Company may or may not structure compensation arrangements to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

                                          Respectfully submitted,

                                          Sheli Z. Rosenberg, Chair
                                          Donald S. Chisholm
                                          Gary L. Waterman
March 31, 2005

                             AUDIT COMMITTEE REPORT

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Audit Committee is governed by a written charter approved by the Board. In accordance with this charter, the Audit Committee oversees the accounting, auditing and financial reporting practices of the Company. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 (the "Form 10-K"), with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee also has reviewed and discussed with management, the internal auditors and the outside auditor both management's report and the outside auditor's report and attestation on internal control over financial reporting in accordance with
Section 404 of the Sarbanes-Oxley Act of 2002.

     The Audit Committee reviewed with the Company's independent accountants, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards) and the accountants' independence from the Company and management, including the matters in the written disclosure and the letter required by

Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and considered the compatibility of non-audit services provided to the Company by the independent accountants with the accountants' independence.

     The Audit Committee discussed with the Company's independent accountants the overall scope and plans for their audit. The Audit Committee met with the independent accountants, with and without management present, to discuss the results of their examinations, their evaluation of the Company's internal controls and the overall quality of the Company's financial reporting.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Form 10-K for filing with the SEC.

                                          Respectfully submitted,

                                          Joe B. McAdams, Chair
                                          Thomas E. Dobrowski
                                          Sheli Z. Rosenberg

March 31, 2005

AUDIT AND NON-AUDIT FEES

     Audit Fees. The aggregate fees billed (or expected to be billed) for fiscal years 2004 and 2003 for professional services rendered by the independent accountants for the audit of the Company's financial statements, the audit of internal controls relating to Section 404 of the Sarbanes-Oxley Act and for the reviews by the independent accountants of the financial statements included in the Company's Forms 10-Q were $608,000 and $261,750, respectively.

     Audit-Related Fees. The aggregate fees billed (or expected to be billed) for fiscal years 2004 and 2003 for assurance and related services by the independent accountants that are reasonably related to the performance of the audit or review of the Company's financial statements that are not reported as "Audit Fees" above were $152,000 and $26,200, respectively. These fees consist primarily of fees for services provided to assist the Company with attest services related to audits of subsidiaries and benefit plans.

     Tax Fees. The aggregate fees billed (or expected to be billed) for fiscal years 2004 and 2003 for professional services rendered by the independent accountants for tax compliance, tax advice and tax planning were $14,500 and $10,000, respectively. These fees consist primarily of fees for services provided to assist the Company with tax return preparation and review and corporate tax compliance services.

     All Other Fees.  There were no other fees in fiscal years 2004 and 2003.

     Auditor Independence. The Audit Committee has determined that the independent accountants' provision of the non-audit services described above is compatible with maintaining the independent accountants' independence.

     Policy on Pre-Approval. The Company and the Audit Committee are committed to ensuring the independence of the independent auditors of the Company, both in fact and in appearance. In this regard, the Audit Committee has established a pre-approval policy in accordance with the applicable rules of the SEC.

                               PERFORMANCE GRAPH

     The following performance graph compares total stockholders' return on the Common Stock since December 31, 1999 with the Standard and Poors ("S&P") 500 Stock Index and the index of equity REITs prepared by the National Association of Real Estate Investment Trusts ("NAREIT"). The Common Stock price performance graph assumes that an investment of $100 was made on December 31, 1999 in the Common Stock and in each of the two indexes and further assumes the reinvestment of all dividends. Equity REITs are defined as those REITs which derive more than 75% of their income from equity investments in real estate assets. The NAREIT equity index includes all tax qualified REITs listed on the NYSE, the American Stock Exchange or the NASDAQ Stock Market. Common Stock price performance presented for the period from December 31, 1999 through December 31, 2004 is not necessarily indicative of future results.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
                       ASSUMES INITIAL INVESTMENT OF $100
                                 DECEMBER 2004

                              (PERFORMANCE GRAPH)

--------------------------------------------------------------------------------------------------------------
                                          1999        2000        2001        2002        2003        2004
--------------------------------------------------------------------------------------------------------------
 Company                    Return %                    3.30       27.37       14.36        0.65       32.67
                        Cumulative $     $100.00     $103.30     $131.58     $150.47     $151.45     $200.92
 S&P 500                    Return %                   21.05       -9.10      -11.88      -22.10       28.69
                        Cumulative $     $100.00     $121.05     $110.02     $ 96.95     $ 75.52     $ 97.19
 NAREIT Equity              Return %                   -4.62       26.37       13.89        3.81       37.14
                        Cumulative $     $100.00     $ 95.38     $120.53     $137.27     $142.50     $195.43
--------------------------------------------------------------------------------------------------------------

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information as of the Record Date (except as noted), with respect to each person who is known by the Company's management to be the beneficial owner of more than 5% of the outstanding shares of Common Stock.

                                                               AMOUNT AND
                                                               NATURE OF
                                                               BENEFICIAL    PERCENTAGE
NAME AND BUSINESS ADDRESS OF BENEFICIAL OWNER                 OWNERSHIP(1)    OF CLASS
---------------------------------------------                 ------------   ----------
Samuel Zell and entities affiliated with Samuel Zell and Ann
  Lurie and entities affiliated with Ann Lurie(2)...........   3,748,678        14.4%
  Two North Riverside Plaza
  Chicago, Illinois 60606
FMR Corp.(3)................................................   3,157,055        13.6%
  82 Devonshire Street
  Boston, Massachusetts 02109
General Motors Employees Global Group Pension Trust(4)......   2,271,198         9.8%
  c/o General Motors Investment
  Management Corporation
  767 Fifth Avenue
  New York, New York 10153
Mac-Per-Wolf(5).............................................   2,004,844         8.7%
  310 S. Michigan Avenue
  Suite 2600
  Chicago, Illinois 60604
Morgan Stanley(6)...........................................   1,923,859         8.3%
  1585 Broadway
  New York, New York 10036

---------------

(1) MHC Operating Limited Partnership (the "Operating Partnership") is the entity through which the Company conducts substantially all of its operations. The limited partners of the Operating Partnership own units of limited partnership interest ("OP Units") which are convertible into an equivalent number of shares of Common Stock. In accordance with SEC regulations governing the determination of beneficial ownership of securities, the percentage of Common Stock beneficially owned by a person assumes that all OP Units held by the person are exchanged for Common Stock, that none of the OP Units held by other persons are so exchanged, that all options exercisable within 60 days of the Record Date to acquire Common Stock held by the person are exercised and that no options to acquire Common Stock held by other persons are exercised.

(2) Includes Common Stock, OP Units which are exchangeable for Common Stock, and options to purchase Common Stock which are currently exercisable or exercisable within 60 days of the Record Date owned as follows:

                                                   COMMON
                                                    STOCK     OP UNITS    OPTIONS
                                                  ---------   ---------   -------
    Samuel Zell...............................      97,091           --   666,666
    Samuel Zell Revocable Trust...............      10,551           --        --
    Helen Zell Revocable Trust................       2,000
    Samstock/SZRT, L.L.C. ....................     294,133       13,641        --
    Samstock/ZGPI, L.L.C. ....................       6,003           --        --
    Samstock, L.L.C. .........................     446,000      601,665        --
    Samstock/ZFT, L.L.C. .....................       8,887      187,278        --
    Samstock/Alpha, L.L.C. ...................       8,887           --        --
    EGI Holdings, Inc. .......................          --      579,873        --
    Donald S. Chisholm Trust..................       7,000           --        --
    Anda Partnership..........................          --      233,694        --
    LFT Partnership...........................          --        5,436        --
    EGIL Investments, Inc. ...................          --      579,873        --
    TOTALS:...................................     880,552    2,201,460   666,666
                                                   =======    =========   =======

    Mr. Zell does not have a pecuniary interest in 2,000 shares of Common Stock reported above held by the Helen Zell Revocable Trust, the trustee of which is Helen Zell, Mr. Zell's spouse. Mr. Zell also does not have a pecuniary interest in 7,000 shares of Common Stock reported above held by the Donald
    S. Chisholm Trust, the trustee of which is Mr. Zell.

    The number in the table includes 469,777 shares of Common Stock and 2,187,819 OP Units in which Mr. Zell has a pecuniary interest but with respect to which he does not have voting or dispositive power. 469,777 shares of Common Stock and 1,368,816 OP Units are indirectly owned by trusts established for the benefit of Mr. Zell and his family, the trustee of which is Chai Trust Company, L.L.C. ("Chai Trust"). Mr. Zell is not an officer or director of Chai Trust and does not have voting or dispositive power with respect to such Common Stock or OP Units. Additionally, 819,003 OP Units are held by EGIL Investments, Inc. ("EGIL"), Anda Partnership and LFT Partnership. Under a shareholders' agreement dated December 31, 1999, trusts established for the benefit of the family of Ann and Robert Lurie have the power to vote and to dispose of the OP Units beneficially owned by EGIL. In addition, Ann Lurie and Mark Slezak each share the power to vote or to direct the vote and share the power to dispose or to direct the disposition of OP Units held by Anda Partnership and LFT Partnership, and Mr. Zell does not have a pecuniary interest in the OP Units held thereby. Mr. Zell disclaims beneficial ownership of such 469,777 shares of Common Stock and 2,187,819 OP Units, except to the extent of his pecuniary interest therein.

(3) Pursuant to a Schedule 13G/A filed with the SEC for calendar year 2004, Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. ("FMR") and an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 ("Investment Act"), is the beneficial owner of 3,157,055 shares of Common Stock as a result of acting as investment advisor to various investment companies under the Investment Act. The ownership of one investment company, Growth & Income Fund ("G&I"), amounted to 1,466,000 shares or 6.3% of the Common Stock outstanding. G&I has its principal office at 82 Devonshire Street, Boston, Massachusetts 02109. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR, is the beneficial owner of 266,933 shares of Common Stock as a result of serving as investment manager of certain institutional accounts. Edward C. Johnson 3d, Abigail P. Johnson and other members of the

    Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR.

(4) The shares of Common Stock reported herein are held of record by State Street Bank & Trust Company, acting as trustee (the "Trustee") for the General Motors Employes Global Group Pension Trust (the "GM Trust Fund"), a trust formed under and for the benefit of certain employee benefit plans of General Motors Corporation ("GM") and its subsidiaries and a former GM affiliate and its subsidiaries. These shares may be deemed to be owned beneficially by General Motors Investment Management Corporation ("GMIMC"), a wholly owned subsidiary of GM. GMIMC's principal business is providing investment advice and investment management services with respect to the assets of certain employee benefit plans of GM and its subsidiaries and former affiliates. The Trustee may vote and dispose of the shares held by the GM Trust Fund only pursuant to the direction of GMIMC personnel, and accordingly beneficial ownership of the shares by the Trustee is disclaimed.

(5) Pursuant to a Schedule 13G filed with the SEC for calendar year 2004, Mac-Per-Wolf Company ("MPW") is the beneficial owner of 2,004,844 shares of Common Stock. Perkins, Wolf, McDonnell and Company, LLC ("PWM") is a subsidiary of MPW and is an investment advisor under Section 203 of the Investment Act. PWM provides investment advice to the Janus Small Cap Value Fund, which is the beneficial owner of 1,250,000 shares of Common Stock.

(6) Pursuant to a Schedule 13G/A filed with the SEC for calendar year 2004, Morgan Stanley and its wholly-owned subsidiary, Morgan Stanley Investment Management Inc. ("MSIM"), are the beneficial owners of 1,943,859 shares of Common Stock, including shares owned through accounts managed by them on a discretionary basis. MSIM has sole voting and dispositive power over 1,280,620 shares of Common Stock. Morgan Stanley has sole voting and dispositive power over 1,401,557 shares of Common Stock and shared voting and dispositive power over 1,522 shares of Common Stock.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of the Record Date, certain information with respect to the Common Stock that may be deemed to be beneficially owned by each director of the Company, by the executive officers named in the Summary Compensation Table and by all such directors and executive officers as a group. The address for each of the directors and executive officers is c/o Equity LifeStyle Properties, Inc., Two North Riverside Plaza, Suite 800, Chicago, Illinois 60606. Unless otherwise indicated, each person has sole investment and voting power, or shares such power with his or her spouse, with respect to the shares set forth in the following table.

                                          SHARES OF   SHARES UPON
                                           COMMON     EXERCISE OF               PERCENTAGE
NAME OF BENEFICIAL HOLDER                 STOCK(1)    OPTIONS(2)      TOTAL     OF CLASS(3)
-------------------------                 ---------   -----------   ---------   -----------
Michael B. Berman.......................     45,195          --        45,195         *
Donald S. Chisholm(4)...................     83,886      20,000       103,886         *
Thomas E. Dobrowski(5)..................         --      63,332        63,332         *
Thomas P. Heneghan......................    306,800       6,666       313,466       1.4%
Ellen Kelleher..........................    264,215          --       264,215       1.1%
Roger A. Maynard........................     41,922          --        41,992         *
Joe B. McAdams..........................      5,000          --         5,000         *
Sheli Z. Rosenberg(6)...................    184,860     110,000       294,860       1.3%
Howard Walker...........................    245,127          --       245,127       1.1%
Gary L. Waterman........................     73,388      20,000        93,388         *
Samuel Zell(4)..........................  3,082,012     666,666     3,748,678      16.1%
All directors and executive officers as
  a group (11 persons) including the
  above-named persons...................  4,332,405     886,664     5,219,069      20.0%
                                          ---------     -------     ---------      ----

---------------

 * Less than 1%

(1) The shares of Common Stock beneficially owned includes OP Units that can be exchanged for an equivalent number of shares of Common Stock.

(2) The amounts shown in this column reflect shares of Common Stock subject to options which are currently exercisable or exercisable within 60 days of the Record Date.

(3) In accordance with SEC regulations governing the determination of beneficial ownership of securities, the percentage of Common Stock beneficially owned by a person assumes that all OP Units held by the person are exchanged for Common Stock, that none of the OP Units held by other persons are so exchanged, that all options exercisable within 60 days of the Record Date to acquire Common Stock held by the person are exercised and that no options to acquire Common Stock held by other persons are exercised.

(4) Mr. Zell does not have a pecuniary interest in 2,000 shares of Common Stock reported above held by the Helen Zell Revocable Trust, the trustee of which is Helen Zell, Mr. Zell's spouse. Mr. Zell also does not have a pecuniary interest in 7,000 shares of Common Stock reported above held by the Donald
    S. Chisholm Trust, the trustee of which is Mr. Zell.

    The number in the table includes 469,777 shares of Common Stock and 2,187,819 OP Units in which Mr. Zell has a pecuniary interest but with respect to which he does not have voting or dispositive power. 469,777 shares of Common Stock and 1,368,816 OP Units are indirectly owned by trusts established for the benefit of Mr. Zell and his family, the trustee of which is Chai Trust Company, L.L.C. ("Chai Trust"). Mr. Zell is not an officer or director of Chai Trust and does not have voting or dispositive power with respect to such Common Stock or OP Units. Additionally, 819,003 OP Units are held by EGIL Investments, Inc. ("EGIL"), Anda Partnership and LFT Partnership. Under a shareholders' agreement dated December 31, 1999, trusts established for the benefit of the family of Ann and Robert Lurie have the power to vote and to dispose of the OP Units beneficially owned by EGIL. In addition, Ann Lurie and Mark Slezak each share the power to vote or to direct the vote and share the power to dispose or to direct the disposition of OP Units held by Anda Partnership and LFT Partnership, and Mr. Zell does not have a pecuniary interest in the OP Units held thereby. Mr. Zell disclaims beneficial ownership of such 469,777 shares of Common Stock and 2,187,819 OP Units, except to the extent of his pecuniary interest therein.

(5) The securities of the Company of which Mr. Dobrowski is named as beneficial holder in the foregoing table are held by Mr. Dobrowski as nominee for certain pension trusts. Accordingly, he has no personal interest in such securities.

(6) Includes 11,530 OP Units beneficially owned by Mrs. Rosenberg which are exchangeable into 11,530 shares of Common Stock. Also includes 75,196 shares of Common Stock beneficially owned by Mrs. Rosenberg's spouse, as to which Mrs. Rosenberg disclaims beneficial ownership.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company occupies office space owned by an affiliate of EGI, an entity controlled by Mr. Zell, at Two North Riverside Plaza, Chicago, Illinois 60606. Amounts incurred for this office space totaled approximately $412,000 for the year ended December 31, 2004. The amount due to this affiliate at December 31, 2004 was $0.00.

     The independent members of the Board have reviewed and approved the rates charged by the EGI affiliate in connection with the lease of the Company's office space.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act ("Section 16(a)") requires the Company's executive officers and directors, and persons who own more than 10% of its Common Stock, to file reports of ownership and changes of ownership with the SEC and the NYSE. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file.

     Based solely on the Company's review of the copies of those forms received by the Company, or written representations from executive officers and directors that no Forms 5 were required to be filed for the fiscal year ended December 31, 2004, all appropriate Section 16(a) forms were filed in a timely manner, except as described below:

     Mr. Chisholm exercised options for 10,000 shares of Common Stock on August 5, 2004. A Form 4 inadvertently was not filed when due by August 7, 2004 but was filed on February 22, 2005.

                            INDEPENDENT ACCOUNTANTS

     Ernst & Young LLP ("E&Y") served as the Company's independent accountants for the fiscal year ended December 31, 2004. There have been no disagreements between the Company and its independent accountants relating to accounting procedures, financial statement disclosures or related items. Representatives of E&Y are expected to be available at the Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

     Under regulations adopted by the SEC, stockholder proposals intended to be presented at the 2006 Meeting must be received by the Secretary of the Company no later than December 9, 2005, in order to be considered for inclusion in the Company's proxy statement and on the proxy card that will be solicited by the Board in connection with the 2006 Meeting.

     In addition, if a stockholder desires to bring business before an Annual Meeting of Stockholders which is not the subject of a proposal for inclusion in the Company's proxy materials, the stockholder must follow the advance notice procedures outlined in the Company's Bylaws. The Company's Bylaws provide that in order for a stockholder to nominate a candidate for election as a director at a meeting or propose business for consideration at such meeting, notice must generally be given to the Secretary of the Company no more than 90 days nor less than 60 days prior to the first anniversary of the preceding year's meeting. The Meeting is scheduled for May 10, 2005. Therefore, if a stockholder desires to present a proposal for the 2006 Meeting without seeking to include the proposal in the Company's proxy materials, the Company must receive notice of the proposal no earlier than February 9, 2006 and no later than March 11, 2006. The fact that the Company may not insist upon compliance with these requirements should not be construed as a waiver by the Company of its right to do so at any time in the future. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                                 OTHER MATTERS

     The Board is not aware of any business which will be presented at the Meeting other than those matters set forth in the accompanying Notice of Annual Meeting of Stockholders. If any other matters are properly presented at the Meeting for action, it is intended that the persons named in the accompanying proxy and acting thereunder will vote in accordance with their best judgment on such matters.

                                          By Order of the Board of Directors

                                          -s- Ellen Kelleher
                                          Ellen Kelleher
                                          Executive Vice President, General
                                          Counsel
                                          and Secretary

April 6, 2005
Chicago, Illinois

                                                                      APPENDIX A

                       EQUITY LIFESTYLE PROPERTIES, INC.

                            AUDIT COMMITTEE CHARTER

ORGANIZATION

     Pursuant to the By-Laws of Equity LifeStyle Properties, Inc. (the "Company"), a Committee of the Directors to be known as the "Audit Committee" (the "Committee") has been established. The Committee shall be members of, and appointed by, the Board of Directors (the "Board") of the Company and shall comprise at least three Directors, each of whom are independent of management and the Company. Members of the Committee shall be considered independent as long as they do not accept any consulting, advisory, or other compensatory fee from the Company and are not an affiliated person of the Company and its subsidiaries, and meet the independence requirements of the New York Stock Exchange listing standards. All Committee members shall be financially literate, and at least one member shall be a "financial expert", as defined by regulations of the Securities and Exchange Commission ("SEC"). This Charter governs the operations of the Committee. The Committee shall review and reassess this Charter at least annually and obtain approval of the Board.

     The Board shall appoint the Committee Chairperson. The time and place of meetings of the Committee shall be determined by the members thereof provided that (1) a quorum for meetings shall be at least two members, present in person or by telephone; (2) unless otherwise agreed, the Committee shall meet at least quarterly; and (3) notice of the time and place of every meeting shall be given in writing or by facsimile communication to each member of the Committee, and the external and internal auditors of the Company. Independent Directors who are not members of the Committee are welcome to attend and participate in the Committee's discussions unless otherwise specified by the Chair.

PURPOSE

     The Committee shall provide assistance to the Board in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community and others relating to:

     - the integrity of the Company's financial statements;

     - the Company's compliance with legal and regulatory requirements;

     - the independent auditor's qualifications and independence; and

     - the performance of the Company's internal audit function and independent auditors.

     In addition, the Committee will prepare the report required by SEC rules to be included in the Company's annual proxy statement.

     In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to any advisers retained by the Committee.

DUTIES AND RESPONSIBILITIES

     The primary responsibility of the Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board. While the Committee has the duties and responsibilities set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Manage-ment is responsible for the preparation, presentation, and integrity of the Company's financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company's financial statements and for reviewing the Company's unaudited interim financial statements.

     In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the Directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality. The following shall be the principal duties and responsibilities of the Committee:

     - The Committee shall be directly responsible for the appointment and termination, compensation, and oversight of the work of the independent auditors, including resolution of disagreements between management and the auditors regarding financial reporting. The Committee shall pre-approve all audit and non-audit services provided by the independent auditors and shall not engage the independent auditors to perform the specific non-audit services proscribed by law or regulation. The Committee may delegate pre-approval authority to a member of the Committee. The decisions of any Committee member to whom pre-approval authority is delegated must be presented to the full Committee at its next scheduled meeting.

     - At least annually, obtain and review a report by the independent auditors describing:

          (i) The independent audit firm's internal quality control procedures.

          (ii) Any material issues raised by the most recent internal quality control review, or peer review, of the independent audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent audit firm, and any steps taken to deal with any such issues.

          (iii) All relationships between the independent auditors and the Company (to assess the auditors' independence).

     - Set clear hiring policies for employees or former employees of the independent auditors that meet the SEC regulations and NYSE listing standards.

     - Discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and compensation. Also, the Committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's policies and procedures to assess, monitor, and manage business risk, and legal and ethical compliance programs.

     - Meet separately periodically with management, the internal auditors, and the independent auditors to discuss issues and concerns warranting Committee attention. The Committee shall provide sufficient opportunity for the internal auditors and the independent auditors to meet privately with the members of the Committee. The Committee shall review with the independent auditor any audit problems or difficulties and management's response.

     - Receive regular reports from the independent auditors on critical policies and practices of the Company, and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management.

     - Review management's assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditors' report on management's assertion.

     - Review and discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

     - Review the interim financial statements and disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

     - Review with management and the independent auditors the financial statements and disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company's Form 10-K, including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

     - Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

     - Receive corporate attorney's reports of evidence of a material violation of securities laws or breaches of fiduciary duty. The Committee will have the responsibility of inquiring into the evidence, and, if necessary, formulate an appropriate response to the outside reporting attorney.

     - Perform an evaluation of the Committee's performance at least annually to determine whether it is functioning effectively.

     - Each member of the Committee shall, in the performance of his or her duties, be fully justified and protected with regard to any act or failure to act (1) in reliance in good faith upon the books of account or other records of the Company, upon an opinion of counsel or upon reports made to the Company by any of its officers or employees or by the independent auditors or (2) in the exercise of his or her business judgment.

     - Ensure that minutes of the Committee are kept and retained as records of the Company.

                                                                      APPENDIX B

                         INFORMATION REQUIRED PURSUANT
            TO RULE 14A-3 UNDER THE SECURITIES EXCHANGE ACT OF 1934

                       EQUITY LIFESTYLE PROPERTIES, INC.

                               TABLE OF CONTENTS

                                                                        PAGE
                                                                        ----
                                   PART I
Item 1.   Business....................................................   B-3
Item 2.   Properties..................................................  B-10
Item 3.   Legal Proceedings...........................................  B-15
Item 4.   Submission of Matters to a Vote of Security Holders.........  B-18

                                  PART II
Item 5.   Market for the Registrant's Common Equity, Related
          Stockholder Matters and Issuer Purchases of Equity
          Securities..................................................  B-19
Item 6.   Selected Financial Data.....................................  B-20
Item 7.   Management's Discussion and Analysis of Financial Condition
          and Results of Operations...................................  B-24
Item 7A.  Quantitative and Qualitative Disclosures About Market
          Risk........................................................  B-39
Item 8.   Financial Statements and Supplementary Data.................  B-40
Item 9.   Changes in and Disagreements with Accountants on Accounting and Financial Disclosure....................................  B-40
Item 9A.  Controls and Procedures.....................................  B-40
Item 9B.  Other Information...........................................  B-42

                                  PART III
Item 10.  Directors and Executive Officers of the Registrant..........  B-43
Item 11.  Executive Compensation......................................  B-43
Item 12.  Security Ownership of Certain Beneficial Owners and
          Management..................................................  B-43
Item 13.  Certain Relationships and Related Transactions..............  B-43
Item 14.  Principal Accountant Fees and Services......................  B-43

                                  PART IV
Item 15.  Exhibits and Financial Statement Schedules..................  B-44

                                     PART I

ITEM 1.  BUSINESS

                       EQUITY LIFESTYLE PROPERTIES, INC.

GENERAL

     Equity Lifestyle Properties, Inc., a Maryland corporation, together with MHC Operating Limited Partnership (the "Operating Partnership") and other consolidated subsidiaries ("Subsidiaries"), is referred to herein as the "Company", "ELS", "we", "us", and "our". The Company is a fully integrated owner and operator of resort and retirement oriented properties ("Properties"). The Company leases individual developed areas ("sites" or "pads") with access to utilities for placement of factory built homes or recreational vehicles. The Company was formed to continue the property operations, business objectives and acquisition strategies of an entity that had owned and operated Properties since 1969. As of December 31, 2004, we owned or had an ownership interest in a portfolio of 275 Properties located throughout the United States containing 101,231 residential sites. These Properties are located in 25 states and British Columbia (with the number of Properties in each state shown parenthetically) -- Florida (84), California (46), Arizona (35), Texas (15), Washington (13), Colorado (10), Oregon (9), Delaware (7), Indiana (7), Pennsylvania (7), Nevada (6), North Carolina (6), Wisconsin (5), Virginia (4), Illinois (3), Iowa (2), Michigan (2), New Jersey (2), Ohio (2), South Carolina
(2), Tennessee (2), Utah (2), Montana (1), New Mexico (1), New York (1), and British Columbia (1).

     Properties are designed and improved for several home options of various sizes and designs that are produced off-site, installed and set ("Site Set"). These homes can range from 400 to over 2,000 square feet. The smallest of these are referred to as "Resort Cottages". Properties may also have pads that can accommodate a variety of recreational vehicles ("RVs"). Properties generally contain centralized entrances, paved streets, curbs and gutters and parkways. In addition, Properties often provide a clubhouse for social activities and recreation and other amenities, which may include restaurants, swimming pools, golf courses, lawn bowling, shuffleboard courts, tennis courts, laundry facilities and cable television service. In some cases, utilities are provided or arranged for by us; otherwise, the customer contracts for the utility directly. Some Properties provide water and sewer service through municipal or regulated utilities, while others provide these services to customers from on-site facilities. Properties generally are designed to attract retirees, empty-nesters, vacationers and second home owners; however, certain of the Properties focus on affordable housing for families. We focus on owning Properties in or near large metropolitan markets and retirement and vacation destinations.

     On November 10, 2004, we acquired KTTI Holding Company, Inc., owner of 57 Properties and approximately 3,000 acres of vacant land, for $160 million. These Properties are leased to Thousand Trails Operations Holding Company, L.P. ("Thousand Trails"), the largest operator of membership-based campgrounds in the United States. The Company has provided a long-term lease of the real estate (excluding the vacant land) to Thousand Trails, which will continue to operate the Properties for the benefit of over 100,000 members nationwide. These Properties are located in 16 states (primarily in the western and southern United States) and British Columbia, and contain 17,911 sites. The lease will generate $16 million in annual rental income to the Company on an absolute triple net basis, subject to annual escalations of 3.25%.

EMPLOYEE AND ORGANIZATIONAL STRUCTURE

     We have approximately 1,500 full-time, part-time and seasonal employees dedicated to carrying out our operating philosophy and strategies of value enhancement and service to our customers. The operations of each Property are coordinated by an on-site team of employees that typically includes a manager or two-person management team, clerical and maintenance workers, each of whom works to provide maintenance and care of the Properties. Direct supervision of on-site management is the responsibility of our regional vice presidents and regional and district managers. These individuals have significant experience in addressing the needs of customers and in finding or creating innovative approaches to maximize value and increase cash flow from property operations. Complementing this field management staff are approximately 70 corporate employees who assist on-site management in all property functions.

FORMATION OF THE COMPANY

     We originally incorporated as Manufactured Home Communities, Inc. in Maryland in December 1992 and completed an initial public offering in March 1993. On November 16, 2004, we changed our name to Equity Lifestyle Properties, Inc.

     We believe that we have qualified for taxation as a real estate investment trust ("REIT") for federal income tax purposes since our taxable year ended December 31, 1993. We plan to continue to meet the requirements for taxation as a REIT. Many of these requirements, however, are highly technical and complex. We cannot, therefore, guarantee that we have qualified or will qualify in the future as a REIT. The determination that we are a REIT requires an analysis of various factual matters that may not be totally within our control and we cannot provide any assurance that the Internal Revenue Service ("IRS") will agree with our analysis. For example, to qualify as a REIT, at least 95% of our gross income must come from sources that are itemized in the REIT tax laws. We are also required to distribute to stockholders at least 90% of our REIT taxable income excluding capital gains. The fact that we hold our assets through MHC Operating Limited Partnership and its subsidiaries further complicates the application of the REIT requirements. Even a technical or inadvertent mistake could jeopardize our REIT status. Furthermore, Congress and the IRS might make changes to the tax laws and regulations, and the courts might issue new rulings that make it more difficult, or impossible, for us to remain qualified as a REIT. We do not believe, however, that any pending or proposed tax law changes would jeopardize our REIT status.

     If we fail to qualify as a REIT, we would be subject to federal income tax at regular corporate rates. Also, unless the IRS granted us relief under certain statutory provisions, we would remain disqualified as a REIT for four years following the year we first failed to qualify. Even if the Company qualifies for taxation as a REIT, the Company is subject to certain state and local taxes on its income and property and Federal income and excise taxes on its undistributed income.

     The operations of the Company are conducted primarily through the Operating Partnership. The Company contributed the proceeds from its initial public offering and subsequent offerings to the Operating Partnership for a general partnership interest. In 2004, the general partnership interest was contributed to MHC Trust (see Note 5 of the Notes to Consolidated Financial Statements contained in this Form 10-K). The financial results of the Operating Partnership and the Subsidiaries are consolidated in the Company's consolidated financial statements. In addition, since certain activities, if performed by the Company, may not be qualifying REIT activities under the Internal Revenue Code of 1986, as amended (the "Code"), the Company has formed taxable REIT subsidiaries as defined in the Code to engage in such activities.

     Several Properties acquired during 2004 are wholly owned by taxable REIT subsidiaries of the Company. In addition, Realty Systems, Inc. ("RSI") is a wholly owned taxable REIT subsidiary of the Company that, doing business as Carefree Sales, is engaged in the business of purchasing, selling and leasing site set homes that are located in Properties owned and managed by the Company. Carefree Sales also provides brokerage services to residents at such Properties. Typically, residents move from a Property but do not relocate their homes. Carefree Sales may provide brokerage services, in competition with other local brokers, by seeking buyers for the site set homes. Carefree Sales also leases inventory homes to prospective residents with the expectation that the tenant eventually will purchase the home. Subsidiaries of RSI also lease from the Operating Partnership certain real property within or adjacent to certain Properties consisting of golf courses, pro shops, stores and restaurants.

BUSINESS OBJECTIVES AND OPERATING STRATEGIES

     Our strategy seeks to maximize both current income and long-term growth in income. We focus on Properties that have strong cash flow and we expect to hold such Properties for long-term investment and capital appreciation. In determining cash flow potential, we evaluate our ability to attract and retain high quality customers in our Properties who take pride in the Property and in their home. These business objectives and their implementation are determined by our Board of Directors and may be changed at any time. Our investment, operating and financing approach includes:

     - Providing consistently high levels of services and amenities in attractive surroundings to foster a strong sense of community and pride of home ownership;

     - Efficiently managing the Properties to increase operating margins by controlling expenses, increasing occupancy and maintaining competitive market rents;

     - Increasing income and property values by continuing the strategic expansion and, where appropriate, renovation of the Properties;

     - Utilizing management information systems to evaluate potential acquisitions, identify and track competing Properties and monitor customer satisfaction;

     - Selectively acquiring Properties that have potential for long-term cash flow growth and to create property concentrations in and around major metropolitan areas and retirement or vacation destinations to capitalize on operating synergies and incremental efficiencies; and

     - Managing our debt balances such that we maintain financial flexibility, minimize exposure to interest rate fluctuations, and maintain an appropriate degree of leverage to maximize return on capital.

     Our strategy is to own and operate the highest quality Properties in sought-after locations near urban areas, retirement and vacation destinations across the United States. We focus on creating an attractive residential environment by providing a well-maintained, comfortable Property with a variety of organized recreational and social activities and superior amenities as well as offering a multitude of lifestyle housing choices. In addition, we regularly conduct evaluations of the cost of housing in the marketplaces in which our Properties are located and survey rental rates of competing Properties. From time to time we also conduct satisfaction surveys of our customers to determine the factors they consider most important in choosing a Property.

ACQUISITIONS AND DISPOSITIONS

     Over the last nine years our portfolio of Properties has grown significantly. We owned or had an interest in 40 Properties with approximately 12,000 sites in 1996. Today we have 275 Properties with over 100,000 sites. We continually review the Properties in our portfolio to ensure that they fit our business objectives. Between 1999 and 2003, we sold 26 Properties, and we redeployed capital to markets we believe had greater long-term potential. In 2004, we purchased or acquired interests in 135 Properties containing approximately 50,000 sites. We believe that opportunities for Property acquisitions are still available. Increasing acceptability of and demand for a lifestyle that includes Site Set homes and RVs as well as continued constraints on development of new Properties continue to add to their attractiveness as an investment. We believe we have a competitive advantage in the acquisition of additional Properties due to our experienced management, significant presence in major real estate markets and substantial capital resources. We are actively seeking to acquire additional Properties and are engaged in various stages of negotiations relating to the possible acquisition of a number of Properties.

     We anticipate that newly acquired Properties will be located in the United States, although we may consider other geographic locations provided they meet our acquisition criteria. We utilize market information systems to identify and evaluate acquisition opportunities, including a market database to review the primary economic indicators of the various locations in which we expect to expand our operations. Acquisitions will be financed from the most appropriate sources of capital, which may include undistributed funds from operations, issuance of additional equity securities, sales of investments, collateralized and uncollateralized borrowings and issuance of debt securities. In addition, the Operating Partnership may issue units of limited partnership interest ("OP Units") to finance acquisitions. We believe that an ownership structure that includes the Operating Partnership will permit us to acquire additional Properties in transactions that may defer all or a portion of the sellers' tax consequences.

     When evaluating potential acquisitions, we consider such factors as:

     - The replacement cost of the Property,

     - The geographic area and type of Property,

     - The location, construction quality, condition and design of the Property,

     - The current and projected cash flow of the Property and the ability to increase cash flow,

     - The potential for capital appreciation of the Property,

     - The terms of tenant leases, including the potential for rent increases,

     - The potential for economic growth and the tax and regulatory environment of the community in which the Property is located,

     - The potential for expansion of the physical layout of the Property and the number of sites and/or pads,

     - The occupancy and demand by customers for Properties of a similar type in the vicinity and the customers' profile,

     - The prospects for liquidity through sale, financing or refinancing of the Property, and

     - The competition from existing Properties and the potential for the construction of new Properties in the area.

     When evaluating potential dispositions, we consider such factors as:

     - The ability to sell the Property at a price that we believe will provide an appropriate return for our stockholders,

     - Our desire to exit certain non-core markets and recycle the capital into core markets, and

     - Whether the Property meets our current investment criteria.

     When investing capital we consider all potential uses of the capital including returning capital to our stockholders. As a result, during 1999 and 2000 we implemented our stock repurchase program, and our Board of Directors continues to review the conditions under which we will repurchase our stock. These conditions include, but are not limited to, market price, balance sheet flexibility, other opportunities and capital requirements. On January 16, 2004 we paid a special dividend of $8.00 per share using proceeds from a recapitalization (see Item 7 -- Management's Discussion and Analysis of Financial Condition and Results of Operations -- Financing Activities).

PROPERTY EXPANSIONS

     Several of our Properties have available land for expanding the number of sites available to be utilized by our customers. Development of these sites ("Expansion Sites") is predicated by local market conditions and permitted by zoning and other applicable laws. When justified, development of Expansion Sites allows us to leverage existing facilities and amenities to increase the income generated from the Properties. Where appropriate, facilities and amenities may be upgraded or added to certain Properties to make those Properties more attractive in their markets. Our acquisition philosophy has included the desire to own Properties with potential Expansion Site development, and we have been successful in acquiring a number of such Properties. Examples of these Properties include the 1993 acquisition of The Heritage with potential development of approximately 288 Expansion Sites, the 1994 acquisition of Bulow Plantation with potential development of approximately 725 Expansion Sites, the 1997 acquisition of Golf Vista Estates with potential development of approximately 88 Expansion Sites, the 1999 acquisition of Coquina Crossing with potential development of approximately 300 Expansion Sites, and the 2001 acquisitions of Grand Island and The Lakes at Countrywood with combined potential development of approximately 224 Expansion Sites. In 2004 we acquired several Properties with potential Expansion Sites, including O'Connell's with approximately 350 Expansion Sites, Monte Vista with 418 Expansion Sites and Viewpoint with 566 Expansion Sites. In addition, included in the purchase of the Thousand Trails Properties are 3,000 acres available for expansion.

     Approximately 40 of our Properties have expansion potential. In 2005, we expect to commence development of approximately 750 Expansion Sites within five of these Properties. As of December 31, 2004, we had approximately 815 Expansion Sites available for occupancy in 26 of the Properties. We filled 112 Expansion Sites in 2004 and expect to fill an additional 150 Expansion Sites in 2005.

LEASES

     At our Properties, a typical lease entered into between the customer and the Company for the rental of a site is for a month-to-month or year-to-year term, renewable upon the consent of both parties or, in some instances, as provided by statute. These leases are cancelable, depending on applicable law, for non-payment of rent, violation of Property rules and regulations or other specified defaults. Non-cancelable long-term leases, with remaining terms ranging up to ten years, are in effect at certain sites within 37 of the Properties. Some of these leases are subject to rental rate increases based on the Consumer Price Index ("CPI"), in some instances taking into consideration certain floors and ceilings and allowing for pass-throughs of certain items such as real estate taxes, utility expenses and capital expenditures. Generally, market rate adjustments are made on an annual basis. At resort-oriented Properties, many annual and seasonal customers generally prepay for their stay. Many resort customers will also leave deposits to reserve a site for the following year.

REGULATIONS AND INSURANCE

     General. Our Properties are subject to various laws, ordinances and regulations, including regulations relating to recreational facilities such as swimming pools, clubhouses and other common areas. We believe that each Property has the necessary permits and approvals to operate.

     Rent Control Legislation. At certain of our Properties, state and local rent control laws, principally in California, limit our ability to increase rents and to recover increases in operating expenses and the costs of capital improvements. Enactment of such laws has been considered from time to time in other jurisdictions. We presently expect to continue to maintain Properties, and may purchase additional Properties, in markets that are either subject to rent control or in which rent-limiting legislation exists or may be enacted. For example, Florida has enacted a law that generally provides that rental increases must be reasonable. Also, certain jurisdictions in California in which we own Properties limit rent increases to changes in the CPI or some percentage thereof. As part of our effort to realize the value of our Properties subject to restrictive regulation, we have initiated lawsuits against several municipalities imposing such regulation in an attempt to balance the interests of our stockholders with the interests of our customers (see Item 3 -- Legal Proceedings).

     Insurance. We believe that the Properties are covered by adequate fire, flood, property, earthquake and business interruption insurance (where appropriate) provided by reputable companies and with commercially reasonable deductibles and limits. Due to the lack of available commercially reasonable coverage, we are self-insured for terrorist incidents, except at certain Properties where terrorist insurance coverage is required by debt covenants. We believe our insurance coverage is adequate based on our assessment of the risks to be insured, the probability of loss and the relative cost of available coverage. We have obtained insurance insuring good title to the Properties in an aggregate amount that we believe to be adequate. Approximately 70 Florida Properties suffered damage from the four hurricanes that struck Florida during August and September 2004. As of December 31, 2004, total expenditures approximated $7 million. Approximately $1 million has been charged to operations as non-recoverable. The remaining portion is included in other assets as a receivable from insurance providers. The Company expects to incur additional expenditures to complete the work necessary to restore these Properties to their pre-hurricanes condition. As of February 18, 2005, approximately $6 million of these claims have been submitted for reimbursement.

                                    INDUSTRY

     We believe that modern properties similar to ours provide an opportunity for increased cash flows and appreciation in value. These may be achieved through increases in occupancy rates and rents, as well as expense controls, expansion of existing Properties and opportunistic acquisitions, for the following reasons:

     - Barriers to Entry: We believe that the supply of new properties will be constrained due to barriers to entry. The most significant barrier has been the difficulty of securing zoning from local authorities. This has been the result of (i) the public's historically poor perception of manufactured housing, and (ii) the fact that properties generate less tax revenue because the homes are treated as personal property (a benefit to the homeowner) rather than real property. Another factor that creates substantial barriers to entry is the length of time between investment in a property's development and the attainment of stabilized occupancy and the generation of revenues. The initial development of the infrastructure may take up to two or three years. Once a property is ready for occupancy, it may be difficult to attract customers to an empty property. Substantial occupancy levels may take several years to achieve.

     - Industry Consolidation: According to various industry reports, there are approximately 65,000 properties in the United States, and approximately 6.0% or approximately 4,000 of the properties have more than 200 sites and would be considered investment-grade. We believe that this relatively high degree of fragmentation provides us, as a national organization with experienced management and substantial financial resources, the opportunity to purchase additional properties.

     - Customer Base: We believe that properties tend to achieve and maintain a stable rate of occupancy due to the following factors: (i) customers typically own their own homes, (ii) properties tend to foster a sense of community as a result of amenities such as clubhouses and recreational and social activities, (iii) since moving a Site Set home from one property to another involves substantial cost and effort, customers often sell their home in-place (similar to site-built residential housing) with no interruption of rental payments to us.

     - Lifestyle Choice: According to the Recreational Vehicle Industry Association nearly 1 in 12 United States vehicle-owning households owns an RV. The 80 million people born from 1945 to 1964 or "baby boomers" make up the fastest growing segment of this market. We believe that this population segment, seeking an active lifestyle, will provide opportunities for future cash flow growth for the Company. Current RV owners, once finished with the more active RV lifestyle, will seek more permanent retirement or vacation establishments. The Site Set housing choice has become an increasingly popular housing alternative for retirement, second-home, and "empty-nest" living. According to a Fannie Mae survey, the baby-boom generation will constitute 18% of the U.S. population within the next 30 years and more than 32 million people will reach age 55 within the next ten years. Among those individuals who are nearing retirement (age 40 to 54), approximately 33% plan on moving upon retirement.

      We believe that the housing choices in our properties are especially attractive to such individuals throughout this lifestyle cycle. Our Properties offer an appealing amenity package, close proximity to local services, social activities, low maintenance and a secure environment. In fact, many of our Properties allow for this cycle to occur within a single Property.

     - Construction Quality: Since 1976, all factory built housing has been required to meet stringent Federal standards, resulting in significant increases in quality. The Department of Housing and Urban Development's ("HUD") standards for Site Set housing construction quality are the only Federally regulated standards governing housing quality of any type in the United States. Site Set homes produced since 1976 have received a "red and silver" government seal certifying that they were built in compliance with the Federal code. The code regulates Site Set home design and construction, strength and durability, fire resistance and energy efficiency, and the installation and performance of heating, plumbing, air conditioning, thermal and electrical systems. In newer homes, top grade lumber and dry wall materials are common. Also, manufacturers are required to follow the same fire codes as builders of site-built structures. In addition, although Resort Cottages do not come under the same regulation, many of the manufacturers of Site Set homes also produce Resort Cottages with many of the same quality standards.

     - Comparability to Site-Built Homes: The Site Set housing industry has experienced a trend towards multi-section homes. Many modern Site Set homes are longer (up to 80 feet, compared to 50 feet in the 1960's) and wider than earlier models. Many such homes have vaulted ceilings, fireplaces and as many as four bedrooms, and closely resemble single-family ranch style site-built homes.

     - Second Home Demographics: According to the National Association of Realtors ("NAR"), sales of second homes have risen almost 54.5% since 1989. There were approximately 9.2 million second homes owned in 2003 and approximately 6% of all home sales each year are second homes. The NAR study found that 48% of people who own a second home own either a cabin or Site Set home. Approximately 76% of vacation home owners prefer to be near an ocean, river or lake; 38% close to mountains or other natural attractions, and 37% in a specific vacation area. In looking ahead NAR believes that baby boomers are still in their peak earning years, and the leading edge of their generation is approaching retirement. As they continue to have the financial wherewithal to purchase second homes as a vacation property, investment opportunity, or perhaps as a retirement retreat, those baby boomers will continue to drive the market for second-homes. It is likely that over the next decade we will continue to see historically high levels of second home sales.

AVAILABLE INFORMATION

     We file reports electronically with the Securities and Exchange Commission ("SEC"). The public may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, NW, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy information and statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. We maintain an Internet site with information about the Company and hyperlinks to our filings with the SEC at http://www.mhchomes.com. Requests for copies of our filings with the SEC and other investor inquiries should be directed to:

                   Investor Relations Department
                   Equity Lifestyle Properties, Inc.
                   Two North Riverside Plaza
                   Chicago, Illinois 60606
                   Phone: 1-800-247-5279
                   e-mail: investor__relations@mhchomes.com

ITEM 2.  PROPERTIES

GENERAL

     Our Properties provide attractive amenities and common facilities that create a comfortable and attractive home for our customers, with most offering a clubhouse, a swimming pool, laundry facilities and cable television service. Many also offer additional amenities such as sauna/whirlpool spas, golf courses, tennis, shuffleboard and basketball courts, exercise rooms and various social activities such as concerts. Since most of our customers generally rent our sites on a long-term basis, it is their responsibility to maintain their homes and the surrounding area. It is our role to ensure that customers comply with our Property policies and to provide maintenance of the common areas, facilities and amenities. We hold periodic meetings with our Property management personnel for training and implementation of our strategies. The Properties historically have had, and we believe they will continue to have, low turnover and high occupancy rates.

PROPERTY PORTFOLIO

     As of December 31, 2004, we owned or had an ownership interest in a portfolio of 275 Properties located throughout the United States containing 101,231 residential sites.

     The distribution of our Properties throughout the United States reflects our belief that geographic diversification helps insulate the portfolio from regional economic influences. We intend to target new acquisitions in or near markets where our Properties are located and will also consider acquisitions of Properties outside such markets. Refer to Note 3(c) of the Notes to Consolidated Financial Statements contained in this Form 10-K.

     Bay Indies located in Venice, Florida and Westwinds located in San Jose, California each accounted for approximately 2.6% of our total property operating revenues for the year ended December 31, 2004.

     The following table sets forth certain information relating to the Properties we owned as of December 31, 2004, categorized by our major markets (excluding the Thousand Trails Properties and Properties owned through joint ventures).

                                                           TOTAL       TOTAL      ANNUAL       ANNUAL
                                                           NUMBER    NUMBER OF     SITE         SITE        ANNUAL      ANNUAL
                                                          OF SITES    ANNUAL     OCCUPANCY    OCCUPANCY      RENT        RENT
                                       LOCATION            AS OF       SITES       AS OF        AS OF       AS OF        AS OF
PROPERTY                             CITY, STATE          12/31/04   12/31/04    12/31/04    12/31/03(D)   12/31/04   12/31/03(D)
--------                       ------------------------   --------   ---------   ---------   -----------   --------   -----------
                                                             FLORIDA
  EAST COAST:
Breezy Hill RV...............  Pompano Beach        FL        762        430       100.0%          --      $ 5,031          --
Bulow RV.....................  Flagler Beach        FL        352        122       100.0%          --      $ 3,169          --
Bulow Plantation.............  Flagler Beach        FL        276        276        97.8%        97.8%     $ 4,200      $3,948
Carefree Cove................  Ft. Lauderdale       FL(a)     164        164        92.1%          --      $ 5,520          --
Carriage Cove................  Daytona Beach        FL        418        418        92.8%        94.3%     $ 4,824      $4,716
Coquina Crossing.............  St Augustine         FL        450        450        89.1%(b)     97.2%(b)  $ 4,308      $4,092
Coral Cay....................  Margate              FL        819        819        89.5%        89.4%     $ 5,532      $5,460
Countryside..................  Vero Beach           FL        646        646        92.0%        98.0%     $ 4,272      $4,092
Heritage Plantation..........  Vero Beach           FL        436        436        88.5%        94.3%     $ 4,608      $4,416
Highland Wood RV.............  Pompano Beach        FL        148         69       100.0%          --      $ 3,823          --
Holiday Village..............  Vero Beach           FL        128        128        48.4%        68.8%     $ 3,852      $3,756
Holiday Village..............  Ormond Beach         FL        301        301        87.4%        88.0%     $ 4,116      $4,068
Indian Oaks..................  Rockledge            FL        208        208       100.0%        99.5%     $ 3,456      $3,288
Lakewood Village.............  Melbourne            FL        349        349        87.7%        92.8%     $ 4,800      $4,728
Lazy Lakes...................  Sugar Loaf           FL(a)     100         26       100.0%          --      $ 5,871          --
Lighthouse Pointe............  Port Orange          FL        433        433        88.0%        89.1%     $ 4,188      $3,984

                                                           TOTAL       TOTAL      ANNUAL       ANNUAL
                                                           NUMBER    NUMBER OF     SITE         SITE        ANNUAL      ANNUAL
                                                          OF SITES    ANNUAL     OCCUPANCY    OCCUPANCY      RENT        RENT
                                       LOCATION            AS OF       SITES       AS OF        AS OF       AS OF        AS OF
PROPERTY                             CITY, STATE          12/31/04   12/31/04    12/31/04    12/31/03(D)   12/31/04   12/31/03(D)
--------                       ------------------------   --------   ---------   ---------   -----------   --------   -----------
Maralago Cay.................  Lantana              FL        602        602        93.5%        92.7%     $ 5,520      $5,292
Park City West...............  Ft. Lauderdale       FL(a)     363        363        99.7%          --      $ 4,260          --
Pickwick.....................  Port Orange          FL        432        432        99.8%        99.8%     $ 4,260      $4,176
Sunshine Holiday.............  Ft. Lauderdale       FL(a)     269        269       100.0%          --      $ 4,908          --
Sunshine Holiday RV..........  Ft. Lauderdale       FL(a)     149        123       100.0%          --      $ 4,514          --
Sunshine Holiday.............  Ormond Beach         FL(a)     349         30       100.0%          --      $ 3,403          --
Sunshine Key.................  Big Pine Key         FL(a)     409          0          --           --           --          --
Sunshine Travel..............  Vero Beach           FL(a)     300        170       100.0%          --      $ 3,009          --
The Meadows..................  Palm Beach Gardens   FL        379        379        88.7%        85.5%     $ 4,848      $4,632

  CENTRAL:
Coachwood Colony.............  Leesburg             FL(a)     202        202        96.5%          --      $ 2,976          --
Grand Island.................  Grand Island         FL        307        307        66.1%        68.7%     $ 3,864      $3,744
Lake Magic -- Encore.........  Clermont             FL(a)     471         59       100.0%          --      $ 2,933          --
Mid-Florida Lakes............  Leesburg             FL      1,226      1,226        82.5%        84.4%     $ 4,584      $4,548
Oak Bend.....................  Ocala                FL        262        262        87.8%        87.4%     $ 3,768      $3,672
Sherwood Forest..............  Kissimmee            FL        754        754        94.8%        96.0%     $ 4,464      $4,260
Villas at Spanish Oaks.......  Ocala                FL        459        459        87.1%        87.1%     $ 4,104      $4,008
Sherwood Forest RV...........  Kissimmee            FL        512        152       100.0%          --      $ 4,542          --
Southernaire.................  Mt. Dora             FL(a)     108        108        94.4%          --      $ 3,420          --
Southern Palms...............  Eustis               FL        950        406       100.0%          --      $ 2,755          --
Tropical Palms...............  Kissimmee            FL(a)     541          0          --           --           --          --

  GULF COAST (TAMPA/NAPLES):
Barrington Hills.............  Hudson               FL(a)     392        264       100.0%          --      $ 2,138          --
Bay Indies...................  Venice               FL      1,309      1,309        96.7%        96.3%     $ 5,232      $4,656
Bay Lake Estates.............  Nokomis              FL        228        228        96.1%        94.7%     $ 5,244      $5,124
Buccaneer....................  N. Ft. Myers         FL        971        971        96.9%        98.1%     $ 4,584      $4,416
Country Place................  New Port Richey      FL        515        515        99.8%        99.6%     $ 3,408      $3,336
Crystal Isles................  Crystal River        FL(a)     260         13       100.0%          --      $ 2,072          --
Down Yonder..................  Largo                FL        362        362        97.0%        98.6%     $ 5,088      $4,836
East Bay Oaks................  Largo                FL        328        328        95.7%        94.2%     $ 4,884      $4,740
Eldorado Village.............  Largo                FL        227        227        95.6%        91.6%     $ 4,908      $4,824
Fort Myers Beach Resort......  Fort Myers           FL(a)     306        103       100.0%          --      $ 4,344          --
Glen Ellen...................  Clearwater           FL        106        106        86.8%        85.8%     $ 4,320      $3,936
Gulf Air Resort..............  Fort Myers           FL(a)     246        163       100.0%          --      $ 3,819          --
Gulf View....................  Punta Gorda          FL(a)     206         36       100.0%          --      $ 3,500          --
Hacienda Village.............  New Port Richey      FL        505        505        96.8%        96.6%     $ 4,080      $3,840
Harbor Lakes.................  Port Charlotte       FL(a)     528        252       100.0%          --      $ 3,395          --
Harbor View..................  New Port Richey      FL        471        471        99.6%        98.9%     $ 2,736      $2,676
Hillcrest....................  Clearwater           FL        279        279        79.6%        79.6%     $ 4,596      $4,296
Holiday Ranch................  Largo                FL        150        150        88.0%        88.7%     $ 4,536      $4,440
Lake Fairways................  N. Ft. Myers         FL        896        896        99.8%        99.6%     $ 4,872      $4,668
Lake Haven...................  Dunedin              FL        379        379        81.5%        83.6%     $ 5,304      $4,968
Lakes at Countrywood.........  Plant City           FL        424        424        91.7%        93.4%     $ 3,264      $3,156
Manatee......................  Bradenton            FL(a)     415        230       100.0%          --      $ 3,332          --
Meadows at Countrywood.......  Plant City           FL        799        799        91.5%(b)     98.4%(b)  $ 3,768      $3,660
Oaks at Countrywood..........  Plant City           FL        168        168        70.2%        72.0%     $ 3,324      $3,300
Pasco........................  Lutz                 FL(a)     255        157       100.0%          --      $ 2,992          --

                                                           TOTAL       TOTAL      ANNUAL       ANNUAL
                                                           NUMBER    NUMBER OF     SITE         SITE        ANNUAL      ANNUAL
                                                          OF SITES    ANNUAL     OCCUPANCY    OCCUPANCY      RENT        RENT
                                       LOCATION            AS OF       SITES       AS OF        AS OF       AS OF        AS OF
PROPERTY                             CITY, STATE          12/31/04   12/31/04    12/31/04    12/31/03(D)   12/31/04   12/31/03(D)
--------                       ------------------------   --------   ---------   ---------   -----------   --------   -----------
Pine Lakes...................  N. Ft. Myers         FL        584        584       100.0%       100.0%     $ 5,820      $5,580
Pioneer Village..............  N. Ft. Myers         FL(a)     733        398       100.0%          --      $ 3,175          --
Royal Coachman...............  Nokomis              FL(a)     546        389       100.0%          --      $ 4,677          --
Silk Oak.....................  Clearwater           FL        180        180        85.0%        87.2%     $ 4,596      $4,404
Silver Dollar................  Odessa               FL(a)     385        366       100.0%          --      $ 3,496          --
Terra Ceia...................  Palmetto             FL(a)     203        145       100.0%          --      $ 2,533          --
The Heritage.................  N. Ft. Myers         FL        455        455        95.4%        91.2%     $ 4,224      $4,008
Toby's.......................  Arcadia              FL        379        289       100.0%          --      $ 1,831          --
Topics.......................  Spring Hill          FL(a)     230        159       100.0%          --      $ 2,259          --
Vacation Village.............  Largo                FL(a)     293        192       100.0%          --      $ 3,461          --
Windmill Manor...............  Bradenton            FL        292        292        94.2%        93.8%     $ 4,716      $4,584
Windmill Village.............  N. Ft. Myers         FL        491        491        93.3%        95.5%     $ 4,056      $3,948
Winds of St. Armands No......  Sarasota             FL        471        471        95.5%        95.8%     $ 4,788      $4,476
Winds of St. Armands So......  Sarasota             FL        306        306        99.7%        99.7%     $ 4,728      $4,632
Sixth Avenue.................  Zephyrhills          FL(a)     134        134        93.3%          --      $ 2,436          --
Shangri La...................  Largo                FL(a)     160        160        93.1%          --      $ 4,428          --
                                                           ------     ------       -----        -----      -------      ------
    TOTAL FLORIDA MARKET.....                              31,601     25,924        93.7%        93.2%     $ 4,297      $4,343
                                                           ------     ------       -----        -----      -------      ------

                                                           CALIFORNIA

  NORTHERN CALIFORNIA:
California Hawaiian..........  San Jose             CA        418        418        97.4%        98.1%     $ 8,628      $8,376
Colony Park..................  Ceres                CA        186        186        94.1%        93.0%     $ 5,112      $4,632
Concord Cascade..............  Pacheco              CA        283        283        98.2%        99.3%     $ 6,924      $6,792
Contempo Marin...............  San Rafael           CA        396        396        98.5%        98.7%     $ 7,884      $7,812
Coralwood....................  Modesto              CA        194        194        99.5%        99.0%     $ 6,180      $5,484
Four Seasons.................  Fresno               CA        242        242        84.7%        76.9%     $ 3,492      $3,324
Laguna Lake..................  San Luis Obispo      CA        290        290        98.6%        99.7%     $ 4,848      $4,536
Monte del Lago...............  Castroville          CA        310        310        98.4%        97.7%     $ 7,608      $7,008
Quail Meadows................  Riverbank            CA        146        146        98.6%       100.0%     $ 5,688      $4,968
Royal Oaks...................  Visalia              CA        149        149        82.6%        81.9%     $ 3,816      $3,588
DeAnza Santa Cruz............  Santa Cruz           CA        198        198        96.5%        98.5%     $ 8,124      $6,864
Sea Oaks.....................  Los Osos             CA        125        125        97.6%        96.8%     $ 5,364      $5,076
Sunshadow....................  San Jose             CA        121        121        97.5%       100.0%     $ 8,268      $7,944
Tahoe Valley.................  Lake Tahoe           CA(a)     413          0          --           --           --          --
Westwinds (4 Properties).....  San Jose             CA        723        723        96.1%        98.5%     $ 9,420      $9,024
Village of the Four
  Seasons....................  San Jose             CA(a)     271        271        98.5%          --      $ 8,148          --

  SOUTHERN CALIFORNIA:
Date Palm Country Club.......  Cathedral City       CA        538        538        96.5%        94.2%     $ 8,916      $8,640
Date Palm RV.................  Cathedral City       CA        140          0          --           --           --          --
Lamplighter..................  Spring Valley        CA        270        270        99.3%        98.5%     $10,824      $8,556
Meadowbrook..................  Santee               CA        338        338        98.2%        97.6%     $ 8,412      $7,632
Pacific Dunes Ranch..........  Oceana               CA(a)     215          3          --           --           --          --
Rancho Mesa..................  El Cajon             CA        158        158        95.6%        99.4%     $ 8,424      $7,428
Rancho Valley................  El Cajon             CA        140        140       100.0%       100.0%     $10,092      $8,496
Royal Holiday................  Hemet                CA        179        179        60.3%        64.2%     $ 3,876      $3,672
Santiago Estates.............  Sylmar               CA        300        300        99.0%        98.7%     $ 8,580      $8,136

                                                           TOTAL       TOTAL      ANNUAL       ANNUAL
                                                           NUMBER    NUMBER OF     SITE         SITE        ANNUAL      ANNUAL
                                                          OF SITES    ANNUAL     OCCUPANCY    OCCUPANCY      RENT        RENT
                                       LOCATION            AS OF       SITES       AS OF        AS OF       AS OF        AS OF
PROPERTY                             CITY, STATE          12/31/04   12/31/04    12/31/04    12/31/03(D)   12/31/04   12/31/03(D)
--------                       ------------------------   --------   ---------   ---------   -----------   --------   -----------
Las Palmas...................  Rialto               CA(a)     136        136       100.0%          --      $ 4,440          --
Parque La Quinta.............  Rialto               CA(a)     166        166        99.4%          --      $ 4,452          --
                                                           ------     ------       -----        -----      -------      ------
    TOTAL CALIFORNIA
      MARKET.................                               7,045      6,280        95.8%        95.6%     $ 7,494      $7,096
                                                           ------     ------       -----        -----      -------      ------

                                                             ARIZONA
Apollo Village...............  Phoenix              AZ        236        236        78.8%        80.9%     $ 5,100      $4,992
Araby........................  Yuma                 AZ        337        274       100.0%          --      $ 2,446          --
The Highlands................  Mesa                 AZ        273        273        89.4%        85.3%     $ 6,240      $5,976
Cactus Gardens...............  Yuma                 AZ(a)     430        269       100.0%          --      $ 1,767          --
Carefree Manor...............  Phoenix              AZ        128        128        72.7%        76.6%     $ 4,332      $4,260
Casa del Sol #1..............  Peoria               AZ        245        245        78.4%        77.6%     $ 5,904      $5,748
Casa del Sol #2..............  Glendale             AZ        239        239        74.5%        77.4%     $ 6,204      $6,024
Casa del Sol #3..............  Glendale             AZ        236        236        80.9%        85.6%     $ 6,336      $6,000
Central Park.................  Phoenix              AZ        293        293        84.6%        88.1%     $ 5,124      $5,112
Countryside..................  Apache               AZ        560        260       100.0%          --      $ 2,706          --
Desert Paradise..............  Yuma                 AZ(a)     260         85       100.0%          --      $ 1,789          --
Desert Skies.................  Phoenix              AZ        164        164        93.3%        91.5%     $ 4,464      $4,236
Fairview Manor...............  Tucson               AZ(c)     235        235        80.0%        82.6%     $ 4,288      $4,296
Foothill.....................  Yuma                 AZ        180         72       100.0%          --      $ 1,956          --
Golden Sun...................  Apache Junction      AZ        329        190       100.0%          --      $ 2,758          --
Hacienda de Valencia.........  Mesa                 AZ        364        364        75.3%        74.7%     $ 5,040      $4,944
Monte Vista..................  Mesa                 AZ(a)     832        752       100.0%          --      $ 5,144          --
Palm Shadows.................  Glendale             AZ        294        294        78.6%        80.6%     $ 4,860      $4,716
Paradise.....................  Sun City             AZ(a)     950        815       100.0%          --      $ 3,377          --
Sedona Shadows...............  Sedona               AZ        197        197        97.5%        93.4%     $ 5,148      $4,692
Suni Sands...................  Yuma                 AZ(a)     336        176       100.0%          --      $ 2,097          --
Sunrise Heights..............  Phoenix              AZ        199        199        73.4%        79.9%     $ 5,064      $4,908
The Mark.....................  Mesa                 AZ        410        410        55.1%        61.0%     $ 4,992      $4,920
The Meadows..................  Tempe                AZ(a)     391        391        75.4%        74.4%     $ 5,820      $5,568
Viewpoint....................  Mesa                 AZ      1,928      1,470       100.0%          --      $ 4,068          --
Whispering Palms.............  Phoenix              AZ        116        116        91.4%        90.5%     $ 3,792      $3,792
                                                           ------     ------       -----        -----      -------      ------
    TOTAL ARIZONA MARKET.....                              10,162      8,383        89.5%        79.6%     $ 4,390      $5,110
                                                           ------     ------       -----        -----      -------      ------

                                                            COLORADO
Bear Creek...................  Sheridan             CO        122        122        95.1%        95.1%     $ 5,892      $5,652
Cimarron.....................  Broomfield           CO        327        327        91.7%        93.9%     $ 5,796      $5,568
Golden Terrace...............  Golden               CO        265        265        88.7%        91.7%     $ 6,360      $6,144
Golden Terrace South.........  Golden               CO         80         80        80.0%        85.0%     $ 6,144      $6,036
Golden Terrace South RV......  Golden               CO(a)      80          0          --           --           --          --
Golden Terrace West..........  Golden               CO        316        316        88.3%        93.4%     $ 6,204      $6,120
Hillcrest Village............  Aurora               CO        601        601        79.9%        88.6%     $ 6,096      $5,880
Holiday Hills................  Denver               CO        735        735        87.8%        92.3%     $ 5,880      $5,808
Holiday Village..............  Co. Springs          CO        240        240        86.3%        90.4%     $ 6,108      $5,928
Pueblo Grande................  Pueblo               CO        251        251        93.6%        94.4%     $ 3,840      $3,732
Woodland Hills...............  Denver               CO        434        434        82.7%        88.0%     $ 5,496      $5,472
                                                           ------     ------       -----        -----      -------      ------
    TOTAL COLORADO MARKET....                               3,451      3,371        86.6%        87.7%     $ 5,800      $5,664
                                                           ------     ------       -----        -----      -------      ------

                                                           TOTAL       TOTAL      ANNUAL       ANNUAL
                                                           NUMBER    NUMBER OF     SITE         SITE        ANNUAL      ANNUAL
                                                          OF SITES    ANNUAL     OCCUPANCY    OCCUPANCY      RENT        RENT
                                       LOCATION            AS OF       SITES       AS OF        AS OF       AS OF        AS OF
PROPERTY                             CITY, STATE          12/31/04   12/31/04    12/31/04    12/31/03(D)   12/31/04   12/31/03(D)
--------                       ------------------------   --------   ---------   ---------   -----------   --------   -----------
                                                            NORTHEAST
Aspen Meadows................  Rehoboth             DE        200        200        99.0%        99.5%     $ 4,284      $3,456
Camelot Meadows..............  Rehoboth             DE        302        302        98.3%        99.0%     $ 3,948      $3,480
Mariners Cove................  Millsboro            DE        376        376        93.1%        91.2%     $ 5,844      $5,088
McNicol......................  Rehoboth             DE         93         93       100.0%        98.9%     $ 3,816      $3,516
Sweetbriar...................  Rehoboth             DE        146        146        96.6%        94.5%     $ 3,924      $2,952
Waterford....................  Bear                 DE        731        731        94.5%        95.3%     $ 5,196      $5,076
Whispering Pines.............  Lewes                DE        392        392        87.8%        87.2%     $ 3,816      $3,780
Goose Creek..................  Newport              NC(a)     598        553       100.0%          --      $ 2,802          --
Twin Lakes...................  Chocowinity          NC(a)     400        315       100.0%          --      $ 1,967          --
Waterway.....................  Cedar Point          NC(a)     336        327       100.0%          --      $ 2,656          --
Greenwood Village............  Manorville           NY        512        512       100.0%        99.2%     $ 5,460      $5,136
Green Acres..................  Breinigsville        PA        595        595        93.8%        93.8%     $ 5,616      $5,424
Spring Gulch.................  New Holland          PA(a)     420         60       100.0%          --      $ 3,543          --
Meadows of Chantilly.........  Chantilly            VA        500        500        88.8%        88.8%     $ 7,836      $7,248
                                                           ------     ------       -----        -----      -------      ------
    TOTAL NORTHEAST MARKET...                               5,601      5,102        95.7%        94.1%     $ 4,660      $4,961
                                                           ------     ------       -----        -----      -------      ------

                                                             MIDWEST
Five Seasons.................  Cedar Rapids         IA        390        390        73.1%        73.1%     $ 3,408      $3,312
Holiday Village..............  Sioux City           IA        519        519        57.6%        65.7%     $ 3,108      $2,904
Golf Vista Estates...........  Monee                IL        408        408        97.5%        95.9%     $ 5,748      $5,292
O'Connell's..................  Amboy                IL(a)     668        336       100.0%          --      $ 2,099          --
Willow Lake Estates..........  Elgin                IL        617        617        83.3%        90.1%     $ 8,604      $8,328
Forest Oaks..................  Chesterton           IN        227        227        63.9%        71.8%     $ 4,428      $3,960
Lakeside.....................  New Carlisle         IN(a)      95         65       100.0%          --      $ 2,413          --
Oak Tree Village.............  Portage              IN        361        361        80.9%        86.7%     $ 4,296      $4,104
Windsong.....................  Indianapolis         IN        268        268        51.5%        57.8%     $ 3,972      $3,840
Creekside....................  Wyoming              MI        165        165        81.2%        87.3%     $ 4,957      $4,884
Caledonia....................  Caledonia            WI(a)     247          0          --           --           --          --
Fremont......................  Fremont              WI(a)     325          0          --           --           --          --
Yukon Trails.................  Lyndon Station       WI(a)     214          0          --           --           --          --
                                                           ------     ------       -----        -----      -------      ------
    TOTAL MIDWEST MARKET.....                               4,504      3,356        77.6%        79.5%     $ 4,730      $4,843
                                                           ------     ------       -----        -----      -------      ------

                                                    NEVADA, UTAH, NEW MEXICO
Del Rey......................  Albuquerque          NM        407        407        59.2%        67.1%     $ 4,524      $4,488
Bonanza......................  Las Vegas            NV        353        353        63.7%        68.0%     $ 6,108      $5,808
Boulder Cascade..............  Las Vegas            NV        299        299        76.9%        76.9%     $ 5,556      $5,352
Cabana.......................  Las Vegas            NV        263        263        95.4%        93.5%     $ 5,520      $5,364
Flamingo West................  Las Vegas            NV        258        258        99.6%        94.6%     $ 6,132      $5,532
Villa Borega.................  Las Vegas            NV        293        293        83.3%        82.9%     $ 5,688      $5,448
All Seasons..................  Salt Lake City       UT        121        121        89.3%        93.4%     $ 4,620      $4,440
Westwood Village.............  Farr West            UT        314        314        93.6%        95.2%     $ 3,576      $3,360
                                                           ------     ------       -----        -----      -------      ------
    TOTAL NEVADA, UTAH, NEW
      MEXICO MARKET..........                               2,308      2,308        80.1%        81.8%     $ 5,217      $4,984
                                                           ------     ------       -----        -----      -------      ------
                                                            NORTHWEST
Casa Village.................  Billings             MT        490        490        85.5%        85.9%     $ 3,648      $3,648
Falcon Wood Village..........  Eugene               OR        183        183        88.5%        90.7%     $ 4,968      $4,836

                                                           TOTAL       TOTAL      ANNUAL       ANNUAL
                                                           NUMBER    NUMBER OF     SITE         SITE        ANNUAL      ANNUAL
                                                          OF SITES    ANNUAL     OCCUPANCY    OCCUPANCY      RENT        RENT
                                       LOCATION            AS OF       SITES       AS OF        AS OF       AS OF        AS OF
PROPERTY                             CITY, STATE          12/31/04   12/31/04    12/31/04    12/31/03(D)   12/31/04   12/31/03(D)
--------                       ------------------------   --------   ---------   ---------   -----------   --------   -----------
Mt. Hood.....................  Welches              OR        436         52       100.0%          --      $ 3,858          --
Quail Hollow.................  Fairview             OR        137        137        92.7%        92.7%     $ 6,300      $6,084
Shadowbrook..................  Clackamas            OR        156        156        95.5%        94.2%     $ 6,324      $6,156
Kloshe Illahee...............  Federal Way          WA        258        258        96.1%        97.7%     $ 7,548      $7,188
                                                           ------     ------       -----        -----      -------      ------
    TOTAL NORTHWEST MARKET...                               1,660      1,276        90.7%        90.9%     $ 5,246      $5,164
                                                           ------     ------       -----        -----      -------      ------
                                                              TEXAS
Country Sunshine.............  Weslaco              TX(a)     390        211       100.0%          --      $ 2,223          --
Fun n Sun RV Park............  San Benito           TX      1,435        606       100.0%          --      $ 2,507          --
Lakewood.....................  Harlingen            TX(a)     301        112       100.0%          --      $ 1,622          --
Paradise Park RV Resort......  Harlingen            TX(a)     563        331       100.0%          --      $ 2,422          --
Paradise South...............  Mercedes             TX(a)     493        174       100.0%          --      $ 1,732          --
Southern Comfort.............  Weslaco              TX(a)     403        340       100.0%          --      $ 2,251          --
Sunshine RV..................  Harlingen            TX(a)   1,027        418       100.0%          --      $ 3,009          --
Tropic Winds.................  Harlingen            TX        531         33       100.0%          --      $ 2,921          --
                                                           ------     ------       -----        -----      -------      ------
    TOTAL TEXAS MARKET.......                               5,143      2,225       100.0%          --      $ 2,424          --
                                                           ------     ------       -----        -----      -------      ------
GRAND TOTAL ALL MARKETS......                              71,475     58,225        91.8%        90.5%     $ 4,784      $5,027
                                                           ======     ======       =====        =====      =======      ======

---------------

(a)  Represents Properties acquired in 2004.

(b) The process of filling Expansion Sites at these Properties is ongoing. A decrease in occupancy may reflect development of additional Expansion Sites.

(c)  Decrease due to unbundling of utilities

(d)  Annual rent for 2003 Resort Cottage and RV sites excluded.

ITEM 3.  LEGAL PROCEEDINGS

DEANZA SANTA CRUZ

     The customers of DeAnza Santa Cruz Mobile Estates, a Property located in Santa Cruz, California, brought several actions opposing fees and charges in connection with water service at the Property. As a result of one action, the Company rebated approximately $36,000 to the customers. The DeAnza Santa Cruz Homeowners Association ("HOA") then proceeded to a jury trial alleging these "overcharges" entitled them to an award of punitive damages. In January 1999, a jury awarded the HOA $6.0 million in punitive damages. On December 21, 2001 the California Court of Appeal for the Sixth District reversed the $6.0 million punitive damage award, the related award of attorneys' fees, and, as a result, all post-judgment interest thereon, on the basis that punitive damages are not available as a remedy for a statutory violation of the California Mobilehome Residency Law ("MRL"). The decision of the appellate court left the HOA, the plaintiff in this matter, with the right to seek a new trial in which it must prove its entitlement to either the statutory penalty and attorneys' fees available under the MRL or punitive damages based on causes of action for fraud, misrepresentation or other tort. In order to resolve this matter, the Company accrued for and agreed to pay $201,000 to the HOA. This payment resolved the punitive damages claim. The HOA's attorney made a motion asking for an award of attorneys' fees and costs in the amount of approximately $1.5 million as a result of this resolution of the litigation. On April 2, 2003 the court awarded attorney's fees to the HOA's attorney in the amount of $593,000 and court costs of approximately $20,000. The Company appealed this award. On July 13, 2004, the California Court of Appeal affirmed the award of attorney's fees in favor of the HOA's attorney.

OTHER CALIFORNIA RENT CONTROL LITIGATION

     As part of the Company's effort to realize the value of its Properties subject to rent control, the Company has initiated lawsuits against several municipalities in California. The Company's goal is to achieve a level of regulatory fairness in California's rent control jurisdictions, and in particular those jurisdictions that prohibit increasing rents to market upon turnover. This regulatory feature, called vacancy control, allows tenants to sell their homes for a premium representing the value of the future discounted rent-controlled rents. In the Company's view, such regulation results in a transfer of the value of the Company's stockholders' land, which would otherwise be reflected in market rents, to tenants upon the sales of their homes in the form of an inflated purchase price that cannot be attributed to the value of the home being sold. As a result, in the Company's view, the Company loses the value of its asset and the selling tenant leaves the Property with a windfall premium. The Company has discovered through the litigation process that certain municipalities considered condemning the Company's Properties at values well below the value of the underlying land. In the Company's view, a failure to articulate market rents for sites governed by restrictive rent control would put the Company at risk for condemnation or eminent domain proceedings based on artificially reduced rents. Such a physical taking, should it occur, could represent substantial lost value to stockholders. The Company is cognizant of the need for affordable housing in the jurisdictions, but asserts that restrictive rent regulation with vacancy control does not promote this purpose because the benefits of such regulation are fully capitalized into the prices of the homes sold. The Company estimates that the annual rent subsidy to tenants in these jurisdictions is approximately $15 million. In a more well balanced regulatory environment, the Company would receive market rents that would eliminate the subsidy and homes would trade at or near their intrinsic value.

     In connection with such efforts, the Company announced it has entered into a settlement agreement with the City of Santa Cruz, California and that, pursuant to the settlement agreement, the City amended its rent control ordinance to exempt the Company's Property from rent control as long as the Company offers a long term lease which gives the Company the ability to increase rents to market upon turnover and bases annual rent increases on the CPI. The settlement agreement benefits the Company's stockholders by allowing them to receive the value of their investment in this Property through vacancy decontrol while preserving annual CPI based rent increases in this age restricted Property.

     The Company has filed two lawsuits in Federal court against the City of San Rafael, challenging its rent control ordinance on constitutional grounds. The Company believes that one of those lawsuits was settled by the City agreeing to amend the ordinance to permit adjustments to market rent upon turnover. The City subsequently rejected the settlement agreement. The Court initially found the settlement agreement was binding on the City, but then reconsidered and determined to submit the claim of breach of the settlement agreement to a jury. In October 2002, the first case against the City went to trial, based on both breach of the settlement agreement and the constitutional claims. A jury found no breach of the settlement agreement; the Company then filed motions asking the Court to rule in its favor on that claim, notwithstanding the jury verdict. The Court has postponed decision on those motions and on the constitutional claims, pending a ruling on some property rights issues by the United States Supreme Court. In the event that the Court does not rule in favor of the Company on either the settlement agreement or the constitutional claims, then the Company has pending claims seeking a declaration that it can close the Property and convert it to another use.

     The Company's efforts to achieve a balanced regulatory environment incentivize tenant groups to file lawsuits against the Company seeking large damage awards. The homeowners association at Contempo Marin ("CMHOA"), a 396 site Property in San Rafael, California, sued the Company in December 2000 over a prior settlement agreement on a capital expenditure pass-through after the Company sued the City of San Rafael in October 2000 alleging its rent control ordinance is unconstitutional. In the Contempo Marin case, the CMHOA prevailed on a motion for summary judgment on an issue that permits the Company to collect only $3.72 out of a monthly pass-through amount of $7.50 that the Company believes had been agreed to by the CMHOA in a settlement agreement. On May 23, 2004, the California Court of Appeal affirmed the trial court's order dismissing the Company's claims against the City of San Rafael. The trial court has set a trial date in the second quarter of 2005 on the CMHOA's remaining claims for damages. The Company intends to vigorously defend this matter. The Company believes that such lawsuits will be a consequence of the Company's efforts to change rent control since tenant groups actively desire to preserve the premium value of their homes in addition to the discounted rents provided by rent control. The Company has determined that its efforts to rebalance the regulatory environment despite the risk of litigation from tenant groups are necessary not only because of the $15 million annual subsidy to tenants, but also because of the condemnation risk.

     Similarly, in June 2003, the Company won a judgment against the City of Santee in California Superior Court (case no. 777094). The effect of the judgment was to invalidate, on state law grounds, two (2) rent control ordinances the City of Santee had enforced against the Company and other property owners. However, the Court allowed the City to continue to enforce a rent control ordinance that predated the two invalid ordinances (the "prior ordinance"). As a result of the judgment the Company was entitled to collect a one-time rent increase based upon the difference in annual adjustments between the invalid ordinance(s) and the prior ordinances and to adjust its base rents to reflect what the Company could have charged had the prior ordinance been continually in effect. The City of Santee appealed the judgment. The court of appeal and California Supreme Court refused to stay enforcement of these rent adjustments pending appeal. After the City was unable to obtain a stay, the City and the tenant association each sued the Company in separate actions alleging the rent adjustments pursuant to the judgment violate the prior ordinance (Case Nos. GIE 020887 and GIE 020524). They seek to rescind the rent adjustments, refunds of amounts paid, and penalties and damages in these separate actions. On January 25, 2005, the California Court of Appeal reversed the judgment in part and affirmed it in part with a remand. The Court of Appeal affirmed that one ordinance was unlawfully adopted and therefore void and that the second ordinance contained unconstitutional provisions. However, the Court ruled the City had the authority to cure the issues with the first ordinance retroactively. On remand the trial court is directed to decide the issue of damages to the Company which the Company believes is consistent with the Company receiving the economic benefit of invalidating one of the ordinances and also consistent with the Company's position that it is entitled to market rent and not merely a higher amount of regulated rent. The Company will petition the Supreme Court of California for review of certain aspects of this decision. The Company intends to vigorously defend the two new lawsuits. In addition, the Company has sued the City of Santee in Federal court alleging all three of the ordinances are unconstitutional under the Fifth Amendment to the United States Constitution because they fail to substantially advance a legitimate state interest. Thus, it is the Company's position that the ordinances are subject to invalidation as a matter of law in the Federal court action. Separately, the Federal District Court granted the City's Motion for Summary Judgment in the Company's Federal Court lawsuit. This decision was based not on the merits, but on procedural grounds, including that the Company's claims were moot given its success in the state court case. The Company intends to appeal this ruling and believes the outcome will be affected by the cases currently before the Ninth Circuit and United States Supreme Court.

     Moreover, in July 2004, the Ninth Circuit Court of Appeal decided the case of Cashman vs. City of Cotati, a Property owner's challenge to the City's rent control ordinance, and stated that a rent control ordinance that does not on its face provide for a mechanism to prevent the capture of a premium is unconstitutional, as a matter of law, absent sufficient externalities rendering a premium unavailable. This reasoning supports the legal position the Company has put forth in its opposition to rent control in general and vacancy control in particular. The City of Cotati has petitioned the Ninth Circuit for rehearing and that petition is pending. In addition, in October 2004, the United States Supreme Court granted certiorari in State of Hawaii vs. Chevron USA, Inc., a Ninth Circuit Court of Appeal case that upholds the standard that a regulation must substantially advance a legitimate state purpose in order to be constitutionally viable. The case was argued before the United States Supreme Court on February 22, 2005. The ultimate outcome of these cases will guide the Company's continued efforts to realize the value of its Properties which are subject to rent control and the Company's efforts to achieve a level of regulatory fairness in rent control jurisdictions.

OTHER

     The Company is involved in various other legal proceedings arising in the ordinary course of business. Additionally, in the ordinary course of business, the Company's operations are subject to audit by various taxing authorities. Management believes that all proceedings herein described or referred to, taken together, are not expected to have a material adverse impact on the Company. In addition, to the extent any such proceedings or audits relate to newly acquired Properties, the Company considers any potential indemnification obligations of sellers in favor of the Company.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

     We did not submit any matter to a vote of security holders during the three months ended December 31, 2004.

                                    PART II

ITEM 5. MARKET FOR REGISTRANT'S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES.

     The following table sets forth, for the period indicated, the high and low sale prices for the Company's common stock as reported by The New York Stock Exchange under the trading symbol ELS.

                                                                    DISTRIBUTIONS   RETURN OF CAPITAL
                                         CLOSE     HIGH     LOW       DECLARED        GAAP BASIS(A)
                                         ------   ------   ------   -------------   -----------------
2004
1st Quarter............................  $35.30   $37.90   $28.94      $0.0125            $0.00
2nd Quarter............................   33.19    35.35    28.49       0.0125             0.00
3rd Quarter............................   33.24    34.34    31.10       0.0125             0.05
4th Quarter............................   35.75    36.52    32.88       0.0125             0.01

2003
1st Quarter............................  $29.60   $30.86   $27.40      $0.4950            $0.17
2nd Quarter............................   35.11    35.80    29.56       0.4950             0.00
3rd Quarter............................   39.18    39.80    35.11       0.4950             0.29
4th Quarter............................   37.65    41.92    36.70       8.0000(b)          8.03

---------------

(a) Represents distributions per share in excess of net income per share-basic on generally accepted accounting principles in the United States ("GAAP") basis and is not the same as return of capital on a tax basis.

(b) On December 12, 2003, we declared a one-time special distribution of $8.00 per share payable to stockholders of record on January 8, 2004. We used proceeds from the $501 million borrowing in October 2003 to pay the special distribution on January 16, 2004. The special cash dividend was reflected on stockholders' 2004 1099-DIV issued in January 2005.

The number of beneficial holders of the Company's common stock at December 31, 2004 was approximately 5,455.

ISSUER PURCHASES OF EQUITY SECURITIES

None.

ITEM 6.  SELECTED FINANCIAL DATA

     The following table sets forth selected financial and operating information on a historical basis. The historical operating data for the four years ended December 31, 2003 have been derived from the historical financial statements of the Company; however, they have been restated to reflect adjustments that are further explained in Note 2 of the Notes to Consolidated Financial Statements contained in this Form 10-K. The following information should be read in conjunction with all of the financial statements and notes thereto included elsewhere in this Form 10-K.

                       EQUITY LIFESTYLE PROPERTIES, INC.

                 CONSOLIDATED HISTORICAL FINANCIAL INFORMATION

                                                              (1)YEARS ENDED DECEMBER 31,
                                             --------------------------------------------------------------
                                                2004         2003         2002         2001
                                                          (RESTATED)   (RESTATED)   (RESTATED)      2000
                                             ----------   ----------   ----------   ----------   ----------
                                             (AMOUNTS IN THOUSANDS, EXCEPT FOR PER SHARE AND PROPERTY DATA)
PROPERTY OPERATIONS:
  Community base rental income.............  $  210,790   $  196,919   $  194,640   $  190,982   $  185,023
  Resort base rental income................      54,845       11,780        9,146        5,748        7,414
  Utility and other income.................      24,893       20,150       19,684       20,381       19,357
                                             ----------   ----------   ----------   ----------   ----------
      Property operating revenues..........     290,528      228,849      223,470      217,111      211,794
  Property operating and maintenance.......      94,955       64,996       62,843       60,807       57,973
  Real estate taxes........................      23,679       18,917       17,827       16,882       16,407
  Property management......................      12,852        9,373        9,292        8,984        8,690
                                             ----------   ----------   ----------   ----------   ----------
      Property operating expenses
         (exclusive of depreciation shown
         separately below).................     131,486       93,286       89,962       86,673       83,070
                                             ----------   ----------   ----------   ----------   ----------
         Income from property operations...     159,042      135,563      133,508      130,438      128,724
HOME SALES OPERATIONS:
  Gross revenues from inventory home
    sales..................................      47,636       36,606       33,537           --           --
  Cost of inventory home sales.............     (41,833)     (31,767)     (27,183)          --           --
                                             ----------   ----------   ----------   ----------   ----------
         Gross profit from inventory home
           sales...........................       5,803        4,839        6,354           --           --
  Brokered resale revenues, net............       2,186        1,724        1,592           --           --
  Home selling expenses....................      (8,708)      (7,360)      (7,664)          --           --
  Ancillary services revenues, net.........       2,782          216          522           --           --
                                             ----------   ----------   ----------   ----------   ----------
      Income (loss) from home sales
         operations & other................       2,063         (581)         804           --           --
OTHER INCOME (EXPENSES):
  Interest income..........................       1,391        1,695          967          639        1,009
  Equity in income of affiliates...........          --           --           --        1,811        2,408
  Income from other investments(2).........       3,475          956          316          383          150
  General and administrative...............      (9,243)      (8,060)      (8,192)      (6,687)      (6,423)
  Rent control initiatives.................      (2,412)      (2,352)      (5,698)      (2,358)          --
  Interest and related amortization(3).....     (91,922)     (58,402)     (50,729)     (51,305)     (53,280)
  Depreciation on corporate assets.........      (1,657)      (1,240)      (1,277)      (1,243)      (1,139)
  Depreciation on real estate assets and
    other costs............................     (48,862)     (37,265)     (34,826)     (33,540)     (33,201)
                                             ----------   ----------   ----------   ----------   ----------
         Total other income (expenses).....    (149,230)    (104,668)     (99,439)     (92,300)     (90,476)

                                                              (1)YEARS ENDED DECEMBER 31,
                                             --------------------------------------------------------------
                                                2004         2003         2002         2001
                                                          (RESTATED)   (RESTATED)   (RESTATED)      2000
                                             ----------   ----------   ----------   ----------   ----------
                                             (AMOUNTS IN THOUSANDS, EXCEPT FOR PER SHARE AND PROPERTY DATA)
         Income before minority interests,
           equity in income of
           unconsolidated joint ventures,
           loss on extinguishment of debt,
           gain on sale of property and
           discontinued operations.........  $   11,875   $   30,314   $   34,873   $   38,138   $   38,248
  (Income) allocated to Common OP Units....        (936)      (3,860)      (4,708)      (7,216)      (7,968)
  (Income) allocated to Perpetual Preferred
    OP Units...............................     (11,284)     (11,252)     (11,252)     (11,252)     (11,252)
  Equity in income of unconsolidated joint
    ventures...............................       3,739          340          235          282            8
                                             ----------   ----------   ----------   ----------   ----------
    Income before loss on extinguishment of
      debt, gain on sale of properties and
      other, and discontinued operations...       3,394       15,542       19,148       19,952       19,036
                                             ----------   ----------   ----------   ----------   ----------
  Loss on the extinguishment of debt.......          --           --           --           --       (1,041)
  Gain on sale of properties and other.....         638           --           --        8,168       12,053
                                             ----------   ----------   ----------   ----------   ----------
         Income from continuing
           operations......................       4,032       15,542       19,148       28,120       30,048
                                             ----------   ----------   ----------   ----------   ----------
DISCONTINUED OPERATIONS:
  Discontinued Operations..................          26        1,043        3,287        3,203        3,090
  Depreciation on discontinued
    operations.............................         (32)        (135)        (484)        (605)        (698)
  Gain on sale of discontinued properties
    and other..............................          --       10,826       13,014           --           --
  Minority interests on discontinued
    operations.............................          --       (2,144)      (3,078)        (521)        (495)
                                             ----------   ----------   ----------   ----------   ----------
         Income (loss) from discontinued
           operations......................          (6)       9,590       12,739        2,077        1,897
                                             ----------   ----------   ----------   ----------   ----------
         NET INCOME AVAILABLE FOR COMMON
           SHARES..........................  $    4,026   $   25,132   $   31,887   $   30,197   $   31,945
                                             ==========   ==========   ==========   ==========   ==========
EARNINGS PER COMMON SHARE -- BASIC:
  Income from continuing operations........  $     0.18   $     0.71   $     0.89   $     1.34   $     1.40
  Income from discontinued operations......  $     0.00   $     0.43   $     0.59   $     0.10   $     0.09
  Net income available for Common Shares...  $     0.18   $     1.14   $     1.48   $     1.44   $     1.49
EARNINGS PER COMMON SHARE -- FULLY DILUTED:
  Income from continuing operations........  $     0.17   $     0.69   $     0.87   $     1.31   $     1.37
  Income from discontinued operations......  $     0.00   $     0.42   $     0.57   $     0.09   $     0.10
  Net income available for Common Shares...  $     0.17   $     1.11   $     1.44   $     1.40   $     1.47
  Distributions declared per Common Share
    outstanding(3).........................  $     0.05   $    9.485   $     1.90   $     1.78   $     1.66
  Weighted average Common Shares
    outstanding -- basic...................      22,849       22,077       21,617       21,036       21,469
  Weighted average Common OP Units
    outstanding............................       6,067        5,342        5,403        5,466        5,592
  Weighted average Common Shares
    outstanding -- fully diluted...........      29,465       28,002       27,632       27,010       27,408

                                                              (1)YEARS ENDED DECEMBER 31,
                                             --------------------------------------------------------------
                                                2004         2003         2002         2001
                                                          (RESTATED)   (RESTATED)   (RESTATED)      2000
                                             ----------   ----------   ----------   ----------   ----------
                                             (AMOUNTS IN THOUSANDS, EXCEPT FOR PER SHARE AND PROPERTY DATA)
BALANCE SHEET DATA:
  Real estate, before accumulated
    depreciation(4)........................  $2,035,790   $1,309,705   $1,296,007   $1,238,138   $1,218,176
  Total assets.............................   1,886,289    1,463,507    1,154,794    1,099,447    1,104,304
  Total mortgages and loans(3).............   1,653,051    1,076,183      760,233      708,857      719,684
  Minority interests.......................     134,771      124,634      166,889      170,675      171,271
  Stockholders' equity(3)..................      31,844       (2,528)     171,175      173,264      168,095
OTHER DATA:
  Funds from operations(5).................  $   54,448   $   58,479   $   62,695   $   64,599   $   63,807
  Net cash flow:
    Operating activities...................  $   46,733   $   75,163   $   80,176   $   80,708   $   68,001
    Investing activities...................  $ (366,654)  $     (598)  $  (72,973)  $  (23,067)  $   23,102
    Financing activities...................  $     (514)  $  243,905   $   (1,287)  $  (59,134)  $  (94,932)
  Total Properties (at end of period)......         275          142          142          149          154
  Total sites (at end of period)...........     101,231       52,349       51,582       50,663       51,304

---------------

(1) See the Consolidated Financial Statements of the Company included elsewhere herein. Certain 2003, 2002, 2001, and 2000 amounts have been reclassified to conform to the 2004 financial presentation. Such reclassifications have no effect on the operations or equity as originally presented.

     Net Income for the years ended December 31, 2003, 2002 and 2001 have been restated (see Note 2 of the Notes to Consolidated Financial Statements contained in this Form 10-K) to reflect a change in the Company's accounting policy with regards to its rent control initiatives. The Company received a comment letter from the SEC with regard to prior filings. These issues were outlined in our press release dated March 4, 2005. The issues have been resolved and resulted in this restatement.

(2) On November 10, 2004, we acquired KTTI Holding Company, Inc., owner of 57 Properties and approximately 3,000 acres of vacant land, for $160 million ("Thousand Trails Transaction"). These Properties are leased to Thousand Trails, the largest operator of membership-based campgrounds in the United States. The Company has provided a long-term lease of the real estate (excluding the vacant land) to Thousand Trails, which will continue to operate the Properties for the benefit of its approximately 108,000 members nationwide. The Properties are located in 16 states (primarily in the western and southern United States) and British Columbia, and contain 17,911 sites. The lease will generate $16 million in rental income to the Company on an absolute triple net basis, subject to annual escalations of 3.25%. As of December 31, 2004, approximately $2.3 million represents income for November 10, 2004 through December 31, 2004.

(3) On October 17, 2003, we closed 49 mortgage loans collateralized by 51 Properties (the "Recap") providing total proceeds of approximately $501 million at a weighted average interest rate of 5.84% and with a weighted average maturity of approximately 9 years. Approximately $170 million of the proceeds were used to repay amounts outstanding on the Company's line of credit and term loan. Approximately $225 million was used to pay a special distribution of $8.00 per share on January 16, 2004. The remaining funds were used for investment purposes in 2004. The Recap resulted in increased interest and amortization expense and the special distribution resulted in decreased stockholder's equity.

     In connection with the $501 million borrowing and subsequent special distribution, on February 27, 2004, the Company contributed all of its assets to MHC Trust, a newly formed Maryland real estate investment trust, including the Company's entire partnership interest in the Operating Partnership. This restructuring resulted in a step-up in the Company's tax basis in its assets, generating future depreciation deductions, which in turn will reduce the Company's future distribution requirements. This provides the Company with greater financial flexibility and greater growth potential (see Note 5 of the Notes to Consolidated Financial Statements contained in this Form 10-K).

(4) We believe that the book value of the Properties, which reflects the historical costs of such real estate assets less accumulated depreciation, is less than the current market value of the Properties.

(5) Funds from Operations ("FFO") is a non-GAAP financial measure. The Company believes that FFO, as defined by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"), to be an appropriate measure of performance for an equity REIT. While FFO is a relevant and widely used measure of operating performance for equity REITs, it does not represent cash flow from operations or net income as defined by GAAP, and it should not be considered as an alternative to these indicators in evaluating liquidity or operating performance.

     FFO is defined as net income, computed in accordance with GAAP, excluding gains or losses from sales of Properties, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. The Company believes that FFO is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that by excluding the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. Investors should review FFO, along with GAAP net income and cash flow from operating activities, investing activities and financing activities, when evaluating an equity REIT's operating performance. The Company computes FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. Investors should review FFO, along with GAAP net income and cash flow from operating activities, investing activities and financing activities, when evaluating an equity REIT's operating performance. FFO does not represent cash generated from operating activities in accordance with GAAP, nor does it represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flow from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with "Selected Financial Data" and the historical Consolidated Financial Statements and Notes thereto appearing elsewhere in this Form 10-K. The following discussion may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which reflect management's current views with respect to future events and financial performance. Such forward-looking statements are subject to certain risks and uncertainties, including, but not limited to, the effects of future events on the Company's financial performance; the adverse impact of external factors such as inflation and consumer confidence; interest rates; and the risks associated with real estate ownership.

  2004 ACCOMPLISHMENTS

     - Invested in 135 Properties with approximately 50,000 sites.

     - Increased presence in Florida and Arizona markets.

     - Increased home sales volumes and profitability.

     - Changed our name from Manufactured Home Communities, Inc. to Equity Lifestyle Properties, Inc., symbolizing our focus on lifestyle-oriented customers.

     - Developed relationships with leading brand names such as Encore and Thousand Trails, creating a larger customer resource base.

  OVERVIEW AND OUTLOOK

     Occupancy in our Properties as well as our ability to increase rental rates directly affect revenues. Our revenue streams are predominantly derived from customers renting our sites on a long-term basis.

     We have approximately 58,200 annual sites with average annual revenue of approximately $4,400 per site. We have 7,200 seasonal sites, which are leased to customers generally for 3 to 6 months, for which we expect to collect rent in the range of $1,700 to $1,800. We also have 6,000 transient sites, occupied by customers who lease on a short-term basis, for which we expect to collect annual rent in the range of $2,000 to $2,100. We expect to service 60,000 customers with these sites. There is significant demand for these sites. However, we consider this revenue stream to be our most volatile. It is subject to weather conditions, gas prices, and other factors affecting the marginal RV customer's vacation and travel preferences. Finally, we have approximately 17,900 Thousand Trails sites for which we receive ground rent of $16 million annually. This rent is classified in Other Income in the Consolidated Statements of Operations. We have interests in Properties owning approximately 11,800 sites for which revenue is classified as Equity in Income from Unconsolidated Joint Ventures in the Consolidated Statements of Operations.

  PROPERTY ACQUISITIONS, JOINT VENTURES AND DISPOSITIONS

     The following chart lists the Properties or portfolios acquired, invested in, or sold since January 1, 2003:

PROPERTY                                                       TRANSACTION DATE     SITES
--------                                                      ------------------   -------
TOTAL SITES AS OF JANUARY 1, 2003...............................................    52,349
PROPERTY OR PORTFOLIO (# OF PROPERTIES IN PARENTHESES):
  Toby's....................................................  December 3, 2003         379
  Araby Acres...............................................  December 15, 2003        337
  Foothill Village..........................................  December 15, 2003        180
  O'Connell's...............................................  January 15, 2004         668
  Spring Gulch..............................................  January 30, 2004         420
  Paradise..................................................  February 3, 2004         950
  Twin Lakes................................................  February 18, 2004        400
  Lakeside..................................................  February 19, 2004         95
  Diversified Portfolio(10).................................  February 5, 2004       2,567
  NHC Portfolio(28).........................................  February 17, 2004     11,311
  Viewpoint.................................................  May 3, 2004            1,928
  Cactus Gardens............................................  May 12, 2004             430
  Monte Vista...............................................  May 13, 2004             832
  GE Portfolio(5)...........................................  May 14, 2004           1,155
  Yukon Trails..............................................  September 8, 2004        214
  Caledonia.................................................  November 4, 2004         247
  Thousand Trails (57)......................................  November 10, 2004     17,911
  Fremont...................................................  December 30, 2004        325
JOINT VENTURES:
  Lake Myers................................................  December 18, 2003        425
  Pine Haven................................................  January 21, 2004         625
  Twin Mills................................................  January 27, 2004         501
  Indian Wells..............................................  February 17, 2004        350
  Plymouth Rock.............................................  February 10, 2004        609
  Mesa Verde................................................  May 18, 2004             345
  Winter Garden.............................................  May 18, 2004             350
  Arrowhead.................................................  August 20, 2004          377
  Sun Valley................................................  September 10, 2004       265
  Appalachian...............................................  October 26, 2004         357
  Robin Hill................................................  November 5, 2004         270
  Round Top.................................................  December 22, 2004        319
MEZZANINE INVESTMENTS(11)...................................  February 3, 2004       5,054
DISPOSITIONS:
  Independence Hill.........................................  June 6, 2003            (203)
  Brook Gardens.............................................  June 6, 2003            (424)
  Pheasant Ridge............................................  June 30, 2003           (101)
  Lake Placid...............................................  May 28, 2004            (408)
  Manatee (Joint Venture)...................................  September 1, 2004       (290)
EXPANSION SITE DEVELOPMENT AND OTHER:
  Sites added (reconfigured) in 2003............................................       (35)
  Sites added (reconfigured) in 2004............................................       147
                                                                                   -------
TOTAL SITES AS OF DECEMBER 31, 2004.............................................   101,231
                                                                                   =======

  RESTATEMENT OF FINANCIAL STATEMENTS

     During 2004, the Company changed the way it accounted for costs incurred in pursuing certain rent control initiatives. As a result, the Company has restated its Consolidated Financial Statements for the years ended December 31, 2003, 2002 and 2001 to expense the costs of the initiatives in the year in which they were incurred because the previous method of accounting for the costs was determined to be incorrect. The Company had historically classified these costs, primarily legal, in other assets. To the extent the Company's efforts to effectively change the use and operations of the Properties were successful, the Company capitalized the costs to land improvements as an increase in the established value of the revised project and depreciated them over 30 years. To the extent these efforts were not successful, the costs would have been expensed.

     See Note 2 to the Consolidated Financial Statements of this report for a summary of the effects of these changes on the Company's consolidated balance sheets as of December 31, 2003, 2002 and 2001 and consolidated statements of operations for the years ended December 31, 2003, 2002 and 2001. The accompanying Management's Discussion and Analysis gives effect to these corrections. The significance of the increase in expenses due to this change is not necessarily determinable in future periods and depend on future rulings of the United States Supreme Court.

  CRITICAL ACCOUNTING POLICIES AND ESTIMATES

     Our consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), which require us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and the related disclosures. We believe that the following critical accounting policies, among others, affect our more significant judgments and estimates used in the preparation of our consolidated financial statements.

     In accordance with the Statement of Financial Accounting Standards No. 141 ("SFAS No. 141"), we allocate the purchase price of Properties we acquire to net tangible and identified intangible assets acquired based on their fair values. In making estimates of fair values for purposes of allocating purchase price, we utilize a number of sources, including independent appraisals that may be available in connection with the acquisition or financing of the respective property and other market data. We also consider information obtained about each property as a result of our due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired.

     We periodically evaluate our long-lived assets, including our investments in real estate, for impairment indicators. Our judgments regarding the existence of impairment indicators are based on factors such as operational performance, market conditions and legal factors. Future events could occur which would cause us to conclude that impairment indicators exist and an impairment loss is warranted.

     Real estate is recorded at cost less accumulated depreciation. Depreciation is computed on the straight-line basis over the estimated useful lives of the assets. We use a 30-year estimated life for buildings acquired and structural and land improvements, a ten-to-fifteen-year estimated life for building upgrades and a three-to-seven-year estimated life for furniture, fixtures and equipment. Expenditures for ordinary maintenance and repairs are expensed to operations as incurred and significant renovations and improvements that improve the asset and extend the useful life of the asset are capitalized over their estimated useful life. However, the useful lives, salvage value, and customary depreciation method used for land improvements and other significant assets may significantly and materially overstate the depreciation of the underlying assets and therefore understate the net income of the Company.

     In December 2003, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 46R, Consolidation of Variable Interest Entities ("FIN
46R") -- an interpretation of ARB 51. The objective of FIN 46R is to provide guidance on how to identify a variable interest entity ("VIE") and determine when the assets, liabilities, non-controlling interests, and results of operations of a VIE need to be included in a company's consolidated financial statements. A company that holds variable interests in an entity will need to consolidate such entity if the company absorbs a majority of the entity's expected losses or receives a majority of the entity's expected residual returns if they occur, or both (i.e., the primary beneficiary). The Company will apply FIN 46R to all types of entity ownership (general and limited partnerships and corporate interests).

     The Company will re-evaluate and apply the provisions of FIN 46R to existing entities if certain events occur which warrant re-evaluation of such entities. In addition, the Company will apply the provisions of FIN 46R to all new entities in the future. The Company also consolidates entities in which it has a controlling direct or indirect voting interest. The equity method of accounting is applied to entities in which the Company does not have a controlling direct or indirect voting interest, but can exercise influence over the entity with respect to its operations and major decisions. The cost method is applied when (i) the investment is minimal (typically less than 5%) and (ii) the Company's investment is passive.

     In applying the provisions of FIN 46R, the Company determined that its $29.7 million investment in preferred equity interests (the "Mezzanine Investment") in six entities controlled by Diversified Investments, Inc. ("Diversified") (see Liquidity and Capital Resources -- Investing Activities) is a VIE; however, the Company concluded that it is not the primary beneficiary. As such, the adoption of this pronouncement had no effect on the Company's financial statements.

     The valuation of financial instruments under Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments" ("SFAS No. 107") and Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133") requires us to make estimates and judgments that affect the fair value of the instruments. Where possible, we base the fair values of our financial instruments, including our derivative instruments, on listed market prices and third party quotes. Where these are not available, we base our estimates on other factors relevant to the financial instrument.

     Prior to January 1, 2003 we accounted for our stock compensation in accordance with APB No. 25, "Accounting for Stock Issued to Employees", based upon the intrinsic value method. This method results in no compensation expense for options issued with an exercise price equal to or exceeding the market value of the common stock on the date of grant. Effective January 1, 2003, we elected to account for our stock-based compensation in accordance with SFAS No. 123 and its amendment ("SFAS No. 148"), "Accounting for Stock Based Compensation", which will result in compensation expense being recorded based on the fair value of the stock options and other equity awards issued. SFAS No. 148 provides three possible transition methods for changing to the fair value method. We have elected to use the modified-prospective method. This method requires that we recognize stock-based employee compensation cost from the beginning of the fiscal year in which the recognition provisions are first applied as if the fair value method had been used to account for all employee awards granted, or settled, in fiscal years beginning after December 15, 1994. The following table illustrates the effect on net income and earnings per share as if the fair value method was applied to all outstanding and unvested awards in each period presented (amounts in thousands, except per share data):

                                                         2004        2003         2002
                                                                  (RESTATED)   (RESTATED)
                                                        -------   ----------   ----------
Net income available for Common Shares as reported....  $ 4,026    $25,132      $31,887
Add: Stock-based compensation expense included in net
  income as reported..................................    2,899      2,139        2,185
Deduct: Stock-based compensation expense determined
  under the fair value based method for all awards....   (2,899)    (2,139)      (2,086)
                                                        -------    -------      -------
Pro forma net income available for Common Shares......  $ 4,026    $25,132      $31,986
                                                        =======    =======      =======
Pro forma net income per Common Share -- Basic........  $  0.18    $  1.14      $  1.48
                                                        =======    =======      =======
Pro forma net income per Common Share -- Fully
  Diluted.............................................  $  0.17    $  1.11      $  1.44
                                                        =======    =======      =======

  OFF-BALANCE SHEET ARRANGEMENTS

     We do not have any off-balance sheet arrangements with any unconsolidated investments or joint ventures that we believe have or are reasonably likely to have a material effect on our financial condition, results of operations, liquidity or capital resources.

RESULTS OF OPERATIONS

  COMPARISON OF YEAR ENDED DECEMBER 31, 2004 TO YEAR ENDED DECEMBER 31, 2003

     Since December 31, 2002, the gross investment in real estate increased from $1,296 million to $2,036 million as of December 31, 2004, due primarily to the aforementioned acquisitions and dispositions of Properties during the period. The total number of sites owned or controlled increased from 52,349 as of December 31, 2003 to 101,231 as of December 31, 2004.

     The following table summarizes certain financial and statistical data for the Property Operations for the Core Portfolio (excludes RV and Resort Cottage sites, and Properties owned through unconsolidated joint ventures, as well as the sites of Properties acquired or sold during 2003 and 2004) and the Total Portfolio for the years ended December 31, 2004 and 2003.

                                               CORE PORTFOLIO                              TOTAL PORTFOLIO
                                  -----------------------------------------   -----------------------------------------
                                                        INCREASE/      %                            INCREASE/      %
                                    2004       2003     (DECREASE)   CHANGE     2004       2003     (DECREASE)   CHANGE
                                  --------   --------   ----------   ------   --------   --------   ----------   ------
                                                                 (DOLLARS IN THOUSANDS)
Community base rental income....  $203,141   $197,174     $5,967       3.0%   $210,790   $196,919    $13,871       7.0%
Resort base rental income.......        --         --         --        --      54,845     11,780     43,065     365.6%
Utility and other income........    19,547     19,289        258       1.3%     24,893     20,150      4,743      23.5%
                                  --------   --------     ------     -----    --------   --------    -------     -----
  Property operating revenues...   222,688    216,463      6,225       2.9%    290,528    228,849     61,679      27.0%
Property operating and
  maintenance(1)................    60,799     58,253      2,546       4.4%     94,955     64,996     29,959      46.1%
Real estate taxes...............    18,967     17,994        973       5.4%     23,679     18,917      4,762      25.2%
Property management.............     8,974      8,866        108       1.2%     12,852      9,373      3,479      37.1%
                                  --------   --------     ------     -----    --------   --------    -------     -----
  Property operating expenses...    88,740     85,113      3,627       4.3%    131,486     93,286     38,200      40.9%
                                  --------   --------     ------     -----    --------   --------    -------     -----
Income from property
  operations....................  $133,948   $131,350     $2,598       2.0%   $159,042   $135,563    $23,479      17.3%
                                  ========   ========     ======     =====    ========   ========    =======     =====
Site and Occupancy
  Information(2):
Average total sites.............    43,112     43,134        (22)     (0.1)%    44,554     43,134      1,420       3.3%
Average occupied sites..........    38,730     39,363       (633)     (1.6)%    40,143     39,363        780       2.0%
Average Occupancy %.............      89.8%      91.3%      (1.5)%   (1.50)%      90.1%      91.3%      (1.2)%    (1.2)%
Monthly base rent per site......  $ 436.65   $ 416.89     $19.76       4.7%   $ 437.58   $ 416.89    $ 20.69       5.0%
Total sites
  As of December 31,............    43,168     43,143         25       0.1%     45,121     43,143      1,978       4.6%
Total occupied sites
  As of December 31,............    38,508     38,946       (438)     (1.1)%    40,409     38,946      1,463       3.8%

---------------

(1) The effect of the 3rd quarter 2004, insurance reserve of approximately $1 million relating to the Florida storms has been removed from the Core Portfolio for comparative purposes.

(2) Site and occupancy information excludes all Resort Cottage and RV sites, Properties owned through unconsolidated joint ventures as well as the sites of Properties acquired or sold during 2003 and 2004.

  PROPERTY OPERATING REVENUES

     The 3.0% increase in Community base rental income for the Core Portfolio reflects a 4.7% increase in monthly base rent per site combined with a 1.6% decrease in average occupied sites. The increase in utility and other income for the Core Portfolio is due primarily to increases in utility income, which resulted from higher utility expenses. Total Portfolio operating revenues increased due to current year acquisitions (see Note 6 of the Notes to Consolidated Financial Statements contained in this Form 10-K).

  PROPERTY OPERATING EXPENSES

     The 4.4% increase in property operating and maintenance expense for the Core Portfolio is due primarily to increases in payroll expense, administrative expense, repair and maintenance expense. The 5.4% increase in Core Portfolio real estate taxes is generally due to higher property assessments on certain Properties. Property management expense for the Core Portfolio, which reflects costs of managing the Properties and is estimated based on a percentage of Property operating revenues, increased by 1.2% due to increases in payroll costs and computer expenses, but remains at approximately 4% of revenue. Total Portfolio operating expenses increased due to our current year acquisitions.

  HOME SALES OPERATIONS

     The following table summarizes certain financial and statistical data for the Home Sales Operations for the years ended December 31, 2004 and 2003.

                                                        HOME SALES OPERATIONS
                                              -----------------------------------------
                                                2004       2003     VARIANCE   % CHANGE
                                              --------   --------   --------   --------
                                                       (DOLLARS IN THOUSANDS)
  Gross revenues from new home sales........  $ 43,470   $ 33,512   $ 9,958       29.7%
  Cost of new home sales....................   (38,216)   (29,064)   (9,152)      31.5%
                                              --------   --------   -------    -------
  Gross profit from new home sales..........     5,254      4,448       806       18.1%

  Gross revenues from used home sales.......     4,166      3,094     1,072       34.6%
  Cost of used home sales...................    (3,617)    (2,703)     (914)      33.8%
                                              --------   --------   -------    -------
  Gross profit from used home sales.........       549        391       158       40.4%

  Brokered resale revenues, net.............     2,186      1,724       462       26.8%
  Home selling expenses.....................    (8,708)    (7,360)   (1,348)      18.3%
  Ancillary services revenues, net..........     2,782        216     2,566    1,188.0%
                                              --------   --------   -------    -------
  Income from home sales operations.........  $  2,063   $   (581)  $ 2,644      455.1%
                                              ========   ========   =======    =======
HOME SALES VOLUMES:
  New home sales............................       517        458        59       12.9%
  Used home sales...........................       362        189       173       91.5%
  Brokered home resales.....................     1,424      1,102       322       29.2%

     New home sales gross profit reflects a 12.9% increase in sales volume combined with an increase in average selling price of approximately $11,000 per home or approximately 15% due to higher quality of homes. Used home sales gross profit reflects an increase in gross margin on used home sales and an increase in volume. Brokered resale revenues reflects increased resale volumes. The 18.3% increase in home selling expenses primarily reflects increases in insurance cost and other expenses. The increase in ancillary service revenue relates primarily to income from property amenities at our newly acquired Properties.

  OTHER INCOME AND EXPENSES

     The increase in other expenses reflects an increase in interest expense resulting from the Recap borrowing in October 2003 (see Note 10 of the Notes to Consolidated Financial Statements contained in this Form 10-K) and additional debt assumed in the 2004 acquisitions, an increase in depreciation on real estate assets related to the 2004 acquisitions, and increased general and administrative expense due to increased payroll. This is partially offset by income from other investments that includes $2.3 million of lease income from the Thousand Trails ground lease entered into on November 10, 2004.

  EQUITY IN INCOME OF UNCONSOLIDATED JOINT VENTURES

     During 2004, we invested in preferred equity interests, the Mezzanine Investment, in six entities containing 11 Properties and 5,054 sites. Our average return on the Mezzanine Investment accrues at a rate of 10% per annum. We also invested in 11 separate joint ventures (see Liquidity and Capital Resources -- Investing Activities). These investments contributed to the increase in equity in income from unconsolidated joint ventures.

  COMPARISON OF YEAR ENDED DECEMBER 31, 2003 TO YEAR ENDED DECEMBER 31, 2002

     Since December 31, 2001, the gross investment in real estate increased from $1,238 million to $1,310 million as of December 31, 2003, due primarily to the aforementioned acquisitions and dispositions of Properties during the period. The total number of sites owned or controlled increased from 50,663 as of December 31, 2001 to 51,715 as of December 31, 2003.

     The following table summarizes certain financial and statistical data for the Property Operations for the Core Portfolio and the Total Portfolio for the years ended December 31, 2003 and 2002.

                                               CORE PORTFOLIO                              TOTAL PORTFOLIO
                                  -----------------------------------------   -----------------------------------------
                                                        INCREASE/      %                            INCREASE/      %
                                    2003       2002     (DECREASE)   CHANGE     2003       2002     (DECREASE)   CHANGE
                                  --------   --------   ----------   ------   --------   --------   ----------   ------
                                                                 (DOLLARS IN THOUSANDS)
Community base rental income....  $191,655   $185,766     $5,889       3.2%   $196,919   $194,640    $ 2,279       1.2%
Resort base rental income.......       256        154        102      66.2%     11,780      9,146      2,634      28.8%
Utility and other income........    18,764     18,458        306       1.7%     20,150     19,684        466       2.4%
                                  --------   --------     ------     -----    --------   --------    -------      ----
  Property operating revenues...   210,675    204,378      6,297       3.1%    228,849    223,470      5,379       2.4%
Property operating and
  maintenance...................    56,535     54,510      2,025       3.7%     64,996     62,843      2,153       3.4%
Real estate taxes...............    17,278     16,338        940       5.8%     18,917     17,827      1,090       6.1%
Property management.............     8,629      8,498        131       1.5%      9,373      9,292         81       0.9%
                                  --------   --------     ------     -----    --------   --------    -------      ----
  Property operating expenses...    82,442     79,346      3,096       3.9%     93,286     89,962      3,324       3.7%
                                  --------   --------     ------     -----    --------   --------    -------      ----
Income from property
  operations....................  $128,233   $125,032     $3,201       2.6%   $135,563   $133,508    $ 2,055       1.5%
                                  ========   ========     ======     =====    ========   ========    =======      ====
Site and Occupancy
  Information(1):
Average total sites.............    41,570     41,578         (8)      0.0%     43,134     43,627       (493)     (1.1)%
Average occupied sites..........    37,893     38,594       (701)     (1.8)%    39,363     40,467     (1,104)     (2.7)%
Occupancy %.....................      91.2%      92.8%      (1.6)%    (1.7)%      91.3%      92.8%      (1.5)%    (1.6)%
Monthly base rent per site......  $ 421.49   $ 401.11     $20.38       5.1%   $ 416.89   $ 400.82    $ 16.07       4.0%
Total sites
  As of December 31,............    41,580     41,590        (10)      0.0%     43,143     43,178        (35)     (0.1)%
Total occupied sites
  As of December 31,............    37,479     38,346       (867)     (2.3)%    38,946     39,736       (790)     (2.0)%

---------------

(1) Site and occupancy information excludes Resort Cottage and RV sites, Properties owned through unconsolidated joint ventures and the sites of Properties acquired or sold during 2002 and 2003.

  PROPERTY OPERATING REVENUES

     The 3.2% increase in Community base rental income for the Core Portfolio reflects a 5.1% increase in monthly base rent per site combined with a 1.9% decrease in average occupied sites. The increase in utility and other income for the Core Portfolio is due primarily to increases in utility income, which resulted from higher expenses for these items.

  PROPERTY OPERATING EXPENSES

     The 3.7% increase in property operating and maintenance expense for the Core Portfolio is due primarily to increases in insurance and other expenses, utility expense, and repair and maintenance expense, administrative expenses and payroll expense. The 5.8% increase in Core Portfolio real estate taxes is generally due to higher property assessments on certain Properties. Property management expense for the Core Portfolio, which reflects costs of managing the Properties and is estimated based on a percentage of Property operating revenues, increased by 1.5% due to increases in payroll costs and computer expenses.

  HOME SALES OPERATIONS

     The following table summarizes certain financial and statistical data for the Home Sales Operations for the years ended December 31, 2003 and 2002.

                                                       HOME SALES OPERATIONS
                                            -------------------------------------------
                                                                  INCREASE/
                                              2003       2002     (DECREASE)   % CHANGE
                                            --------   --------   ----------   --------
                                                      (DOLLARS IN THOUSANDS)
  Gross revenues from new home sales......  $ 33,512   $ 30,618    $ 2,894         9.5%
  Cost of new home sales..................   (29,064)   (24,689)     4,375        17.7%
                                            --------   --------    -------      ------
  Gross profit from new home sales........     4,448      5,929     (1,481)      (25.0)%

  Gross revenues from used home sales.....     3,094      2,919        175         6.0%
  Cost of used home sales.................    (2,703)    (2,494)       209         8.4%
                                            --------   --------    -------      ------
  Gross profit from used home sales.......       391        425        (34)       (8.0)%

  Brokered resale revenues, net...........     1,724      1,592        132         8.3%
  Home selling expenses...................    (7,360)    (7,664)      (304)       (4.0)%
  Ancillary services revenues, net........       216        522       (306)      (58.6)%
                                            --------   --------    -------      ------
  Income from home sales operations.......  $   (581)  $    804    $(1,385)     (172.3)%
                                            ========   ========    =======      ======
HOME SALES VOLUMES:
  New home sales..........................       458        420         38         9.0%
  Used home sales.........................       189        182          7         3.8%
  Brokered home resales...................     1,102        986        116        11.8%

     New home sales gross profit reflects a 9.0% increase in sales volume combined with a 6.1% decrease in the gross margin. The average selling price of new homes remained steady year over year. Used home sales gross profit reflects a decrease in gross margin on used home sales, partially offset by an increase in volume. Brokered resale revenues reflect increased resale volumes. The 4.0% decrease in home selling expenses primarily reflects reductions in advertising expenses.

  OTHER INCOME AND EXPENSES

     In October 2003, we received approximately $501 million from the Recap. The cash received from the Recap was used to pay down our Line of Credit and pay off our Term Loan, with the remainder placed in short-term investments to be used for payment of a special distribution in January 2004 and for future acquisitions. As a result, interest income increased reflecting additional interest earned on short-term investments with an average balance of $273 million. The decrease in general and administrative expense is due to decreased professional fees and public company costs, partially offset by increased payroll costs and banking expenses. Rent control initiatives decreased by $3.4 million due to lower costs relating to the DeAnza Santa Cruz and Contempo Marin Properties. Interest and related amortization increased due to the Recap and the payment of approximately $3 million to unwind the

2001 Swap (hereinafter defined), partially offset by decreased interest rates during the period. The weighted average outstanding debt balances for the years ended December 31, 2003 and 2002 were approximately $800 million and $731.8 million, respectively. The effective interest rate was 6.4% and 6.8% per annum for the years ended December 31, 2003 and 2002, respectively.

     The increase in income from other investments was due to the restructuring of the Company's investment in Wolverine Property Investment Limited Partnership (the "College Heights Joint Venture" or the "Venture"), a joint venture with Wolverine Investors, LLP, effective September 1, 2002. The Venture included 18 Properties with 3,581 sites. The results of operations of the College Heights Joint Venture prior to restructuring were included with the results of the Company due to the Company's voting equity interest and control over the Venture. Pursuant to the restructuring, the Company sold its general partnership interest, sold all of the Company's voting equity interest and reduced the Company's total investment in the College Heights Joint Venture. As consideration for the sale, the Company retained sole ownership of Down Yonder, a 361 site Property in Clearwater, Florida, received cash of approximately $5.2 million and retained preferred limited partnership interests of approximately $10.3 million, recorded net of a $2.4 million reserve included in other assets. Income of approximately $1.0 million and $0.2 million has been recorded in income from other investments for the years ended December 31, 2003 and 2002 respectively.

LIQUIDITY AND CAPITAL RESOURCES

  INFLATION

     Substantially all of the leases at the Properties allow for monthly or annual rent increases which provide us with the opportunity to achieve increases, where justified by the market, as each lease matures. Such types of leases generally minimize the risks of inflation to the Company.

  LIQUIDITY

     As of December 31, 2004, the Company had $5.3 million in cash and cash equivalents and $44.2 million available on its line of credit. The Company expects to meet its short-term liquidity requirements, including its distributions, generally through its working capital, net cash provided by operating activities and availability under the existing line of credit. The Company expects to meet certain long-term liquidity requirements such as scheduled debt maturities, property acquisitions and capital improvements by long-term collateralized and uncollateralized borrowings including borrowings under its existing line of credit and the issuance of debt securities or additional equity securities in the Company, in addition to net cash provided by operating activities. The table below summarizes cash flow activity for the twelve months ended December 31, 2004, 2003 and 2002 (dollars in thousands).

                                                          FOR THE TWELVE MONTHS ENDED
                                                                 DECEMBER 31,
                                                      -----------------------------------
                                                        2004         2003         2002
                                                                  (RESTATED)   (RESTATED)
                                                      ---------   ----------   ----------
Cash provided by operating activities...............  $  46,733    $ 75,163     $ 80,176
Cash (used in) provided by investing activities.....   (366,654)       (598)     (72,973)
Cash (used in) provided by financing activities.....       (514)    243,905       (1,287)
                                                      ---------    --------     --------
Net (decrease) increase in cash.....................  $(320,435)   $318,470     $  5,916
                                                      =========    ========     ========

OPERATING ACTIVITIES

     Net cash provided by operating activities decreased $28.5 million for the year ended December 31, 2004. This decrease reflects increased interest expense as a result of the Recap in October, 2003 and increases in working capital, partially offset by increases in property operating income as discussed in "Results of Operations" above. Net cash provided by operating activities decreased $5 million for the year ended December 31, 2003 from $80.2 million in 2002. This was primarily due to an increase in working capital.

INVESTING ACTIVITIES

     Net cash used in investing activities reflects the impact of the following investing activities:

  ACQUISITIONS

     During the year ended December 31, 2004, we acquired 111 Properties (see
Note 6 of the Notes to Consolidated Financial Statements contained in this Form 10-K). The combined investment in real estate for these 111 Properties was approximately $703 million and was funded with monies held in short-term investments, debt assumed of $352 million which includes a mark-to-market adjustment of $10.4 million, new financing of $124 million, and borrowings from our Line of Credit. Included in the above as previously described are 57 Properties purchased as part of the Thousand Trails Transaction; the income related to this transaction is classified as income from other investments on the Consolidated Statements of Operations.

     We assumed inventory of approximately $1.2 million, other assets of $4.9 million, rents received in advance of approximately $13.6 million and other liabilities of approximately $5.8 million in connection with the 2004 acquisitions. The Company also issued common OP units for value of approximately $32.2 million.

     During 2003, we acquired three Properties at a purchase price of $11.8 million. The acquisitions were funded with monies held in short-term investments and debt assumed of $4.6 million. The acquisitions included the assumption of liabilities of approximately $0.7 million. Also during 2003, we acquired a parcel of land adjacent to one of our Properties for approximately $0.1 million.

     During 2002, we acquired eleven Properties at a purchase price of $101.6 million. The acquisitions were funded with borrowings on our Line of Credit and the assumption of $47.9 million of mortgage debt, which includes a $3.0 million mark-to-market adjustment. In addition, we purchased adjacent land and land improvements for several Properties for approximately $0.6 million.

  DISPOSITIONS

     During the year ended December 31, 2004, we sold one Property located in Lake Placid, Florida for a selling price of $3.4 million, with net proceeds of $0.8 million received in July 2004. No gain or loss on disposition was recognized in the period. The operating results have been reflected in discontinued operations. In addition, we sold approximately 1.4 acres of land in Montana for a gain and net proceeds of $0.6 million.

     During 2003, we sold three Properties for proceeds of $27.1 million and a gain of $10.8 million. Proceeds from the sales were used to repay amounts on our Line of Credit.

     During 2002, we effectively sold 17 Properties as part of a restructuring of the College Heights Venture (hereinafter defined). In addition, we sold Camelot Acres, a 319 site Property in Burnsville, Minnesota, for approximately $14.2 million.

  INVESTMENTS IN AND ADVANCES TO JOINT VENTURES

     On February 3, 2004, the Company invested approximately $29.7 million in preferred equity interests (the "Mezzanine Investment") in six entities controlled by Diversified Investments, Inc. ("Diversified"). These entities own in the aggregate 11 Properties, containing 5,054 sites. Approximately $11.7 million of the Mezzanine Investment accrues at a per annum average rate of 10%, with a minimum pay rate of 6.5%, payable quarterly, and approximately $17.9 million of the Mezzanine Investment accrues at a per annum average rate of 11%, with a minimum pay rate of 7%, payable quarterly. To the extent the minimum pay rates on the respective Mezzanine Investments are not achieved, the accrual rates increase to 12% and 13% per annum, respectively. The Company can acquire these Properties in the future at capitalization rates of between 8% and 8.5%, beginning in 2006. In addition, the Company has invested approximately $1.4 million in the Diversified entities managing these 11 Properties, which is included in prepaid expenses and other assets on the Company's Consolidated Balance Sheet as of December 31, 2004.

     During the year ended December 31, 2004, the Company invested approximately $4.1 million in 11 joint ventures. The Company can acquire these Properties in the future at capitalization rates of between 8% and 8.5%, beginning in 2006.

     In addition, the Company recorded approximately $3.7 million, $0.3 million and $0.2 million of net income from joint ventures (net of depreciation) in the years ended December 31, 2004, 2003 and 2002 respectively, and received approximately $5.2 million, $0.8 million and $0.6 million in distributions from such joint ventures for the year ended December 31, 2004, 2003 and 2002 respectively. Included in such distributions for the year ended December 31, 2004 is $2.5 million return of capital, of which $0.5 million exceeded the Company's basis and thus was recorded in income from unconsolidated joint ventures and other.

  OTHER INVESTMENTS

     Effective September 1, 2002, the Company restructured its investment in the College Heights Joint Venture. The Venture included 18 Properties with 3,581 sites. The results of operations of the College Heights Joint Venture prior to restructuring were included with the results of the Company due to the Company's voting equity interest and control over the Venture. Pursuant to the restructuring, the Company sold its general partnership interest, sold all of the Company's voting equity interest and reduced the Company's total investment in the College Heights Joint Venture. As consideration for the sale, the Company retained sole ownership of Down Yonder, a 361 site Property in Clearwater, Florida, received cash of approximately $5.2 million and retained preferred limited partnership interests of approximately $10.3 million, recorded net of a $2.4 million reserve included in other assets. Income of approximately $0.9 million, $1.0 million and $0.2 million has been recorded in income from other investments for the years ended December 31, 2004, 2003 and 2002 respectively.

  CAPITAL IMPROVEMENTS

     Capital expenditures for improvements are identified by the Company as recurring capital expenditures ("Recurring CapEx"), site development costs and corporate costs. Recurring CapEx was approximately $13.7 million, $11.9 million and $13.4 million for the years ended December 31, 2004, 2003 and 2002 respectively. Site development costs were approximately $13.0 million, $9.0 million and $10.4 million for the years ended December 31, 2004, 2003 and 2002 respectively, and represent costs to develop expansion sites at certain of the Company's Properties and costs for improvements to sites when a smaller used home is replaced with a larger new home. Corporate costs such as computer hardware, office furniture and office improvements were $0.4 million, $0.1 million and $0.7 million for the years ended December 31, 2004, 2003 and 2002 respectively.

FINANCING ACTIVITIES

     Net cash used in financing activities reflects the impact of the following:

  EQUITY TRANSACTIONS

     In order to qualify as a REIT for federal income tax purposes, the Company must distribute 90% or more of its taxable income (excluding capital gains) to its stockholders. The following distributions have been declared and paid to common stockholders and minority interests since January 1, 2002.

                                FOR THE QUARTER     STOCKHOLDER RECORD
DISTRIBUTION AMOUNT PER SHARE        ENDING                DATE            PAYMENT DATE
-----------------------------  ------------------   ------------------   ----------------
$0.4750....................        March 31, 2002       March 29, 2002     April 12, 2002
$0.4750....................         June 30, 2002        June 28, 2002      July 12, 2002
$0.4750....................    September 30, 2002   September 27, 2002   October 11, 2002
$0.4750....................     December 31, 2002    December 27, 2002   January 10, 2003
-----------------------------------------------------------------------------------------
$0.4950....................        March 31, 2003       March 28, 2003     April 11, 2003
$0.4950....................         June 30, 2003        June 27, 2003      July 11, 2003
                                    September 30,
$0.4950....................    2003..............   September 26, 2003   October 10, 2003
$8.00......................     December 31, 2003      January 8, 2004   January 16, 2004
-----------------------------------------------------------------------------------------
$0.0125....................        March 31, 2004       March 26, 2004      April 9, 2004
$0.0125....................         June 30, 2004        June 25, 2004       July 9, 2004
$0.0125....................    September 30, 2004   September 24, 2004    October 8, 2004
$0.0125....................     December 31, 2004    December 31, 2004   January 14, 2005

     On December 12, 2003, we declared a one-time special distribution of $8.00 per share payable to stockholders of record on January 8, 2004. We used proceeds from the $501 million Recap in October 2003 to pay the special distribution on January 16, 2004. The special cash dividend is reflected on stockholders' 2004 1099-DIV issued in January 2005.

     In connection with the $501 million Recap and subsequent special distribution, on February 27, 2004, the Company contributed all of its assets to MHC Trust, a newly formed Maryland real estate investment trust, including the Company's entire partnership interest in the Operating Partnership. The Company determined that a taxable transaction in connection with the special distribution to stockholders would be in the Company's best interests. This was accomplished by the contribution of the Company's interest in the Operating Partnership to MHC Trust in exchange for all the common and preferred stock of MHC Trust. Due to the Company's tax basis in its interest in the Operating Partnership, the Company recognized $180 million of taxable income as a result of its contribution, as opposed to a nontaxable reduction of the Company's tax basis in its interest in the Operating Partnership. This restructuring resulted in a step-up in the Company's tax basis in its assets, generating future depreciation deductions, which in turn will reduce the Company's future distribution requirements. This provides the Company with greater financial flexibility and greater growth potential. The Company intends to continue to qualify as a REIT under the Code, with its assets consisting of interests in MHC Trust. MHC Trust, in turn, also intends to qualify as a real estate investment trust under the Code and will continue to be the general partner of the Operating Partnership. On May 1, 2004, in connection with the restructuring, MHC Trust sold cumulative preferred stock to a limited number of unaffiliated investors.

     During the twelve months ended December 31, 2004, in connection with 2004 acquisitions the Company issued 1.2 million common OP Units valued at $36.7 million of which approximately $28.7 million has been classified as paid-in capital. On December 21, 2004 we redeemed 126,765 common OP Units for approximately $4.5 million of which approximately $3.5 million has been classified as paid-in capital.

     The Operating Partnership paid distributions of 9.0% per annum on the $125 million of Series D Cumulative Redeemable Perpetual Preferred Units ("Preferred Units"). Distributions on the Preferred Units were paid quarterly on the last calendar day of each quarter beginning September 30, 1999. The Company expects to continue to make regular quarterly distributions and has set its 2005 distribution to common stockholders at $0.10 per share per annum.

  MORTGAGES AND CREDIT FACILITIES

     We have two unsecured lines of credit of $110 million and $50 million which bear interest at a per annum rate of London Interbank Offered Rate ("LIBOR") plus 1.65%. Throughout the year ended December 31, 2004, the Company borrowed $135.8 million and paid down $20 million on its line of credit. On November 10, 2004, in connection with the Thousand Trails Transaction, we secured a $120 million three-year term loan at LIBOR plus 1.75%. In December 2004, we fixed $180 million of this variable debt for one year with a weighted average per annum interest rate of 4.7%.

     During the twelve months ended December 31, 2004, the Company assumed mortgage and other debt of approximately $157 million, which was recorded at fair market value with the related premium being amortized over the life of the loan using the effective interest rate. The Company borrowed an additional $194 million of mortgage debt for other acquisitions. The mortgages bear interest at weighted average rates ranging from 5.14% to 5.81% per annum, and mature at various dates through November 1, 2027.

     In 2003, the Company initiated the Recap as a result of its belief in the stability of its cash flow from property operations and the attractive financing terms available to borrowers such as the Company in the secured debt markets. In conducting its evaluation of the use of proceeds from the Recap, the Company's Board of Directors believed that to the extent no attractive alternative use was available, a distribution to stockholders should occur. In late 2003, the Company identified acquisition targets which would use approximately $100 million of the $325 million in net proceeds resulting from the Recap. In December 2003, the Company's Board of Directors declared a distribution of approximately $225 million ($8 per share). During 2004, the Company identified additional acquisitions and has funded such acquisitions primarily with secured and unsecured borrowings.

     The Recap and subsequent borrowings in connection with acquisitions have significantly increased the Company's outstanding debt. The interest and principal payments required under these debt agreements materially increase the Company's future contractual payment obligations. As of December 31, 2004, the outstanding debt balance was $1,653 million. In future years, the Company expects to pay annual interest and principal amortization under current obligations of approximately $114 million (not including the impact of scheduled maturities) compared to $57 million in 2003. In light of these increased cash flow requirements, the Company has reduced its annual dividend to common stockholders from approximately $44 million in 2003 to approximately $1 million in 2004. In addition, the Company expects its cash from operations to increase significantly in 2005 compared to 2003 due to the cash generated by newly-acquired Properties. To the extent cash flow from the Properties does not meet the Company's expectations, the Company's Board of Directors increases the annual dividend significantly, or the Company is required to make significant unexpected capital improvements or other payments, the Company's financial flexibility and ability to meet scheduled obligations could be negatively impacted. With respect to maturing debt, the Company has staggered the maturities of our long-term mortgage debt over an average of approximately 6 years, with no more than $330 million in principal maturities coming due in any single year. The Company believes that it will be able to refinance its maturing debt obligations on a secured or unsecured basis; however, to the extent the Company is unable to refinance its debt as it matures, it believes that it will be able to repay such maturing debt from asset sales and/or the proceeds from equity issuances. With respect to any refinancing of maturing debt, the Company's future cash flow requirements could be impacted by significant changes in interest rates or other debt terms, including required amortization payments.

     In October 2003, we unwound an interest rate swap ("2001 Swap") agreement at a cost of approximately $3 million, which is included in interest and related amortization in 2003 in the accompanying Consolidated Statements of Operations. The 2001 swap effectively fixed LIBOR on $100 million of our floating rate debt at approximately 3.7% per annum for the period October 2001 through August 2004. The terms of the 2001 Swap required monthly settlements on the same dates interest payments were due on the debt. In accordance with SFAS No. 133, the 2001 Swap was reflected at market value.

     On April 17, 2003, we entered into an agreement to refinance and increase the "Bay Indies Mortgage", a $44.5 million note, from approximately $21.9 million to $45 million. Under the new agreement, the Bay Indies Mortgage bears interest at 5.69% per annum, amortizes over 25 years and matures April 17, 2013. The net proceeds were used to pay down the Company's Line of Credit in April 2003. Also during the year ended December 31, 2003, mortgage notes payable on four other Properties were repaid totaling approximately $23.5 million using proceeds from borrowings on the Company's Line of Credit.

     During the year ended December 31, 2002, as part of the purchase of RSI, in a non-cash transaction, we assumed a $12.5 million note payable ("Conseco Financing Note"), collateralized by our home inventory. The Conseco Financing Note was repaid at a discount during 2002 using proceeds from our Line of Credit. In addition, we repaid a maturing mortgage note in the amount of $1.1 million and $2.1 million of other unsecured notes payable using proceeds from our Line of Credit.

     Certain of the Company's mortgage and credit agreements contain covenants and restrictions including restrictions as to the ratio of secured or unsecured debt versus encumbered or unencumbered assets, the ratio of fixed charges-to-earnings before interest, taxes, depreciation and amortization ("EBITDA"), limitations on certain holdings and other restrictions.

     As of December 31, 2004, we were subject to certain contractual payment obligations as described in the table below (dollars in thousands):

CONTRACTUAL OBLIGATIONS        TOTAL       2005     2006(2)    2007(3)      2008      2009     THEREAFTER
-----------------------        -----       ----     -------    -------      ----      ----     ----------
Long Term Borrowings(1)....  $1,643,672   $18,742   $169,770   $432,350   $203,903   $70,558    $748,349
Weighted average interest
  rates....................        6.10%       --       4.36%      6.43%      5.55%     6.58%       6.20%

---------------

(1) Balance excludes net premiums and discounts of $9.4 million.

(2) Includes Line of Credit repayment in 2006 of $115,800. We have an option to extend this maturity for one year to 2007.

(3) Includes a Term Loan repayment in 2007 of $105,600. We have an option to extend this maturity for two successive years to 2009.

     Included in the above table are certain capital lease obligations totaling approximately $7.0 million. These agreements expire June 2009 and are paid semi-annually.

     In addition, the Company leases land under non-cancelable operating leases at certain of the Properties expiring in various years from 2022 to 2032 with terms which include minimum rent to be paid throughout the year plus additional rents calculated as a percentage of gross revenues. For the twelve months ended December 31, 2004 and 2003, ground lease expense was approximately $1.6 million and $1.6 million respectively. Minimum future rental payments under the ground leases are approximately $1.6 million for each of the next five years and approximately $23.5 million thereafter.

  FUNDS FROM OPERATIONS

     Funds from Operations ("FFO") is a non-GAAP financial measure. We believe FFO, as defined by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"), to be an appropriate measure of performance for an equity REIT. While FFO is a relevant and widely used measure of operating performance for equity REITs, it does not represent cash flow from operations or net income as defined by GAAP, and it should not be considered as an alternative to these indicators in evaluating liquidity or operating performance.

     FFO is defined as net income, computed in accordance with GAAP, excluding gains or losses from sales of Properties, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. We believe that FFO is helpful to investors as one of several measures of the performance of an equity REIT. We further believe that by excluding the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. Investors should review FFO, along with GAAP net income and cash flow from operating activities, investing activities and financing activities, when evaluating an equity REIT's operating performance. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. FFO does not represent cash generated from operating activities in accordance with GAAP, nor does it represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flow from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions.

     The following table presents a calculation of FFO for the years ended December 31, 2004, 2003 and 2002 (amounts in thousands):

                                                         2004        2003         2002
                                                                  (RESTATED)   (RESTATED)
                                                        -------   ----------   ----------
COMPUTATION OF FUNDS FROM OPERATIONS:
  Net income available for Common Shares..............  $ 4,026    $ 25,132     $ 31,887
  Income allocated to Common OP Units.................      936       6,004        7,786
  Depreciation on real estate assets and other
     costs............................................   48,862      37,265       34,826
  Depreciation expense included in discontinued
     operations.......................................       32         135          484
  Depreciation expense included in equity in income
     from joint ventures..............................    1,230         769          726
  Gain on sale of Properties and other................     (638)    (10,826)     (13,014)
                                                        -------    --------     --------
     Funds from operations available for Common
       Shares.........................................  $54,448    $ 58,479     $ 62,695
                                                        =======    ========     ========
  Weighted average Common Shares outstanding -- fully
     diluted..........................................   29,465      28,002       27,632
                                                        =======    ========     ========

ITEM 7A.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     Market risk is the risk of loss from adverse changes in market prices and interest rates. Our earnings, cash flows and fair values relevant to financial instruments are dependent on prevailing market interest rates. The primary market risk we face is long-term indebtedness, which bears interest at fixed and variable rates. The fair value of our long-term debt obligations is affected by changes in market interest rates. At December 31, 2004, approximately 97% or approximately $1.6 billion of our outstanding debt had fixed interest rates, which minimizes the market risk until the debt matures. For each increase in interest rates of 1% (or 100 basis points), the fair value of the total outstanding debt would decrease by approximately $93.1 million. For each decrease in interest rates of 1% (or 100 basis points), the fair value of the total outstanding debt would decrease by approximately $98.8 million.

     At December 31, 2004, approximately 3% or approximately $56 million of our outstanding debt was short-term and at variable rates. Earnings are affected by increases and decreases in market interest rates on this debt. For each increase/decrease in interest rates of 1% (or 100 basis points), our earnings and cash flows would increase/decrease by approximately $538,000 annually.

ITEM 8.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

     See Index to Consolidated Financial Statements on page F-1 of this Form
10-K.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     None.

ITEM 9A.  CONTROLS AND PROCEDURES

EVALUATION OF DISCLOSURE CONTROLS AND PROCEDURES

     The Company's management, with the participation of the Company's Chief Executive Officer and Chief Financial Officer, maintain a system of disclosure controls and procedures, designed to provide reasonable assurance that information the Company is required to disclose in the reports that the Company files under the Securities Exchange Act of 1934, as amended, is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission rules and forms.

     As mentioned in the Form 8-K filed on March 4, 2005, the Company received a comment letter from the SEC staff raising questions regarding how the Company accounted for costs incurred in pursuing certain rent control initiatives. Management discussed this issue with its independent auditors and the Company's Audit Committee of the Board of Directors ("Audit Committee"). Based on such discussions management has changed its accounting policy to expense such costs in the year incurred and restated prior period financial statements as discussed in Note 2 to the financial statements because the previous method of accounting for these costs has been determined to be incorrect.

     The Company's rent control initiatives date back prior to 2001. During 2001, given a significant expansion of the rent control initiatives, the accounting for such costs was closely analyzed by management and discussed with our independent auditors. The initiatives involved efforts of the Company to realize the value of certain of its Properties subject to rent control, as more fully discussed in Note 17. The initiatives included efforts to remove the operations of certain Properties from existing rent regulation or to ultimately close the Properties if the existing rent regulation remained.

     At that time the Company concluded that removal of the existing rent regulation or Property closures would constitute a "formal plan" and that such plan represented a "change in use" under Statement of Financial Accounting Standards No. 67 "Accounting for Costs and Initial Rental Operations of Real Estate Projects" ("SFAS No. 67") and costs were capitalized on that basis. These financial statements were audited by our independent auditors and the auditors provided unqualified opinions in prior periods.

     After the discussions among the Company, its Audit Committee and its independent auditors in March 2005, the term "change in use" was no longer interpreted to cover a change in regulation. In addition, as part of its initiative, the Company was not willing to commit to close the Properties and would accept other outcomes that allowed the Company to realize the value of its Properties short of park closure (which is a "change in use"). As a result the Company determined that it was not committed to a "formal plan" that reflected a "change of use" under SFAS No. 67.

     The Company's management with the participation of the Chief Executive Officer and the Chief Financial Officer has evaluated the effectiveness of the Company's disclosure controls and procedures as of December 31, 2004 in light of this restatement. Based on that evaluation, the Company's Chief

Executive Officer and Chief Financial Officer concluded that the Company's disclosure controls and procedures were not effective at the reasonable assurance level as of December 31, 2004. However, based on this evaluation, the Chief Executive Officer and the Chief Financial Officer have concluded that, as of such date, the controls over the accounting policy regarding the capitalization of costs incurred in pursuing rent control initiatives is the only area in which the disclosure controls and procedures were not operating effectively at the reasonable assurance level.

     Prior to receipt of SEC comments the issue of the capitalization of costs incurred in pursuing rent control initiatives was identified by the Company as an accounting issue. While the Company concluded its disclosure controls and procedures were not operating effectively as of December 31, 2004, management believes 1) it closely analyzed the application of SFAS No. 67 to its situation and this issue was discussed with its Audit Committee and it was considered by its independent auditors in prior audits, 2) there was no authoritative literature existing with respect to this issue that was not considered by the Company or its Audit Committee, and 3) until the comments were received from the SEC staff and subsequent discussion with its independent auditors, the application of SFAS No. 67 and the Company's interpretation of "formal plan" and "change in use" were believed to be appropriate. Lastly, the Company believes its disclosure regarding these transactions and costs was highlighted in its disclosure and taken in total during the relevant periods provided users with meaningful and useful information on which to base investment decisions.

CHANGES IN INTERNAL CONTROL OVER FINANCIAL REPORTING

     To remediate the material weakness in the Company's internal control over financial reporting, subsequent to year end the Company has implemented additional review procedures over the selection and monitoring of the application and interpretation of accounting principles affecting the costs incurred in pursuing rent control initiatives.

     There were no material changes to the Company's internal changes over financial reporting during the fourth quarter.

       REPORT OF MANAGEMENT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

     Management of the Company is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rules 13a-15(f) and 15d-15(f) under Securities Exchange Act of 1934. The Company's internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.

     Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

     Management assessed the effectiveness of the Company's internal control over financial reporting as of December 31, 2004. In making this assessment, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control-Integrated Framework.

     In performing this assessment, management reviewed the Company's accounting for costs incurred in pursuing rent control initiatives. As a result of this review, management concluded that the Company's controls over the application and interpretation of accounting principles affecting the capitalization of these costs were incorrect, and, as a result, management has determined that expenses were understated over the last several years. The Audit Committee and the Board of Directors and management determined to restate certain of the Company's previously issued financial statements to reflect the correct costs incurred in pursuing rent control initiatives, as explained in Note 2 to the consolidated financial statements.

     Management evaluated the effects of this restatement on the Company's assessment of its internal control over financial reporting and concluded that the control deficiency relating to the implementation and interpretation of GAAP as they relate to the capitalization of costs in pursuing rent control initiatives represented a material weakness. As a result of this material weakness, management has concluded that, as of December 31, 2004, the Company's internal control over financial reporting was not effective based on the criteria set forth by COSO in Internal Control-Integrated Framework. A material weakness in internal control over financial reporting is a control deficiency (within the meaning of the Public Company Accounting Oversight Board ("PCAOB") Auditing Standard No. 2), or combination of control deficiencies, that results in there being more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. PCAOB Auditing Standard No. 2 identifies a number of circumstances that, because of their likely significant negative effect on internal control over financial reporting, are to be regarded as at least significant deficiencies as well as strong indicators that a material weakness exists, including the restatement of previously issued financial statements to reflect the correction of a misstatement.

     The Company's independent registered public accounting firm has issued an attestation report on management's assessment of the Company's internal control over financial reporting. That report appears on page F-2 of the Consolidated Financial Statements.

ITEM 9B.  OTHER INFORMATION

     None.

                                    PART III

ITEM 10.  DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

     The information required to be set forth herein pursuant to Item 401 and
Item 405 of Regulation S-K is contained under the captions "Election of Directors," "Election of Directors -- Committees of the Board; Meetings" and "Section 16(a) Beneficial Ownership Reporting Compliance" in the Company's definitive proxy statement for the Company's 2005 Annual Meeting of Stockholders to be held on May 10, 2005 (the "2005 Proxy Statement") and such information is incorporated herein by reference.

     In addition, the information required to be set forth herein pursuant to
Item 406 of Regulation S-K is contained under the caption "Election of Directors -- Corporate Governance" in the 2005 Proxy Statement regarding the Company's written Guidelines on Corporate Governance and the Company's Business Ethics and Conduct Policy is incorporated herein by reference.

ITEMS 11, 12, 13 AND 14.  EXECUTIVE COMPENSATION, SECURITY OWNERSHIP OF CERTAIN
                          BENEFICIAL OWNERS AND MANAGEMENT, CERTAIN
                          RELATIONSHIPS AND RELATED TRANSACTIONS AND PRINCIPAL ACCOUNTANT FEES AND SERVICES

     The information required by Item 11, Item 12, Item 13 and Item 14 will be contained in the 2005 Proxy Statement, and thus this Part has been omitted in accordance with General Instruction G(3) to Form 10-K.

                                    PART IV

ITEM 15.  EXHIBITS AND FINANCIAL STATEMENTS SCHEDULES

     1. Financial Statements

See Index to Financial Statements and Schedules on page F-1 of this Form 10-K.

     2. Financial Statement Schedules

See Index to Financial Statements and Schedules on page F-1 of this Form 10-K.

     3. Exhibits:

   2(a)        Admission Agreement between Equity Financial and Management
               Co., Manufactured Home Communities, Inc. and MHC Operating
               Partnership.
   3.1(g)      Amended and Restated Articles of Incorporation of
               Manufactured Home Communities, Inc. effective May 21, 1999.
   3.2(n)      Articles of Amendment of Articles of Incorporation of
               Manufactured Home Communities, Inc., effective May 13, 2003.
   3.3(m)      Articles of Amendment to Articles of Incorporation of
               Manufactured Home Communities, Inc., effective November 16,
               2004.
   3.4(n)      Amended Bylaws of Manufactured Home Communities, Inc. dated
               December 31, 2003.
   4           Not applicable
   9           Not applicable
  10.1(a)      Agreement of Limited Partnership of MHC Financing Limited
               Partnership
  10.2(b)      Agreement of Limited Partnership of MHC Lending Limited
               Partnership
  10.3(c)      Agreement of Limited Partnership of MHC-Bay Indies Financing
               Limited Partnership
  10.4(c)      Agreement of Limited Partnership of MHC-De Anza Financing
               Limited Partnership
  10.5(d)      Second Amended and Restated MHC Operating Limited
               Partnership Agreement of Limited Partnership, dated March
               15, 1996
  10.6(f)      Agreement of Limited Partnership of MHC Financing Limited
               Partnership Two
  10.7(a)      Revolving Credit Note made by Realty Systems, Inc. to Equity
               Financial and Management Co.
  10.8(a)      Assignment to MHC Operating Limited Partnership of Revolving
               Credit Note made by Realty Systems, Inc. to Equity Financial and Management Co.
  10.9(a)      Loan and Security Agreement between Realty Systems, Inc. and
               MHC Operating Limited Partnership
  10.10(e)     Form of Manufactured Home Communities, Inc. 1997
               Non-Qualified Employee Stock Purchase Plan.
  10.11(i)     Manufactured Home Communities, Inc. 1992 Stock Option and
               Stock Award Plan.
  10.12(g)     $265,000,000 Mortgage Note dated December 12, 1997
  10.13(h)     $110,000,000 Amended, Restated and Consolidated Promissory
               Note (DeAnza Mortgage) dated June 28, 2000
  10.14(h)     $15,750,000 Promissory Note Secured by Leasehold Deed of
               Trust (Date Palm Mortgage) dated July 13, 2000
  10.15(j)     $50,000,000 Promissory Note secured by Leasehold Deeds of
               Trust (Stagecoach Mortgage) dated December 2, 2001.
  10.16(k)     Loan Agreement dated October 17, 2003 between MHC Sunrise
               Heights, L.L.C., as Borrower, and Bank of America, N.A., as
               Lender.
  10.16.1(k)   Schedule identifying substantially identical agreements to
               Exhibit No. 10.16.
  10.17(k)     Form of Loan Agreement dated October 17, 2003 between MHC
               Countryside L.L.C., as Borrower, and Bank of America, N.A.,
               as Lender.

  10.17.1(k)   Schedule identifying substantially identical agreements to
               Exhibit No. 10.17.
  10.18(k)     Form of Loan Agreement dated October 17, 2003 between MHC
               Creekside L.L.C., as Borrower, and Bank of America, N.A., as
               Lender.
  10.18.1(k)   Schedule identifying substantially identical agreements to
               Exhibit No. 10.18.
  10.19(k)     Form of Loan Agreement dated October 17, 2003 between MHC
               Golf Vista Estates L.L.C., as Borrowers, and Bank of
               America, N.A., as Lender.
  10.19.1(k)   Schedule identifying substantially identical agreements to
               Exhibit No. 10.19.
  10.20(l)     Agreement of Plan of Merger (Thousand Trails), dated August
               2, 2004
  10.21(l)     Amendment No. 1 to Agreement of Plan of Merger (Thousand
               Trails), dated September 30, 2004
  10.22(l)     Amendment No. 2 to Agreement of Plan of Merger (Thousand
               Trails), dated November 9, 2004
  10.23(l)     Thousand Trails Lease Agreement, dated November 10, 2004
  10.24(l)     $120 million Term Loan Agreement dated November 10, 2004
  10.25(l)     Fifth Amended and Restated Credit Agreement ($110 million
               Revolving Facility) dated November 10, 2004
  10.26(l)     First Amended and Restated Loan Agreement dated November 10,
               2004
  11           Not applicable
  12(n)        Computation of Ratio of Earnings to Fixed Charges
  13           Not applicable
  14(n)        Manufactured Home Communities, Inc. Business Ethics and
               Conduct Policy, dated March 2004
  15           Not applicable
  16           Not applicable
  17           Not applicable
  18           Not applicable
  19           Not applicable
  20           Not applicable
  21(n)        Subsidiaries of the registrant
  22           Not applicable
  23(n)        Consent of Independent Auditors
  24.1(n)      Power of Attorney for Joseph B. McAdams dated March 1, 2005
  24.2(n)      Power of Attorney for Howard Walker dated February 28, 2005
  24.3(n)      Power of Attorney for Thomas E. Dobrowski dated March 1,
               2005
  24.4(n)      Power of Attorney for Gary Waterman dated March 1, 2005
  24.5(n)      Power of Attorney for Donald S. Chisholm dated March 1, 2005
  24.6(n)      Power of Attorney for Sheli Z. Rosenberg dated March 1, 2005
  25           Not applicable
  26           Not applicable
  31.1(n)      Certification of Chief Financial Officer Pursuant To Section
               302 of the Sarbanes-Oxley Act Of 2002
  31.2(n)      Certification of Chief Executive Officer Pursuant To Section
               302 of the Sarbanes-Oxley Act Of 2002
  32.1(n)      Certification of Chief Financial Officer Pursuant to 18
               U.S.C. Section 1350
  32.2(n)      Certification of Chief Executive Officer Pursuant to 18
               U.S.C. Section 1350

     The following documents are incorporated herein by reference.
---------------

(a) Included as an exhibit to the Company's Form S-11 Registration Statement, File No. 33-55994.

(b) Included as an exhibit to the Company's Report on Form 10-K dated December 31, 1993.

(c) Included as an exhibit to the Company's Report on Form 10-K dated December 31, 1994.

(d) Included as an exhibit to the Company's Report on Form 10-Q for the quarter ended June 30, 1996.

(e) Included as Exhibit A to the Company's definitive Proxy Statement dated March 28, 1997, relating to Annual Meeting of Stockholders held on May 13, 1997.

(f) Included as an exhibit to the Company's Report on Form 10-K dated December 31, 1997.

(g) Included as an exhibit to the Company's Form S-3 Registration Statement, filed November 12, 1999 (SEC File No. 333-90813).

(h) Included as an exhibit to the Company's Report on Form 10-K dated December 31, 2000.

(i) Included as Appendix A to the Company's Definitive Proxy Statement dated March 30, 2001

(j) Included as an exhibit to the Company's Report on Form 10-K dated December 31, 2002.

(k) Included as an exhibit to the Company's Report on Form 10-K dated December 31, 2003.

(l) Included as an exhibit to the Company's Report on Form 8-K dated November 16, 2004

(m) Included as an exhibit to the Company's Report on Form 8-K dated November 22, 2004

(n)  Filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                              EQUITY LIFESTYLE PROPERTIES, INC.,a Maryland corporation

Date: March 28, 2005                                         By: /s/ Thomas P. Heneghan
                                                ----------------------------------------------------
                                                                 Thomas P. Heneghan
                                                       President and Chief Executive Officer
                                                           (Principal Executive Officer)

Date: March 28, 2005                                         By: /s/ Michael B. Berman
                                                ----------------------------------------------------
                                                                 Michael B. Berman
                                                             Vice President, Treasurer
                                                             and Chief Executive Officer
                                                            (Principal Financial Officer
                                                          and Principal Accounting Officer)

EQUITY LIFESTYLE PROPERTIES, INC. -- SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

                           NAME                                    TITLE                       DATE
                           ----                                    -----                       ----

              /s/ Thomas P. Heneghan                President, Chief Executive Officer    March 28, 2005
 ------------------------------------------------              and Director
                Thomas P. Heneghan                           *Attorney-in-Fact


              /s/ Michael B. Berman                 Vice President, Treasurer and Chief   March 28, 2005
 ------------------------------------------------            Financial Officer
                Michael B. Berman                            *Attorney-in-Fact


                 /s/ Samuel Zell                           Chairman of the Board          March 28, 2005
 ------------------------------------------------
                   Samuel Zell


               *Sheli Z. Rosenberg                               Director                 March 28, 2005
 ------------------------------------------------
                Sheli Z. Rosenberg


               *Donald S. Chisholm                               Director                 March 28, 2005
 ------------------------------------------------
                Donald S. Chisholm


               *Thomas E. Dobrowski                              Director                 March 28, 2005
 ------------------------------------------------
               Thomas E. Dobrowski


                  *Howard Walker                        Vice-Chairman of the Board        March 28, 2005
 ------------------------------------------------
                  Howard Walker


                *Joseph B. McAdams                               Director                 March 28, 2005
 ------------------------------------------------
                Joseph B. McAdams


                  *Gary Waterman                                 Director                 March 28, 2005
 ------------------------------------------------
                  Gary Waterman

                         INDEX TO FINANCIAL STATEMENTS

                       EQUITY LIFESTYLE PROPERTIES, INC.

                                                              PAGE
                                                              ----
Report of Independent Registered Public Accounting Firm on
  Internal Controls over Financial Reporting................  B-50
Report of Independent Registered Public Accounting Firm.....  B-52
Consolidated Balance Sheets as of December 31, 2004 and
  2003......................................................  B-53
Consolidated Statements of Operations for the years ended
  December 31, 2004, 2003 and 2002..........................  B-54
Consolidated Statements of Other Comprehensive Income for
  the years ended December 31, 2004, 2003 and 2002..........  B-55
Consolidated Statements of Changes in Stockholders' Equity
  for the years ended December 31, 2004, 2003 and 2002......  B-56
Consolidated Statements of Cash Flows for the years ended
  December 31, 2004, 2003 and 2002..........................  B-57
Notes to Consolidated Financial Statements..................  B-58
Schedule II -- Valuation and Qualifying Accounts............  B-85
Schedule III -- Real Estate and Accumulated Depreciation....  B-86

 Certain schedules have been omitted as they are not applicable to the Company.

           REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON
                   INTERNAL CONTROL OVER FINANCIAL REPORTING

The Board of Directors and Stockholders of Equity Lifestyle Properties, Inc.

     We have audited management's assessment, included in the accompanying Report of Management on Internal Control over Financial Reporting, that Equity Lifestyle Properties, Inc. (Equity Lifestyle Properties) did not maintain effective internal control over financial reporting as of December 31, 2004, because of the effect of a material weakness due to inadequate controls over the capitalization of certain costs, based on criteria established in Internal Control -- Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the COSO criteria). Equity Lifestyle Properties' management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express an opinion on management's assessment and an opinion on the effectiveness of Equity Lifestyle Properties' internal control over financial reporting based on our audit.

     We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, evaluating management's assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

     A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of Equity Lifestyle Properties; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of Equity Lifestyle Properties are being made only in accordance with authorizations of management and directors of Equity Lifestyle Properties; and
(3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of Equity Lifestyle Properties' assets that could have a material effect on the financial statements.

     Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

     A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The following material weakness has been identified and included in management's assessment. As described in the notes to the Company's 2004 financial statements, Equity Lifestyle Properties restated previously issued financial statements to correct for errors related to the improper capitalization of certain costs associated with changing rent control restrictions. In connection with its assessment of internal control over financial reporting as of December 31, 2004, management determined that Equity Lifestyle Properties' procedures and controls over the interpretation and implementation of generally accepted accounting principles as they relate to the capitalization of these costs were inadequate, and concluded that this deficiency represented a material weakness in internal control over financial reporting. This material weakness was considered in determining the nature, timing, and extent of audit tests applied in our audit of the financial statements as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004, and this report does not affect our report dated March 24, 2005 on those financial statements.

     In our opinion, management's assessment that Equity Lifestyle Properties, Inc. did not maintain effective internal control over financial reporting as of December 31, 2004, is fairly stated, in all material respects, based on the COSO control criteria. Also, in our opinion, because of the effect of the material weakness described above on the achievement of the objectives of the control criteria, Equity Lifestyle Properties, Inc. has not maintained effective internal control over financial reporting as of December 31, 2004, based on the COSO control criteria.

ERNST & YOUNG LLP

Chicago, Illinois
March 24, 2005

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of Equity Lifestyle Properties, Inc.

     We have audited the accompanying consolidated balance sheets of Equity Lifestyle Properties, Inc. ("Equity Lifestyle Properties", formerly known as Manufactured Home Communities, Inc.) as of December 31, 2004 and 2003, and the related consolidated statements of operations, other comprehensive income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 2004. Our audits also included the financial statement schedules listed in the Index at Item 15(1) and (2). These financial statements and the schedules are the responsibility of Equity Lifestyle Properties' management. Our responsibility is to express an opinion on these financial statements and the schedules based on our audits.

     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Equity Lifestyle Properties at December 31, 2004 and 2003, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

     As discussed in Note 2 to the consolidated financial statements, the Company has restated its financial statements as of December 31, 2003 and for each of the two years in the period then ended relating to expense recognition for certain costs.

     As discussed in Note 3 to the consolidated financial statements, in 2003 Equity Lifestyle Properties changed its method of accounting for stock-based employee compensation.

     We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of Equity Lifestyle Properties internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control -- Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated March 24, 2005 expressed an unqualified opinion on management's assessment of the effectiveness of internal control over financial reporting and an adverse opinion on the effectiveness of internal control over financial reporting.

ERNST & YOUNG LLP

Chicago, Illinois
March 24, 2005

                       EQUITY LIFESTYLE PROPERTIES, INC.

                          CONSOLIDATED BALANCE SHEETS
                        AS OF DECEMBER 31, 2004 AND 2003

                                                                             DECEMBER 31,
                                                              DECEMBER 31,       2003
                                                                  2004        (RESTATED)
                                                              ------------   ------------
                                                                (AMOUNTS IN THOUSANDS)
                                         ASSETS
Investment in real estate:
  Land......................................................   $  470,587     $  282,803
  Land improvements.........................................    1,438,923        905,785
  Buildings and other depreciable property..................      126,280        121,117
                                                               ----------     ----------
                                                                2,035,790      1,309,705
  Accumulated depreciation..................................     (322,867)      (272,497)
                                                               ----------     ----------
    Net investment in real estate...........................    1,712,923      1,037,208
Cash and cash equivalents...................................        5,305        325,740
Notes receivable............................................       13,290         11,551
Investment in joint ventures................................       43,583         10,770
Rents receivable, net.......................................        1,469          2,385
Deferred financing costs, net...............................       16,162         14,164
Inventory...................................................       50,654         31,604
Prepaid expenses and other assets...........................       42,903         30,085
                                                               ----------     ----------
  TOTAL ASSETS..............................................   $1,886,289     $1,463,507
                                                               ==========     ==========

                          LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Mortgage notes payable....................................   $1,417,251     $1,076,183
  Unsecured line of credit..................................      115,800             --
  Unsecured term loan.......................................      120,000             --
  Accounts payable and accrued expenses.....................       36,146         27,928
  Accrued interest payable..................................        8,894          5,978
  Rents received in advance and security deposits...........       21,135          6,616
  Distributions payable.....................................          448        224,696
                                                               ----------     ----------
    TOTAL LIABILITIES.......................................    1,719,674      1,341,401
Commitments and contingencies
Minority interest -- Common OP Units and other..............        9,771           (366)
Minority interest -- Perpetual Preferred OP Units...........      125,000        125,000
STOCKHOLDERS' EQUITY:
  Preferred stock, $.01 par value 10,000,000 shares
    authorized; none issued.................................           --             --
  Common stock, $.01 par value 50,000,000 shares authorized;
    22,937,192 and 22,563,348 shares issued and outstanding
    for 2004 and 2003, respectively.........................          224            222
  Paid-in capital...........................................      294,304        263,066
  Deferred compensation.....................................         (166)          (494)
  Distributions in excess of accumulated earnings...........     (262,518)      (265,322)
                                                               ----------     ----------
    Total stockholders' equity (deficit)....................       31,844         (2,528)
                                                               ----------     ----------
  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY................   $1,886,289     $1,463,507
                                                               ==========     ==========

    The accompanying notes are an integral part of the financial statements

                       EQUITY LIFESTYLE PROPERTIES, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

                                                                         2003         2002
                                                             2004     (RESTATED)   (RESTATED)
                                                           --------   ----------   ----------
                                                                 (AMOUNTS IN THOUSANDS,
                                                                 EXCEPT PER SHARE DATA)
PROPERTY OPERATIONS:
  Community base rental income...........................  $210,790    $196,919     $194,640
  Resort base rental income..............................    54,845      11,780        9,146
  Utility and other income...............................    24,893      20,150       19,684
                                                           --------    --------     --------
       Property operating revenues.......................   290,528     228,849      223,470
  Property operating and maintenance.....................    94,955      64,996       62,843
  Real estate taxes......................................    23,679      18,917       17,827
  Property management....................................    12,852       9,373        9,292
                                                           --------    --------     --------
       Property operating expenses (exclusive of
          depreciation shown separately below)...........   131,486      93,286       89,962
                                                           --------    --------     --------
     Income from property operations.....................   159,042     135,563      133,508
HOME SALES OPERATIONS:
  Gross revenues from inventory home sales...............    47,636      36,606       33,537
  Cost of inventory home sales...........................   (41,833)    (31,767)     (27,183)
                                                           --------    --------     --------
       Gross profit from inventory home sales............     5,803       4,839        6,354
  Brokered resale revenues, net..........................     2,186       1,724        1,592
  Home selling expenses..................................    (8,708)     (7,360)      (7,664)
  Ancillary services revenues, net.......................     2,782         216          522
                                                           --------    --------     --------
       Income (loss) from home sales operations &
          other..........................................     2,063        (581)         804
OTHER INCOME (EXPENSES):
  Interest income........................................     1,391       1,695          967
  Income from other investments..........................     3,475         956          316
  General and administrative.............................    (9,243)     (8,060)      (8,192)
  Rent control initiatives...............................    (2,412)     (2,352)      (5,698)
  Interest and related amortization......................   (91,922)    (58,402)     (50,729)
  Depreciation on corporate assets.......................    (1,657)     (1,240)      (1,277)
  Depreciation on real estate assets and other costs.....   (48,862)    (37,265)     (34,826)
                                                           --------    --------     --------
       Total other income (expenses).....................  (149,230)   (104,668)     (99,439)
       Income before minority interests, equity in income
          of unconsolidated joint ventures, gain on sale
          of properties and other and discontinued
          operations.....................................    11,875      30,314       34,873
  Income allocated to Common OP Units....................      (936)     (3,860)      (4,708)
  Income allocated to Perpetual Preferred OP Units.......   (11,284)    (11,252)     (11,252)
  Equity in income of unconsolidated joint ventures......     3,739         340          235
                                                           --------    --------     --------
       Income before gain on sale of properties and other
          and discontinued operations....................     3,394      15,542       19,148
                                                           --------    --------     --------
  Gain on sale of properties and other...................       638          --           --
                                                           --------    --------     --------
       Income from continuing operations.................     4,032      15,542       19,148
                                                           --------    --------     --------
DISCONTINUED OPERATIONS:
  Discontinued operations................................        26       1,043        3,287
  Depreciation on discontinued operations................       (32)       (135)        (484)
  Gain on sale of properties and other...................        --      10,826       13,014
  Minority interests on discontinued operations..........        --      (2,144)      (3,078)
                                                           --------    --------     --------
       Income (loss) from discontinued operations........        (6)      9,590       12,739
                                                           --------    --------     --------
          NET INCOME AVAILABLE FOR COMMON SHARES.........  $  4,026    $ 25,132     $ 31,887
                                                           ========    ========     ========

    The accompanying notes are an integral part of the financial statements

                       EQUITY LIFESTYLE PROPERTIES, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

                                                                         2003         2002
                                                              2004    (RESTATED)   (RESTATED)
                                                             ------   ----------   ----------
                                                                  (AMOUNTS IN THOUSANDS,
                                                                  EXCEPT PER SHARE DATA)
EARNINGS PER COMMON SHARE -- BASIC:
  Income from continuing operations........................  $ 0.18     $ 0.71       $ 0.89
                                                             ======     ======       ======
  Income from discontinued operations......................  $ 0.00     $ 0.43       $ 0.59
                                                             ======     ======       ======
  Net income available for Common Shares...................  $ 0.18     $ 1.14       $ 1.48
                                                             ======     ======       ======
EARNINGS PER COMMON SHARE -- FULLY DILUTED:
  Income from continuing operations........................  $ 0.17     $ 0.69       $ 0.87
                                                             ======     ======       ======
  Income from discontinued operations......................  $ 0.00     $ 0.42       $ 0.57
                                                             ======     ======       ======
  Net income available for Common Shares...................  $ 0.17     $ 1.11       $ 1.44
                                                             ======     ======       ======
  Distributions declared per Common Share outstanding......  $ 0.05     $9.485       $ 1.90
                                                             ======     ======       ======
Tax status of Common Shares distributions paid during the
  year:
  Ordinary income..........................................  $ 1.05     $ 0.68       $ 1.50
                                                             ======     ======       ======
  Long-term capital gain...................................  $ 4.82     $ 0.57       $   --
                                                             ======     ======       ======
  Unrecaptured section 1250 gain...........................  $ 2.17     $ 0.16       $   --
                                                             ======     ======       ======
  Return of capital........................................  $   --     $ 0.55       $ 0.37
                                                             ======     ======       ======
Weighted average Common Shares outstanding -- basic........  22,849     22,077       21,617
                                                             ======     ======       ======
Weighted average Common Shares outstanding -- fully
  diluted..................................................  29,465     28,002       27,632
                                                             ======     ======       ======

                       EQUITY LIFESTYLE PROPERTIES, INC.

             CONSOLIDATED STATEMENTS OF OTHER COMPREHENSIVE INCOME
              FOR THE YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

                                                                         2003         2002
                                                              2004    (RESTATED)   (RESTATED)
                                                             ------   ----------   ----------
                                                                  (AMOUNTS IN THOUSANDS)
Net income available for Common Shares.....................  $4,026    $25,132      $31,887
  Net unrealized holding gains (losses) on derivative
     instruments...........................................      --      4,498       (4,987)
                                                             ------    -------      -------
  Net other comprehensive income available for Common
     Shares................................................  $4,026    $29,630      $26,900
                                                             ======    =======      =======

    The accompanying notes are an integral part of the financial statements

                       EQUITY LIFESTYLE PROPERTIES, INC.

           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 2004, 2003 AND 2003

                                                                         2003         2002
                                                            2004      (RESTATED)   (RESTATED)
                                                          ---------   ----------   ----------
                                                                (AMOUNTS IN THOUSANDS)
PREFERRED STOCK, $.01 PAR VALUE.........................  $      --   $      --     $     --
                                                          =========   =========     ========
COMMON STOCK, $.01 PAR VALUE
Balance, beginning of year..............................  $     222   $     218     $    215
  Issuance of Common Stock through restricted stock
     grants.............................................         --          --            1
  Exercise of options...................................          2           4            2
                                                          ---------   ---------     --------
Balance, end of year....................................  $     224   $     222     $    218
                                                          =========   =========     ========
PAID -- IN CAPITAL
Balance, beginning of year..............................  $ 263,066   $ 256,394     $245,827
  Issuance of Common Stock for employee notes...........         --          --           --
  Conversion of OP Units to Common Stock................        155         343          227
  Issuance of Common Stock through exercise of
     options............................................      3,058       6,323        5,782
  Issuance of Common Stock through restricted stock
     grants.............................................         --          --        2,709
  Issuance of Common Stock through employee stock
     purchase plan......................................      2,735       3,254        2,512
  Compensation expense related to stock options and
     restricted stock...................................      2,571         611           --
  Transition adjustment -- FAS 123......................         --      (1,047)          --
  Adjustment for Common OP Unitholders in the Operating
     Partnership........................................     22,719      (2,812)        (663)
                                                          ---------   ---------     --------
Balance, end of year....................................  $ 294,304   $ 263,066     $256,394
                                                          =========   =========     ========
DEFERRED COMPENSATION
Balance, beginning of year..............................  $    (494)  $  (3,069)    $ (4,062)
  Issuance of Common Stock through restricted stock
     grants.............................................         --          --       (2,709)
  Transition adjustment -- FAS 123......................         --       1,047           --
  Recognition of deferred compensation expense..........        328       1,528        3,702
                                                          ---------   ---------     --------
Balance, end of year....................................  $    (166)  $    (494)    $ (3,069)
                                                          =========   =========     ========
EMPLOYEE NOTES
Balance, beginning of year..............................  $      --   $  (2,713)    $ (3,841)
  Principal payments....................................         --       2,713        1,128
                                                          ---------   ---------     --------
Balance, end of year....................................  $      --   $      --     $ (2,713)
                                                          =========   =========     ========
DISTRIBUTIONS IN EXCESS OF ACCUMULATED COMPREHENSIVE
  EARNINGS
Balance, beginning of year..............................  $(265,322)  $ (79,655)    $(64,875)
  Net income............................................      4,026      25,132       31,887
  Other comprehensive income:
     Unrealized holding (losses) gains on derivative
       instruments......................................         --       4,498       (4,987)
                                                          ---------   ---------     --------
       Comprehensive income.............................      4,026      29,630       26,900
                                                          ---------   ---------     --------
     Distributions......................................     (1,222)   (215,297)     (41,680)
                                                          ---------   ---------     --------
Balance, end of year....................................  $(262,518)  $(265,322)    $(79,655)
                                                          =========   =========     ========

    The accompanying notes are an integral part of the financial statements

                       EQUITY LIFESTYLE PROPERTIES, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

                                                                             2003         2002
                                                                2004      (RESTATED)   (RESTATED)
                                                              ---------   ----------   ----------
                                                                    (AMOUNTS IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income................................................  $   4,026   $  25,132     $ 31,887
  Adjustments to reconcile net income to cash provided by
    operating activities:
    Income allocated to minority interests..................     12,220      17,256       19,038
    Gain on sale of Properties and other....................       (638)    (10,826)     (13,014)
    Depreciation expense....................................     51,703      39,403       37,094
    Amortization expense....................................      2,203       5,031          963
    Debt premium amortization expense.......................     (1,317)         --           --
    Equity in income of affiliates and joint ventures.......     (4,969)     (1,042)        (957)
    Amortization of deferred compensation and other.........      2,899       2,139        3,930
    Increase in provision for uncollectable rents
      receivable............................................      1,182         821          941
  Changes in assets and liabilities:
    Change in rents receivable..............................        281      (1,469)      (1,186)
    Change in inventory.....................................    (17,855)      1,846        1,887
    Change in prepaid expenses and other assets.............     (9,772)        (43)      (2,113)
    Change in accounts payable and accrued expenses.........      5,963      (3,055)       1,471
    Change in rents received in advance and security
      deposits..............................................        807         (30)         235
                                                              ---------   ---------     --------
  Net cash provided by operating activities.................     46,733      75,163       80,176
                                                              ---------   ---------     --------
CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisition of rental properties..........................   (310,893)     (6,836)     (56,531)
  Proceeds from dispositions of assets......................        671      27,170       14,171
  Distributions from (investment in) joint ventures and
    other...................................................    (27,642)      1,535       (7,149)
  Proceeds from restructuring of College Heights joint
    venture, net............................................         --          --        4,647
  Purchase of RSI...........................................         --          --         (675)
  Cash received in acquisition of RSI.......................         --          --          839
  Collections (funding) of notes receivable.................     (1,708)     (1,507)      (3,784)
  Improvements:
    Improvements -- corporate...............................       (444)        (72)        (681)
    Improvements -- rental properties.......................    (13,663)    (11,912)     (13,377)
    Site development costs..................................    (12,975)     (8,976)     (10,433)
                                                              ---------   ---------     --------
  Net cash (used in) investing activities...................   (366,654)       (598)     (72,973)
                                                              ---------   ---------     --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net proceeds from stock options and employee stock
    purchase plan...........................................      6,221       9,581        8,296
  Distributions to Common Stockholders, Common OP
    Unitholders and Perpetual Preferred OP Unitholders......   (237,074)    (65,687)     (58,314)
  Collection of principal payments on employee notes........         --       2,713        1,128
  Line of credit:
    Proceeds................................................    135,800      53,000       82,000
    Repayments..............................................    (20,000)   (137,750)     (13,500)
  Acquisition Financing.....................................    124,300          --           --
  Repayment of term loan....................................         --    (100,000)          --
  Refinancing -- net proceeds (repayments)..................      3,288     501,057      (16,096)
  Principal payments........................................     (8,848)     (4,844)      (4,217)
  Debt issuance costs.......................................     (4,201)    (14,165)        (584)
                                                              ---------   ---------     --------
  Net cash provided by (used in) financing activities.......       (514)    243,905       (1,287)
                                                              ---------   ---------     --------
Net increase (decrease) in cash and cash equivalents........   (320,435)    318,470        5,916
Cash and cash equivalents, beginning of year................    325,740       7,270        1,354
                                                              ---------   ---------     --------
Cash and cash equivalents, end of year......................  $   5,305   $ 325,740     $  7,270
                                                              =========   =========     ========
SUPPLEMENTAL INFORMATION
Cash paid during the year for interest......................  $  88,883   $  52,396     $ 46,097
                                                              =========   =========     ========

    The accompanying notes are an integral part of the financial statements

                       EQUITY LIFESTYLE PROPERTIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- ORGANIZATION OF THE COMPANY AND BASIS OF PRESENTATION

     Equity Lifestyle Properties, Inc. (formerly Manufactured Home Communities, Inc.), together with MHC Operating Limited Partnership (the "Operating Partnership") and other consolidated subsidiaries ("Subsidiaries"), are referred to herein as the "Company", "ELS", "we", "us", and "our". We believe that we have qualified for taxation as a real estate investment trust ("REIT") for federal income tax purposes since our taxable year ended December 31, 1993. We plan to continue to meet the requirements for taxation as a REIT. Many of these requirements, however, are highly technical and complex. We cannot, therefore, guarantee that we have qualified or will qualify in the future as a REIT. The determination that we are a REIT requires an analysis of various factual matters that may not be totally within our control and we cannot provide any assurance that the Internal Revenue Service ("IRS") will agree with our analysis. For example, to qualify as a REIT, at least 95% of our gross income must come from sources that are itemized in the REIT tax laws. We are also required to distribute to stockholders at least 90% of our REIT taxable income excluding capital gains. The fact that we hold our assets through the Operating Partnership and its subsidiaries further complicates the application of the REIT requirements. Even a technical or inadvertent mistake could jeopardize our REIT status. Furthermore, Congress and the IRS might make changes to the tax laws and regulations, and the courts might issue new rulings that make it more difficult, or impossible, for us to remain qualified as a REIT. We do not believe, however, that any pending or proposed tax law changes would jeopardize our REIT status.

     If we fail to qualify as a REIT, we would be subject to federal income tax at regular corporate rates. Also, unless the IRS granted us relief under certain statutory provisions, we would remain disqualified as a REIT for four years following the year we first failed to qualify. Even if the Company qualifies for taxation as a REIT, the Company is subject to certain state and local taxes on its income and property and Federal income and excise taxes on its undistributed income.

     The operations of the Company are conducted primarily through the Operating Partnership. The Company contributed the proceeds from its initial public offering and subsequent offerings to the Operating Partnership for a general partnership interest. In 2004, the general partnership interest was contributed to MHC Trust (see Note 5). The financial results of the Operating Partnership and the Subsidiaries are consolidated in the Company's consolidated financial statements. In addition, since certain activities, if performed by the Company, may not be qualifying REIT activities under the Internal Revenue Code of 1986, as amended (the "Code"), the Company has formed taxable REIT subsidiaries as defined in the Code to engage in such activities.

     Several Properties acquired during 2004 are wholly owned by taxable REIT subsidiaries of the Company. In addition, Realty Systems, Inc. ("RSI") is a wholly owned taxable REIT subsidiary of the Company that, doing business as Carefree Sales, is engaged in the business of purchasing, selling and leasing homes that are located in Properties owned and managed by the Company. Carefree Sales also provides brokerage services to customers at such Properties. Typically, customers move from a Property but do not relocate their homes. Carefree Sales may provide brokerage services, in competition with other local brokers, by seeking buyers for the homes. Carefree Sales also leases inventory homes to prospective customers with the expectation that the tenant eventually will purchase the home. Subsidiaries of RSI also lease from the Operating Partnership certain real property within or adjacent to certain Properties consisting of golf courses, pro shops, stores and restaurants.

     The limited partners of the Operating Partnership (the "Common OP Unitholders") receive an allocation of net income which is based on their respective ownership percentage of the Operating Partnership which is shown on the Consolidated Financial Statements as Minority Interests -- Common OP Units. As of December 31, 2004, the Minority Interests -- Common OP Units represented 6,340,805 units of limited partnership interest ("OP Units") which are convertible into an equivalent

                       EQUITY LIFESTYLE PROPERTIES, INC.

number of shares of the Company's common stock. The issuance of additional shares of common stock or common OP Units changes the respective ownership of the Operating Partnership for both the Minority Interests and the Company.

NOTE 2 -- RESTATEMENT OF FINANCIAL STATEMENTS

     During 2004, the Company changed the way it accounted for costs incurred in pursuing certain rent control initiatives. As a result, the Company has restated its Consolidated Financial Statements for the years ended December 31, 2003, 2002 and 2001 to expense the costs of the initiatives in the year in which they were incurred because the previous method of accounting for the costs was determined to be incorrect. The Company had historically classified these costs, primarily legal, in other assets. To the extent the Company's efforts to effectively change the use and operations of the Properties were successful, the Company capitalized the costs to land improvements as an increase in the established value of the revised project and depreciated them over 30 years. To the extent these efforts were not successful, the costs would have been expensed.

     Following is a summary of the effects of these changes on the Company's Consolidated Balance Sheets as of December 31, 2003, 2002 and 2001 and the Company's Consolidated Statements of Operations for the years ended December 31, 2003, 2002 and 2001 (amounts in thousands):

                                                   CONSOLIDATED BALANCE SHEET
                                            -----------------------------------------
                                            AS PREVIOUSLY
AS OF DECEMBER 31, 2003                       REPORTED      ADJUSTMENTS   AS RESTATED
-----------------------                     -------------   -----------   -----------
Land improvements.........................    $911,176        $(5,391)     $905,785
Prepaid expenses and other assets.........      35,102         (5,017)       30,085
Minority interest -- Common OP Units and
  other...................................       1,716         (2,082)         (366)
Total stockholders' equity (deficit)......       5,798         (8,326)       (2,528)

AS OF DECEMBER 31, 2002
-----------------------
Land improvements.........................    $893,839        $    --      $893,839
Prepaid expenses and other assets.........      35,884         (8,056)       27,828
Minority interest -- Common OP Units and
  other...................................      43,501         (1,612)       41,889
Total stockholders' equity (deficit)......     177,619         (6,444)      171,175

AS OF DECEMBER 31, 2001
-----------------------
Land improvements.........................    $855,296        $    --      $855,296
Prepaid expenses and other assets.........      18,612         (2,358)       16,254
Minority interest -- Common OP Units and
  other...................................      46,147           (472)       45,675
Total stockholders' equity (deficit)......     175,150         (1,886)      173,264

                       EQUITY LIFESTYLE PROPERTIES, INC.

                                              CONSOLIDATED STATEMENTS OF OPERATIONS
                                            -----------------------------------------
                                            AS PREVIOUSLY
YEAR ENDED DECEMBER 31, 2003                  REPORTED      ADJUSTMENTS   AS RESTATED
----------------------------                -------------   -----------   -----------
Rent control initiatives..................     $    --        $(2,352)      $(2,352)
Income allocated to Common OP Units.......      (4,330)           470        (3,860)
Net income available for Common Shares....      27,014         (1,882)       25,132
Earnings (loss) per Common
  Share -- Basic..........................        1.22          (0.08)         1.14
Earnings (loss) per Common Share -- Fully
  Diluted.................................        1.20          (0.09)         1.11

YEAR ENDED DECEMBER 31, 2002
----------------------------
Rent control initiatives..................    $     --        $(5,698)     $ (5,698)
Income allocated to Common OP Units.......      (5,848)         1,140        (4,708)
Net income available for Common Shares....      36,445         (4,558)       31,887
Earnings (loss) per Common
  Share -- Basic..........................        1.69          (0.21)         1.48
Earnings (loss) per Common Share -- Fully
  Diluted.................................        1.64          (0.20)         1.44

YEAR ENDED DECEMBER 31, 2001
----------------------------
Rent control initiatives..................    $     --        $(2,358)     $ (2,358)
Income allocated to Common OP Units.......      (7,688)           472        (7,216)
Net income available for Common Shares....      32,083         (1,886)       30,197
Earnings (loss) per Common
  Share -- Basic..........................        1.53          (0.09)         1.44
Earnings (loss) per Common Share -- Fully
  Diluted.................................        1.49          (0.09)         1.40

NOTE 3 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a)  BASIS OF CONSOLIDATION

     The Company consolidates its majority-owned subsidiaries in which it has the ability to control the operations of the subsidiaries and all variable interest entities with respect to which the Company is the primary beneficiary. All inter-company transactions have been eliminated in consolidation. The Company's acquisitions were all accounted for as purchases in accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations" ("SFAS No. 141").

     In December 2003, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 46R, Consolidation of Variable Interest Entities ("FIN
46R") -- an interpretation of ARB 51. The objective of FIN 46R is to provide guidance on how to identify a variable interest entity ("VIE") and determine when the assets, liabilities, non-controlling interests, and results of operations of a VIE need to be included in a company's consolidated financial statements. A company that holds variable interests in an entity will need to consolidate such entity if the company absorbs a majority of the entity's expected losses or receives a majority of the entity's expected residual returns if they occur, or both (i.e., the primary beneficiary). The Company will apply FIN 46R to all types of entity ownership (general and limited partnerships and corporate interests).

     The Company will re-evaluate and apply the provisions of FIN 46R to existing entities if certain events occur which warrant re-evaluation of such entities. In addition, the Company will apply the

                       EQUITY LIFESTYLE PROPERTIES, INC.

provisions of FIN 46R to all new entities in the future. The Company also consolidates entities in which it has a controlling direct or indirect voting interest. The equity method of accounting is applied to entities in which the Company does not have a controlling direct or indirect voting interest, but can exercise influence over the entity with respect to its operations and major decisions. The cost method is applied when (i) the investment is minimal (typically less than 5%) and (ii) the Company's investment is passive.

  (b)  USE OF ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  (c)  SEGMENTS

     We manage all our operations on a property-by-property basis. Since each Property has similar economic and operational characteristics the Company has one reportable segment, which is the operation of land lease Properties. The distribution of the Properties throughout the United States reflects our belief that geographic diversification helps insulate the portfolio from regional economic influences. We intend to target new acquisitions in or near markets where the Properties are located and will also consider acquisitions of Properties outside such markets. The following table identifies our five largest markets by number of sites and provides information regarding our Properties (excludes Properties owned through Joint Ventures).

                                                                      PERCENT OF TOTAL
                            NUMBER OF                  PERCENT OF    PROPERTY OPERATING
MAJOR MARKET                PROPERTIES   TOTAL SITES   TOTAL SITES        REVENUES
------------                ----------   -----------   -----------   ------------------
Florida...................      77         32,451         36.3%             43.5%
California................      44         12,865         14.4%             18.2%
Arizona...................      27         10,514         11.8%             10.4%
Texas.....................      15          7,200          8.0%              2.3%
Washington................      13          3,076          3.4%              0.6%
Other.....................      71         23,280         26.1%             25.0%
                               ---         ------        ------            ------
Total.....................     247         89,386        100.0%            100.0%
                               ===         ======        ======            ======

  (d)  INVENTORY

     Inventory consists of new and used Site Set homes, is stated at the lower of cost or market after consideration of the N.A.D.A. (National Automobile Dealers Association) Manufactured Housing Appraisal Guide and the current market value of each home included in the home inventory. Inventory sales revenues and resale revenues are recognized when the home sale is closed. Resale revenues are stated net of commissions paid to employees of $1,163,000 and $893,000 for the years ended December 31, 2004 and 2003, respectively.

                       EQUITY LIFESTYLE PROPERTIES, INC.

  (e)  REAL ESTATE

     In accordance with SFAS No. 141, we allocate the purchase price of Properties we acquire to net tangible and identified intangible assets acquired based on their fair values. In making estimates of fair values for purposes of allocating purchase price, we utilize a number of sources, including independent appraisals that may be available in connection with the acquisition or financing of the respective property and other market data. We also consider information obtained about each property as a result of our due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired.

     Real estate is recorded at cost less accumulated depreciation. Depreciation is computed on the straight-line basis over the estimated useful lives of the assets. We use a 30-year estimated life for buildings acquired and structural and land improvements, a ten-to-fifteen-year estimated life for building upgrades and a three-to-seven-year estimated life for furniture, fixtures and equipment. The values of the above and below market leases are amortized and recorded as either an increase (in the case of below market leases) or a decrease (in the case of above market leases) to rental income over the remaining term of the associated lease. The value associated with in-place leases is amortized over the expected term, which includes an estimated probability of lease renewal. Expenditures for ordinary maintenance and repairs are expensed to operations as incurred, and significant renovations and improvements that improve the asset and extend the useful life of the asset are capitalized and then expensed over their estimated useful life. However the useful lives, salvage value, and customary depreciation method used for land improvements and other significant assets may significantly and materially overstate the depreciation of the underlying assets and therefore understate the net income of the Company.

     We evaluate our Properties for impairment when conditions exist which may indicate that it is probable that the sum of expected future cash flows (undiscounted) from a Property over the anticipated holding period is less than its carrying value. Upon determination that a permanent impairment has occurred, the applicable Property is reduced to fair value.

     For Properties to be disposed of, an impairment loss is recognized when the fair value of the property, less the estimated cost to sell, is less than the carrying amount of the property measured at the time the Company has a commitment to sell the property and/or is actively marketing the property for sale. A property to be disposed of is reported at the lower of its carrying amount or its estimated fair value, less costs to sell. Subsequent to the date that a property is held for disposition, depreciation expense is not recorded. The Company accounts for its Properties held for disposition in accordance with Statement of Financial Accounting Standards No. 144 ("SFAS No. 144"), "Accounting for the Impairment or Disposal of Long-Lived Assets". Accordingly, the results of operations for all assets sold or held for sale after January 1, 2003 have been classified as discontinued operations in all periods presented.

  (f)  CASH AND CASH EQUIVALENTS

     We consider all demand and money market accounts and certificates of deposit with a maturity, when purchased, of three months or less to be cash equivalents.

                       EQUITY LIFESTYLE PROPERTIES, INC.

  (g)  NOTES RECEIVABLE

     Notes receivable generally are stated at their outstanding unpaid principal balances net of any deferred fees or costs on originated loans, or unamortized discounts or premiums net of a valuation allowance. Interest income is accrued on the unpaid principal balance. Discounts or premiums are amortized to income using the interest method. In certain cases we finance the sales of homes to our customers (referred to as "Chattel Loans") which loans are secured by the homes. The valuation allowance for the Chattel Loans is calculated based on a comparison of the outstanding principal balance of each note compared to the N.A.D.A. value and the current market value of the underlying manufactured home collateral.

  (h)  INVESTMENTS IN JOINT VENTURES

     Investments in joint ventures in which the Company does not have a controlling direct or indirect voting interest, but can exercise significant influence over the entity with respect to its operations and major decisions, are accounted for using the equity method of accounting whereby the cost of an investment is adjusted for the Company's share of the equity in net income or loss from the date of acquisition and reduced by distributions received. The income or loss of each entity is allocated in accordance with the provisions of the applicable operating agreements. The allocation provisions in these agreements may differ from the ownership interests held by each investor. Differences between the carrying amount of the Company's investment in the respective entities and the Company's share of the underlying equity of such unconsolidated entities are amortized over the respective lives of the underlying assets, as applicable.

     In applying the provisions of FIN 46R (see Basis of Consolidation, above), the Company determined that its Mezzanine Investment is a VIE; however, the Company concluded that it is not the primary beneficiary. As such, the adoption of this pronouncement had no effect on the Company's financial statements.

  (i)  INSURANCE CLAIMS

     The Properties are covered against fire, flood, property, earthquake, wind storm and business interruption by insurance policies containing various deductible requirements and coverage limits. Recoverable costs are classified in other assets as incurred. Proceeds are applied against the asset when received. Costs relating to capital items are treated in accordance with the Company's capitalization policy. The book value of the original capital item is written off in the replacement period. Insurance proceeds relating to the capital costs will be recorded as income in the period they are received.

  (j)  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company's financial instruments include short-term investments, notes receivable, accounts receivable, accounts payable, other accrued expenses, mortgage notes payable and interest rate hedge arrangements. The fair values of all financial instruments, including notes receivable, were not materially different from their carrying values at December 31, 2004 and 2003.

  (k)  DEFERRED FINANCING COSTS

     Deferred financing costs include fees and costs incurred to obtain long-term financing. The costs are being amortized over the terms of the respective loans on a level yield basis. Unamortized deferred financing fees are written-off when debt is retired before the maturity date. Upon amendment of the Line of Credit, unamortized deferred financing fees are accounted for in accordance with EITF No. 98-14, "Debtor's Accounting for Changes in Line-of-Credit or Revolving-Debt Arrangements."

                       EQUITY LIFESTYLE PROPERTIES, INC.

Accumulated amortization for such costs was $4.9 million and $2.7 million at December 31, 2004 and 2003, respectively.

  (l)  REVENUE RECOGNITION

     The Company accounts for leases with its customers as operating leases. Rental income is recognized over the term of the respective lease or the length of a customer's stay, the majority of which are for a term of not greater than one year. We will reserve for receivables when we believe the ultimate collection is less than probable. Our provision for uncollectable rents receivable was approximately $1.0 million as of December 31, 2004 and $0.8 million as of December 31, 2003. Income from home sales is recognized when the earnings process is complete. The earnings process is complete when the home has been delivered, the purchaser has accepted the home and title has transferred.

  (m)  MINORITY INTERESTS

     Net income is allocated to Common OP Unitholders based on their respective ownership percentage of the Operating Partnership. An ownership percentage is represented by dividing the number of Common OP Units held by the Common OP Unitholders (6,340,805 and 5,312,387 at December 31, 2004 and 2003,
respectively) by OP Units and shares of Common Stock outstanding. Issuance of additional shares of Common Stock or Common OP Units changes the percentage ownership of both the Minority Interests and the Company. Due in part to the exchange rights (which provide for the conversion of Common OP Units into shares of Common Stock on a one-for-one basis), such transactions and the proceeds there from are treated as capital transactions and result in an allocation between stockholders' equity and Minority Interests to account for the change in the respective percentage ownership of the underlying equity of the Operating Partnership.

  (n)  INCOME TAXES

     Due to the structure of the Company as a REIT, the results of operations contain no provision for Federal income taxes. However, the Company may be subject to certain state and local income, excise or franchise taxes. We paid state and local taxes of approximately $88,000, $56,000 and $20,000 during the years ended December 31, 2004, 2003 and 2002, respectively. In addition, taxable income from non-REIT activities managed through taxable REIT subsidiaries is subject to federal, state and local income taxes. As of December 31, 2004, net investment in real estate and notes receivable had a Federal tax basis of approximately $1,386 million and $13.3 million, respectively.

  (o)  DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

     We recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of the hedged assets, liabilities or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings.

  (p)  RECLASSIFICATIONS

     Certain 2003 and 2002 amounts have been reclassified to conform to the 2004 financial presentation. Such reclassifications have no effect on the operations or equity as originally presented.

                       EQUITY LIFESTYLE PROPERTIES, INC.

  (q)  STOCK COMPENSATION

     Prior to January 1, 2003, we accounted for our stock compensation in accordance with APB No. 25, "Accounting for Stock Issued to Employees", based upon the intrinsic value method. This method results in no compensation expense for options issued with an exercise price equal to or exceeding the market value of the Common Stock on the date of grant. Effective January 1, 2003, we elected to account for our stock compensation in accordance with SFAS No. 123 and its amendment (SFAS No. 148), "Accounting for Stock Based Compensation", which resulted in compensation expense being recorded based on the fair value of the stock options and other equity awards issued (see Note 14).

NOTE 4 -- EARNINGS PER COMMON SHARE

     Earnings per common share are based on the weighted average number of common shares outstanding during each year. Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS No. 128") defines the calculation of basic and fully diluted earnings per share. Basic and fully diluted earnings per share are based on the weighted average shares outstanding during each year and basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. The conversion of OP Units has been excluded from the basic earnings per share calculation. The conversion of an OP Unit to a share of Common Stock has no material effect on earnings per common share.

                       EQUITY LIFESTYLE PROPERTIES, INC.

     The following table sets forth the computation of basic and diluted earnings per share for the years ended December 31, 2004, 2003 and 2002 (amounts in thousands):

                                                        YEARS ENDED DECEMBER 31,
                                                    ---------------------------------
                                                                 2003         2002
                                                     2004     (RESTATED)   (RESTATED)
                                                    -------   ----------   ----------
NUMERATORS:
  INCOME FROM CONTINUING OPERATIONS:
     Income from continuing operations -- basic...  $ 4,032    $15,542      $19,148
     Amounts allocated to dilutive securities.....      936      3,860        4,708
                                                    -------    -------      -------
     Income from continuing operations -- fully
       diluted....................................  $ 4,968    $19,402      $23,856
                                                    =======    =======      =======
  INCOME FROM DISCONTINUED OPERATIONS:
     Income from discontinued
       operations -- basic........................  $    (6)   $ 9,590      $12,739
     Amounts allocated to dilutive securities.....       --      2,144        3,078
                                                    -------    -------      -------
     Income from discontinued operations -- fully
       diluted....................................  $    (6)   $11,734      $15,817
                                                    =======    =======      =======
  NET INCOME AVAILABLE FOR COMMON SHARES:
     Net income available for Common
       Shares -- basic............................  $ 4,026    $25,132      $31,887
     Amounts allocated to dilutive securities.....      936      6,004        7,786
                                                    -------    -------      -------
     Net income available for Common Shares --
       fully diluted..............................  $ 4,962    $31,136      $39,673
                                                    =======    =======      =======
DENOMINATOR:
  Weighted average Common Shares outstanding --
     basic........................................   22,849     22,077       21,617
  Effect of dilutive securities:
  Redemption of Common OP Units for Common
     Shares.......................................    6,067      5,342        5,403
  Employee stock options and restricted shares....      549        583          612
                                                    -------    -------      -------
  Weighted average Common Shares outstanding --
     fully diluted................................   29,465     28,002       27,632
                                                    =======    =======      =======

                       EQUITY LIFESTYLE PROPERTIES, INC.

NOTE 5 -- COMMON STOCK AND OTHER EQUITY RELATED TRANSACTIONS

     The following table presents the changes in the Company's outstanding Common Stock for the years ended December 31, 2004, 2003 and 2002 (excluding OP Units of 6,340,805, 5,312,387 and 5,359,927 outstanding at December 31, 2004,
2003 and 2002, respectively):

                                                      2004         2003         2002
                                                   ----------   ----------   ----------
Shares outstanding at January 1,.................  22,563,348   22,093,240   21,562,343
  Common Stock issued through conversion of OP
     Units.......................................      95,769       47,540       66,447
  Common Stock issued through exercise of
     options.....................................     196,834      302,526      282,959
  Common Stock issued through stock grants.......          --       35,000      108,341
  Common Stock issued through Employee Stock
     Purchase Plan...............................      81,241       85,042       73,150
  Common Stock repurchased and retired...........          --           --           --
                                                   ----------   ----------   ----------
Shares outstanding at December 31,...............  22,937,192   22,563,348   22,093,240
                                                   ==========   ==========   ==========

     As of December 31, 2004 and 2003, the Company's percentage ownership of the Operating Partnership was approximately 78.5% and 80%, respectively. The remaining approximately 21.5% and 20%, respectively, is owned by the Common OP Unitholders.

     On September 30, 1999, the Operating Partnership completed a $125 million private placement of 9.0% Series D Cumulative Perpetual Preferred Units ("POP Units") with two institutional investors. The POP Units, which are callable by the Company after five years, have no stated maturity or mandatory redemption. The Operating Partnership pays distributions of 9.0% per annum on the $125 million of POP Units. Distributions on the POP Units are paid quarterly on the last calendar day of each quarter.

     The following distributions have been declared and paid to common stockholders and Minority Interests since January 1, 2002:

                                FOR THE QUARTER        SHAREHOLDER
DISTRIBUTION AMOUNT PER SHARE        ENDING            RECORD DATE         PAYMENT DATE
-----------------------------  ------------------   ------------------   ----------------
$0.4750....................    March 31, 2002....       March 29, 2002     April 12, 2002
$0.4750....................    June 30, 2002.....        June 28, 2002      July 12, 2002
$0.4750....................         September 30,   September 27, 2002   October 11, 2002
                               2002..............
$0.4750....................          December 31,    December 27, 2002   January 10, 2003
                               2002..............
-----------------------------------------------------------------------------------------
$0.4950....................    March 31, 2003....       March 28, 2003     April 11, 2003
$0.4950....................    June 30, 2003.....        June 27, 2003      July 11, 2003
$0.4950....................         September 30,   September 26, 2003   October 10, 2003
                               2003..............
$8.00......................          December 31,      January 8, 2004   January 16, 2004
                               2003..............
-----------------------------------------------------------------------------------------
$0.0125....................    March 31, 2004....       March 26, 2004      April 9, 2004
$0.0125....................    June 30, 2004.....        June 25, 2004       July 9, 2004
$0.0125....................         September 30,   September 24, 2004    October 8, 2004
                               2004..............
$0.0125....................          December 31,    December 31, 2004   January 14, 2005
                               2004..............

     On December 12, 2003, we declared a one-time special distribution of $8.00 per share payable to stockholders of record on January 8, 2004. We used proceeds from the $501 million borrowing in

                       EQUITY LIFESTYLE PROPERTIES, INC.

October 2003 to pay the special distribution on January 16, 2004. The special cash dividend was reflected on stockholders' 2004 1099-DIV issued in January 2005.

     In connection with the $501 million borrowing and subsequent special distribution, on February 27, 2004, the Company contributed all of its assets to MHC Trust, a newly formed Maryland real estate investment trust, including the Company's entire partnership interest in Operating Partnership. The Company determined that a taxable transaction in connection with the special distribution to stockholders would be in the Company's best interests. This was accomplished by the contribution of the Company's interest in the Operating Partnership to MHC Trust in exchange for all the common and preferred stock of MHC Trust. Due to the Company's tax basis in its interest in the Operating Partnership, the Company recognized $180 million of taxable income as a result of its contribution, as opposed to a nontaxable reduction of the Company's tax basis in its interest in the Operating Partnership. This restructuring resulted in a step-up in the Company's tax basis in its assets, generating future depreciation deductions, which in turn will reduce the Company's future distribution requirements. The Company intends to continue to qualify as a REIT under the Code, with its assets consisting of interests in MHC Trust. MHC Trust, in turn, intends to also qualify as a real estate investment trust under the Code and will be the general partner of the Operating Partnership. On May 1, 2004, in connection with the restructuring, MHC Trust sold cumulative preferred stock to a limited number of unaffiliated investors.

     The Company adopted, effective July 1, 1997, the 1997 Non-Qualified Employee Stock Purchase Plan ("ESPP"). Pursuant to the ESPP, certain employees and directors of the Company may each annually acquire up to $250,000 of Common Stock of the Company. The aggregate number of shares of Common Stock available under the ESPP shall not exceed 1,000,000, subject to adjustment by the Company's Board of Directors. The Common Stock may be purchased monthly at a price equal to 85% of the lesser of: (a) the closing price for a share of Common Stock on the last day of the offering period; and (b) the closing price for a share of Common Stock on the first day of the offering period. Shares of Common Stock issued through the ESPP for the years ended December 31, 2004, 2003 and 2002 were 80,955, 82,943 and 71,107, respectively.

NOTE 6 -- INVESTMENT IN REAL ESTATE

     Land improvements consist primarily of improvements such as grading, landscaping and infrastructure items such as streets, sidewalks or water mains. Depreciable property consists of permanent buildings in the Properties such as clubhouses, laundry facilities, maintenance storage facilities, and furniture, fixtures and equipment.

     All acquisitions have been accounted for utilizing the purchase method of accounting and, accordingly, the results of operations of acquired assets are included in the statements of operations from the dates of acquisition. We acquired all of these Properties from unaffiliated third parties.

                       EQUITY LIFESTYLE PROPERTIES, INC.

During the three years ended December 31, 2004, the Company acquired the following Properties (amounts in millions, except site information):

     1) During the year ended December 31, 2004, we acquired the following
Properties:

                                                                                         REAL              NET
CLOSING DATE                      PROPERTY                 LOCATION       TOTAL SITES   ESTATE    DEBT    EQUITY
------------                      --------                 --------       -----------   ------   ------   ------
ACQUISITIONS:
January 15, 2004......  O'Connell's                   Amboy, IL                668      $  6.6   $  5.0   $ 1.6
January 30, 2004......  Spring Gulch                  New Holland, PA          420         6.4      4.8     1.6
February 3, 2004......  Paradise                      Mesa, AZ                 950        25.7     20.0     5.7
February 18, 2004.....  Twin Lakes                    Chocowinity, NC          400         5.2      3.8     1.4
February 19, 2004.....  Lakeside                      New Carlisle, IN          95         1.7       --     1.7
February 5, 2004......  Diversified Portfolio         Various                2,567        64.0     41.6    20.9
February 17, 2004.....  NHC Portfolio(a)              Various               11,311       235.0    159.0    69.0
May 3, 2004...........  Viewpoint                     Mesa, AZ               1,928        81.3     44.0    37.3
May 12, 2004..........  Cactus Gardens                Yuma, AZ                 430         7.9      4.9     3.0
May 13, 2004..........  Monte Vista                   Mesa, AZ                 832        45.8     23.0    22.8
May 14, 2004..........  GE Portfolio                  Various                1,155        52.9     37.7    15.2
September 8, 2004.....  Yukon Trails                  Lyndon Station, WI       214         2.2       --     2.2
November 10, 2004.....  Thousand Trails Portfolio(b)  Various               17,911       161.8    120.0    42.2
November 4, 2004......  Caledonia                     Caledonia, WI            247         1.5       --     1.5
December 30, 2004.....  Fremont                       Fremont, WI              325         5.7      4.3     1.4

---------------

a) On February 17, 2004, the Company acquired 93% of PAMI entities' interests in 28 Properties. On July 1, 2004, the Company acquired the remaining minority interest of the PAMI entities for a combination of $1.0 million in cash and common OP units. On December 20, 2004, the Company redeemed the common OP Units for $4.5 million.

b) On November 10, 2004 the Company provided a long-term lease of the real estate to Thousand Trails, which will continue to operate the Properties for its members. The lease will generate $16 million of income to the Company on an absolute triple net basis subject to annual escalations of 3.25%. The initial term of the lease is 15 years, with two five-year renewal options.

     In connection with the 2004 acquisitions and not reflected in the table above the Company acquired inventory of approximately $1.2 million, other assets of $4.9 million, rents received in advance of approximately $13.6 million and other liabilities of approximately $5.8 million. The Company also issued common OP Units for value of approximately $32.2 million. Additional equity was funded through our line of credit and funds from operations.

                       EQUITY LIFESTYLE PROPERTIES, INC.

     2) During the year ended December 31, 2003, we acquired the following
Properties:

                                                                              REAL            NET
CLOSING DATE                        PROPERTY      LOCATION     TOTAL SITES   ESTATE   DEBT   EQUITY
------------                        --------      --------     -----------   ------   ----   ------
ACQUISITIONS:
December 3, 2003.................  Toby's        Arcadia, FL       379        $4.3    $--     $4.3
December 15, 2003................  Araby Acres   Yuma, AZ          337         5.7    3.2      2.5
December 15, 2003................  Foothill      Yuma, AZ          180         1.8    1.4      0.4

     The acquisitions were funded with monies held in short-term investments. The acquisitions included the assumption of liabilities of approximately $0.6 million. Also during 2003, we acquired a parcel of land adjacent to one of our Properties for approximately $0.1 million.

     3) During the year ended December 31, 2002, we acquired the following
Properties:

                                                                                     REAL             NET
CLOSING DATE                   PROPERTY              LOCATION         TOTAL SITES   ESTATE   DEBT    EQUITY
------------                   --------              --------         -----------   ------   -----   ------
ACQUISITIONS:
March 12, 2002..........  Mt. Hood Village      Welches, OR               450       $ 7.2    $  --   $ 7.2
July 10, 2002...........  Harbor View Village   New Port Richey, FL       471        15.5      8.1     7.4
July 31, 2002...........  Golden Sun            Apache Junction, AZ       329         6.3      3.1     3.2
July 31, 2002...........  Countryside           Apache Junction, AZ       560         7.5       --     7.5
July 31, 2002...........  Holiday Village       Ormond Beach, FL          301        10.4      7.1     3.3
July 31, 2002...........  Breezy Hill           Pompano Beach, FL         762        20.5     10.5    10.0
August 14, 2002.........  Highland Woods        Pompano Beach, FL         148         3.9      2.5     1.4
August 7, 2002..........  Tropic Winds          Harlingen, TX             531         4.9       --     4.9
October 1, 2002.........  Silk Oak Lodge        Clearwater, FL            180         6.2      3.9     2.3
December 18, 2002.......  Hacienda Village      New Port Richey, FL       519        16.8     10.2     6.6
December 31, 2002.......  Glen Ellen            Clearwater, FL            117         2.4      2.5      --

     The acquisitions were funded with borrowings on our Line of Credit and the assumption of $47.9 million of mortgage debt, which includes a $3.0 million discount mark-to-market adjustment. In addition, we purchased adjacent land and land improvements for several Properties for approximately $0.6 million.

     During the three years ended December 31, 2004 the Company disposed of the following Properties. The operating results have been reflected in discontinued operations.

     1) During the year ended December 31, 2004, we sold one Property located in Lake Placid, Florida for a selling price of $3.4 million, with net proceeds of $0.8 million received in July 2004. No gain or loss on disposition was recognized in the period. In addition, we sold approximately 1.4 acres of land in Montana for a gain and net proceeds of $0.6 million.

     2) During the year ended December 31, 2003, we sold the three Properties listed in the table below. Proceeds from the sales were used to repay amounts on the Company's Line of Credit.

                                                                          DISPOSITION      GAIN ON
DATE DISPOSED              PROPERTY           LOCATION      TOTAL SITES      PRICE           SALE
-------------              --------           --------      -----------   ------------   ------------
                                                                          ($ MILLIONS)   ($ MILLIONS)
June 6, 2003.........  Independence Hill   Morgantown, WV       203          $ 3.9           $2.8
June 6, 2003.........  Brook Gardens       Hamburg, NY          424           17.8            4.1
June 30, 2003........  Pheasant Ridge      Mount Airy, MD       101            5.4            3.9

                       EQUITY LIFESTYLE PROPERTIES, INC.

     3) Also during 2002, we effectively sold 17 Properties as part of a restructuring of the College Heights Joint Venture discussed hereinafter. In addition, we sold Camelot Acres, a 319 site Property in Burnsville, Minnesota, for approximately $14.2 million.

     The following table illustrates the effect on net income and earnings per share if the Company had consummated the acquisitions during the year ended December 2004 and 2003 on January 1, 2004 and 2003, respectively (amounts in thousands, except per share data):

                                                                 FOR THE YEARS
                                                                     ENDED
                                                                 DECEMBER 31,
                                                              -------------------
PRO FORMA INFORMATION (UNAUDITED):                              2004       2003
----------------------------------                            --------   --------
Property operating revenues.................................  $307,477   $297,845
                                                              ========   ========
Income from continuing operations...........................  $  7,088   $ 20,381
                                                              ========   ========
Net income available for Common Shares......................  $  7,114   $ 30,166
                                                              ========   ========
Earnings per Common Share -- Basic:
  Income from continuing operations.........................  $   0.31   $   0.92
  Net income available for Common Shares....................  $   0.31   $   1.36
Earnings per Common Share -- Fully Diluted:
  Income from continuing operations.........................  $   0.30   $   0.92
  Net income available for Common Shares....................  $   0.30   $   1.34

     We actively seek to acquire additional Properties and currently are engaged in negotiations relating to the possible acquisition of a number of Properties. At any time these negotiations are at varying stages which may include contracts outstanding to acquire certain Properties which are subject to satisfactory completion of our due diligence review.

NOTE 7 -- INVESTMENT IN JOINT VENTURES

     On February 3, 2004, the Company invested approximately $29.7 million in preferred equity interests (the "Mezzanine Investment") in six entities controlled by Diversified Investments, Inc. ("Diversified"). These entities own in the aggregate 11 Properties, containing 5,054 sites. Approximately $11.7 million of the Mezzanine Investment accrues at a per annum average rate of 10%, with a minimum per annum pay rate of 6.5%, payable quarterly, and approximately $17.9 million of the Mezzanine Investment accrues at a per annum average rate of 11%, with a minimum pay rate of 7%, payable quarterly. To the extent the minimum pay rates on the respective Mezzanine Investments are not achieved, the accrual rates increase to 12% and 13% per annum, respectively. The Company can acquire these Properties in the future at capitalization rates of between 8% and 8.5%, beginning in 2006. In addition, the Company has invested approximately $1.4 million in the Diversified entities managing these 11 Properties, which is included in prepaid expenses and other assets on the Company's Consolidated Balance Sheet as of December 31, 2004.

     During the year ended December 31, 2004, the Company invested approximately $4.1 million with Diversified in 11 separate property-owning entities. The Company can acquire these Properties in the future at capitalization rates of between 8% and 8.5%, beginning in 2006.

     The Company recorded approximately $3.7 million, $0.3 million, and $0.2 million of income from joint ventures, net of $1.2 million, $0.8 million and $0.7 million depreciation, in the years ended December 31, 2004, 2003 and 2002, respectively; and received approximately $5.2 million, $0.8 million

                       EQUITY LIFESTYLE PROPERTIES, INC.

and $0.6 million in distributions from joint ventures in the years ended December 31, 2004, 2003, and 2002 respectively. Due to the Company's inability to control the joint ventures, the Company accounts for its investment in the joint ventures using the equity method of accounting.

     The following is a summary of the Company's investments in unconsolidated joint ventures:

                                         NUMBER     ECONOMIC     INVESTMENT AS OF   INVESTMENT AS OF
PROPERTY                  LOCATION      OF SITES   INTEREST(A)    DEC. 31, 2004      DEC. 31, 2003
--------               --------------   --------   -----------   ----------------   ----------------
                                                                  (IN THOUSANDS)     (IN THOUSANDS)
Trails West..........  Tucson, AZ           503        50%           $ 1,731            $ 1,752
Plantation...........  Calimesa, CA         385        50%             3,032              2,825
Manatee..............  Bradenton, FL         --        90%                --                 45
Home.................  Hallandale, FL       136        90%                --              1,082
Villa del Sol........  Sarasota, FL         207        90%               630                654
Voyager..............  Tucson, AZ           767        25%             3,010              4,412
Mezzanine
  Investments........  Various            5,054        --             31,207                 --
Indian Wells.........  Indio, CA            350        30%               271                 --
Diversified
  Investments........  Various            4,443        25%             3,702                 --
                                        --------                 ----------------   ----------------
                                         11,845                      $43,583            $10,770
                                        ========                 ================   ================

---------------

(a) The percentages shown approximate the Company's economic interest. The Company's legal ownership interest may differ.

  UNCONSOLIDATED REAL ESTATE JOINT VENTURE FINANCIAL INFORMATION

     The following tables represent combined summarized financial information of the unconsolidated real estate joint ventures.

     BALANCE SHEETS AS OF DECEMBER 31,

                                                           2004             2003
                                                      --------------   --------------
                                                      (IN THOUSANDS)   (IN THOUSANDS)
                                       ASSETS
  Real estate, net..................................     $183,480         $49,899
  Other assets......................................       22,646           4,723
                                                         --------         -------
TOTAL ASSETS........................................     $206,126         $54,622
                                                         ========         =======

                                     LIABILITIES
  Mortgage debt & other loans.......................     $152,682         $39,253
  Other liabilities.................................       13,485           8,393
  Partner's equity..................................       39,959           6,976
                                                         --------         -------
TOTAL LIABILITIES AND EQUITY........................     $206,126         $54,622
                                                         ========         =======

                       EQUITY LIFESTYLE PROPERTIES, INC.

     STATEMENT OF OPERATIONS

                                                            FOR THE YEARS ENDED
                                                               DECEMBER 31,
                                                      -------------------------------
                                                           2004             2003
                                                      --------------   --------------
                                                      (IN THOUSANDS)   (IN THOUSANDS)
Rentals.............................................     $27,941           $9,632
Other Income........................................       5,390            2,241
                                                         -------           ------
TOTAL REVENUES......................................      33,331           11,873
EXPENSES
Operating expenses..................................     $16,454           $6,709
Interest............................................       7,558            2,852
Other Income & Expenses.............................       2,672              203
Depreciation & Amortization.........................      10,165              676
                                                         -------           ------
TOTAL EXPENSES......................................      36,849           10,440
                                                         -------           ------
NET (LOSS) INCOME...................................     $(3,518)          $1,433
                                                         =======           ======

NOTE 8 -- NOTES RECEIVABLE

     At December 31, 2004 and 2003, the Company had approximately $13.3 million and $11.6 million in notes receivable, respectively. On December 28, 2000, the Company, in connection with the Voyager Joint Venture, entered into an agreement to loan $3.0 million to certain principals of Meadows Management Company. The notes are collateralized with a combination of Common OP Units and partnership interests in this and other joint ventures. The notes bear interest at prime plus 0.5% per annum, require quarterly interest only payments and mature on December 31, 2011. The outstanding balance on these notes as of December 31, 2004 is $0.4 million.

     The Company has approximately $12.9 million in Chattel Loans receivable, which yield interest at a per annum average rate of approximately 9.0%, have an average term and amortization of 5 to 15 years, require monthly principal and interest payments and are collateralized by homes at certain of the Properties.

NOTE 9 -- EMPLOYEE NOTES RECEIVABLE

     As of December 31, 2004 and 2003, the Company had employee notes receivable of $0 million. During 2003, approximately $2.7 million of notes receivable were repaid. These notes were collateralized by shares of the Company's Common Stock and are presented as a reduction of Stockholders' Equity.

                       EQUITY LIFESTYLE PROPERTIES, INC.

NOTE 10 -- LONG-TERM BORROWINGS

     As of December 31, 2004 and December 31, 2003, the Company had outstanding mortgage indebtedness of approximately $1,417 million and $1,076 million, respectively, encumbering 165 and 114 of the Company's Properties, respectively. As of December 31, 2004 and December 31, 2003, the carrying value of such Properties was approximately $1,653 million and $1,124 million, respectively.

MORTGAGE DEBT OUTSTANDING

     - Approximately $499.2 million of mortgage debt (the Recap) consisting of 49 loans collateralized by 51 Properties beneficially owned by separate legal entities that are Subsidiaries of the Company, which we closed on October 17, 2003. Of this Mortgage Debt, $166.1 million bears interest at 5.35% per annum and matures November 1, 2008; $80.6 million bears interest at 5.72% per annum and matures November 1, 2010; $79.1 million bears interest at 6.02% per annum and matures November 1, 2013; and $173.4 million bears interest at 6.33% per annum and matures November 1, 2015. The Mortgage Debt amortizes over 30 years.

     - A $265.0 million mortgage note (the "$265 Million Mortgage") collateralized by 28 Properties beneficially owned by MHC Financing Limited Partnership. The $265 Million Mortgage has a maturity date of January 2, 2028 and bears interest at 7.015% per annum. There is no principal amortization until February 1, 2008, after which principal and interest are to be paid from available cash flow and the interest rate will be reset at a rate equal to the then 10-year U.S. Treasury obligations plus 2.0%. The $265 Million Mortgage is presented net of a settled hedge of $3.0 million (net of accumulated amortization of $466,969), which is being amortized into interest expense over the life of the loan.

     - A $90.5 million mortgage note (the "DeAnza Mortgage") collateralized by 6 Properties beneficially owned by MHC-DeAnza Financing Limited Partnership. The DeAnza Mortgage bears interest at a rate of 7.82% per annum, amortizes beginning August 1, 2000 over 30 years and matures July 1, 2010.

     - A $48.4 million mortgage note (the "Stagecoach Mortgage") collateralized by 7 Properties beneficially owned by MHC Stagecoach L.L.C. The Stagecoach Mortgage bears interest at a rate of 6.98% per annum, amortizes beginning September 1, 2001 over 10 years and matures September 1, 2011.

     - A $43.7 million mortgage note (the "Bay Indies Mortgage") collateralized by one Property beneficially owned by MHC Bay Indies, L.L.C. The Bay Indies Mortgage bears interest at a rate of 5.69% per annum, amortizes beginning April 17, 2003 over 25 years and matures May 1, 2013.

     - A $15.2 million mortgage note (the "Date Palm Mortgage") collateralized by one Property beneficially owned by MHC Date Palm, L.L.C. The Date Palm Mortgage bears interest at a rate of 7.96% per annum, amortizes beginning August 1, 2000 over 30 years and matures July 1, 2010

     - Approximately $457.9 million of mortgage debt on 71 other Properties, which was recorded at fair market value with the related discount or premium being amortized over the life of the loan using the effective interest rate method. Scheduled maturities for the outstanding indebtedness are at various dates through November 1, 2027, and fixed interest rates range from 5.16% to 8.55% per annum. Included in this debt, the Company has a $2.4 million loan recorded to account for a direct financing lease entered into in May 1997. Approximately $157 million of debt was assumed in the acquisition of 28 Properties during the twelve months ended December 31, 2004.

                       EQUITY LIFESTYLE PROPERTIES, INC.

  UNSECURED TERM LOAN OUTSTANDING

     - The Company entered into a Term Loan agreement, pursuant to which it borrowed $120 million, on an unsecured basis, at LIBOR plus 1.75% per annum. The loan will be due and payable on November 10, 2007, unless this initial maturity date is extended by the borrower for an additional two years upon satisfaction of certain conditions. Proceeds from this debt were used to acquire KTTI Holding Company, Inc. as part of the Thousand Trails transaction.

  UNSECURED LINES OF CREDIT OUTSTANDING

     - The Company entered into a $110 million facility with a group of banks in December 2003, bearing interest at LIBOR plus 1.65% per annum that matures on August 9, 2006, which can be extended for an additional year to 2007. As of December 31, 2004, $35.7 million was available under this facility.

     - The Company entered into a $50 million facility with Wells Fargo Bank in May 2004, bearing interest at LIBOR plus 1.65% per annum that matures on May 4, 2006, which can be extended for an additional year to 2007. As of December 31, 2004, $8.5 million was available under this facility.

     In December 2004, we fixed $180 million of this floating rate debt for 1 year with a weighted average rate of 4.7% per annum.

     Aggregate payments of principal on long-term borrowings for each of the next five years and thereafter are as follows (amounts in thousands):

YEAR                                                             AMOUNT
----                                                           ----------
2005........................................................   $   18,742
2006........................................................      169,770
2007........................................................      432,350
2008........................................................      203,903
2009........................................................       70,558
Thereafter..................................................      748,349
Net unamortized premiums and discounts......................        9,379
                                                               ----------
Total.......................................................   $1,653,051
                                                               ==========

NOTE 11 -- LEASE AGREEMENTS

     The leases entered into between the customer and the Company for the rental of a site are generally month-to-month or for a period of one to ten years, renewable upon the consent of the parties or, in some instances, as provided by statute. Non-cancelable long-term leases are in effect at certain sites within approximately 37 of the Properties. Rental rate increases at these Properties are primarily a function of increases in the Consumer Price Index, taking into consideration certain floors and ceilings. Additionally, periodic market rate adjustments are made as deemed appropriate. Future

                       EQUITY LIFESTYLE PROPERTIES, INC.

minimum rents are scheduled to be received under non-cancelable tenant leases at December 31, 2004 as follows (amounts in thousands):

YEAR                                                            AMOUNT
----                                                           --------
2005........................................................   $ 50,916
2006........................................................     52,062
2007........................................................     43,537
2008........................................................     31,983
2009........................................................     19,106
Thereafter..................................................     44,149
                                                               --------
Total.......................................................   $241,753
                                                               ========

NOTE 12 -- GROUND LEASES

     The Company leases land under non-cancelable operating leases at certain of the Properties expiring in various years from 2022 to 2032 with terms which require 12 equal payments per year plus additional rents calculated as a percentage of gross revenues. For the years ended December 31, 2004, 2003 and 2002, ground lease rent was approximately $1.6 million per year. Minimum future rental payments under the ground leases are approximately $1.6 million for each of the next five years and approximately $23.5 million thereafter.

NOTE 13 -- TRANSACTIONS WITH RELATED PARTIES

     Equity Group Investments, Inc. ("EGI"), an entity controlled by Mr. Samuel Zell, Chairman of the Company's Board of Directors, and certain of its affiliates have provided services such as administrative support and investor relations. Fees paid to EGI and its affiliates amounted to approximately $0, $300 and $1,000 for the years ended December 31, 2004, 2003 and 2002, respectively. There were no significant amounts due to these affiliates as of December 31, 2004 and 2003, respectively.

     Certain related entities, affiliated with Mr. Zell, have provided services to the Company. These entities include, but are not limited to, The Riverside Agency, Inc. which provided insurance brokerage services and Two North Riverside Plaza Joint Venture Limited Partnership from which the Company leases office space. Fees paid to these entities amounted to approximately $412,000, $404,000 and $645,000 for the years December 31, 2004, 2003 and 2002, respectively. Amounts due to these entities were approximately $0 and $32,000 as of December 31, 2004 and 2003, respectively. During 2003, we paid $25,000 to J. Green & Co., L.L.C. for services provided by Mr. Berman, the Company's current Chief Financial Officer, prior to his employment by the Company.

     Related party agreements or fee arrangements are generally for a term of one year and approved by independent members of the Company's Board of Directors.

NOTE 14 -- STOCK OPTION PLAN AND STOCK GRANTS

     The Company's Stock Option and Stock Award Plan (the "Plan") was adopted in December 1992 and amended and restated from time to time, most recently effective March 23, 2001. Pursuant to the Plan, officers, directors, employees and consultants of the Company are offered the opportunity (i) to acquire shares of Common Stock through the grant of stock options ("Options"), including non-qualified stock options and, for key employees, incentive stock options within the meaning of Section 422 of the Internal Revenue Code; and (ii) to be awarded shares of Common Stock ("Restricted Stock Grants"), subject to conditions and restrictions determined by the Compensation,

                       EQUITY LIFESTYLE PROPERTIES, INC.

Nominating, and Corporate Governance Committee of the Company's Board of Directors (the "Compensation Committee"). The Compensation Committee will determine the vesting schedule, if any, of each Option and the term, which term shall not exceed ten years from the date of grant. As to the Options that have been granted through December 31, 2004 to officers, employees and consultants, generally, one-third are exercisable one year after the initial grant, one-third are exercisable two years following the date such Options were granted and the remaining one-third are exercisable three years following the date such Options were granted. A maximum of 6,000,000 shares of Common Stock are available for grant under the Plan and no more than 250,000 shares may be subject to grants to any one individual in any calendar year.

     Grants under the Plan are made by the Compensation Committee, which determines the individuals eligible to receive awards, the types of awards, and the terms, conditions and restrictions applicable to any award. In addition, the terms of two specific types of awards are contemplated under the Plan:

     - The first type of award is a grant of Options or Restricted Stock Grants of Common Stock made to each member of the Board at the meeting held immediately after each annual meeting of the Company's stockholders. Generally, if the director elects to receive Options, the grant will cover 10,000 shares of Common Stock at an exercise price equal to the fair market value on the date of grant. If the director elects to receive a Restricted Stock Grant of Common Stock, he or she will receive an award of 2,000 shares of Common Stock. Exercisability or vesting with respect to either type of award will be with respect to one-third of the award after six months, two-thirds of the award after one year, and the full award after two years.

     - The second type of award is a grant of Common Stock in lieu of 50% of their bonus otherwise payable to individuals with a title of Vice President or above. A recipient can request that the Compensation Committee pay a greater or lesser portion of the bonus in shares of Common Stock.

     Prior to 2003, we accounted for our stock compensation in accordance with APB No. 25, "Accounting for Stock Issued to Employees", based upon the intrinsic value method. This method results in no compensation expense for Options issued with an exercise price equal to or exceeding the market value of the Common Stock on the date of grant. Effective January 1, 2003, we elected to account for our stock-based compensation in accordance with SFAS No. 123 and its amendment (SFAS No. 148), "Accounting for Stock Based Compensation", which will result in compensation expense being recorded based on the fair value of the Options and other equity awards issued. SFAS No. 148 provides three possible transition methods for changing to the fair value method. We have elected to use the modified-prospective method. This method requires that we recognize stock-based employee compensation cost from the beginning of the fiscal year in which the recognition provisions are first applied as if the fair value method had been used to account for all employee awards granted, or settled in fiscal years beginning after December 15, 1994. The following table illustrates the effect on net income and earnings per share as if the fair value method was applied to all

                       EQUITY LIFESTYLE PROPERTIES, INC.

outstanding and unvested awards in each period presented (amounts in thousands, except per share data):

                                                                 2003         2002
                                                      2004    (RESTATED)   (RESTATED)
                                                     ------   ----------   ----------
Net income available for Common Shares as
  reported.........................................  $4,026    $25,132      $31,887
Add: Stock-based compensation expense included in
  net income as reported...........................   2,899      2,139        2,185
Deduct: Stock-based compensation expense determined
  under the fair value based method for all
  awards...........................................  (2,899)    (2,139)      (2,086)
                                                     ------    -------      -------
Pro forma net income available for Common Shares...  $4,026    $25,132      $31,986
                                                     ======    =======      =======
Pro forma net income per Common Share -- Basic.....  $ 0.18    $  1.14      $  1.48
                                                     ======    =======      =======
Pro forma net income per Common Share -- Fully
  Diluted..........................................  $ 0.17    $  1.11      $  1.44
                                                     ======    =======      =======

  Restricted Stock Grants

     In 2002, the Company awarded Restricted Stock Grants for 69,750 shares of Common Stock to certain members of senior management of the Company. These Restricted Stock Grants vest over three years, but may be restricted for a period of up to ten years depending upon certain performance benchmarks tied to increases in funds from operations being met. The fair market value of these Restricted Stock Grants of approximately $2.2 million as of the date of grant was treated in 2002 as deferred compensation and amortized in accordance with their vesting.

     In 2004, the Company awarded Restricted Stock Grants for 135,000 shares of Common Stock to certain members of senior management of the Company. These Restricted Stock Grants vest over three years, but may be restricted for a period of up to ten years depending upon certain performance benchmarks tied to increases in funds from operations being met. The fair market value of these Restricted Stock Grants was approximately $5.0 million as of the date of grant and is recorded as compensation expense and paid in capital over the three year vesting period.

     In 2004, 2003 and 2002, the Company awarded Restricted Stock Grants for 40,000, 35,000 and 16,000 shares of Common Stock, respectively, to directors with a fair market value of approximately $1,386,000, $733,000 and $376,000 in 2004, 2003 and 2002, respectively.

     The Company recognized compensation expense of approximately $2.7, $1.8 and $1.5 million related to Restricted Stock Grants in 2004, 2003 and 2002 respectively. The balance of unamortized deferred compensation as of December 31, 2004 and 2003 was approximately $0.2 and $0.5 million, respectively.

                       EQUITY LIFESTYLE PROPERTIES, INC.

  Stock Options

     The fair value of each grant is estimated on the grant date using the Black-Scholes model. The following table includes the assumptions that were made and the estimated fair values:

                                                     2004        2003        2002
                                                   ---------   --------   -----------
ASSUMPTION                                                                (PRO FORMA)
Dividend yield...................................        5.9%       5.6%        6.3%
Risk-free interest rate..........................        4.7%       3.5%        3.5%
Expected life....................................   10 years    5 years     5 years
Expected volatility..............................         16%        14%         19%
                                                   ---------   --------    --------
Estimated Fair Value of Options Granted..........  $  57,000   $ 40,600    $ 37,432

     In January 2004, approximately 1.2 million options were repriced in connection with the special dividend paid on January 16, 2004 (see Note 5). A summary of the Company's stock option activity, and related information for the years ended December 31, 2004, 2003 and 2002 follows:

                                                                     WEIGHTED AVERAGE
                                                   SHARES SUBJECT   EXERCISE PRICE PER
                                                     TO OPTIONS           SHARE
                                                   --------------   ------------------
Balance at December 31, 2001.....................     1,828,348           23.44
  Options granted................................        20,000           33.55
  Options exercised..............................      (282,959)          20.48
  Options canceled...............................       (49,492)          24.94
                                                     ----------
Balance at December 31, 2002.....................     1,515,897           24.08
  Options granted................................        20,000           32.67
  Options exercised..............................      (302,526)          21.06
  Options canceled...............................        (9,437)          25.60
                                                     ----------
Balance at December 31, 2003.....................     1,223,934           24.95
  Options granted................................     1,212,367           17.28
  Options exercised..............................      (195,737)          15.47
  Options canceled...............................    (1,194,568)          25.04
                                                     ----------
Balance at December 31, 2004.....................     1,045,996           17.74
                                                     ==========

     The following table summarizes information regarding Options outstanding at December 31, 2004:

                                    OPTIONS OUTSTANDING                 OPTIONS EXERCISABLE
                          ----------------------------------------   --------------------------
                                       WEIGHTED
                                        AVERAGE
                                      OUTSTANDING
                                      CONTRACTUAL      WEIGHTED                     WEIGHTED
                                       LIFE (IN        AVERAGE                      AVERAGE
RANGE OF EXERCISE PRICES   OPTIONS      YEARS)      EXERCISE PRICE    OPTIONS    EXERCISE PRICE
------------------------  ---------   -----------   --------------   ---------   --------------
$7.62 to $14.00.........    169,467       1.6           $11.88         169,467       $11.88
$15.69 to $18.99........    680,475       4.4           $17.38         680,475       $17.38
$22.65 to $31.53........    196,054       7.4           $24.06         176,052       $23.47
                          ---------       ---           ------       ---------       ------
                          1,045,996       4.5           $17.74       1,025,994       $17.51
                          =========       ===           ======       =========       ======

                       EQUITY LIFESTYLE PROPERTIES, INC.

     As of December 31, 2004, 2003 and 2002, 1,942,025 shares, 2,119,152 shares, and 2,166,686 shares remained available for grant, respectively; of these 861,525 shares, 1,038,853 shares, and 1,073,853 shares, respectively, remained available for Restricted Stock Grants.

NOTE 15 -- PREFERRED STOCK

     The Company's Board of Directors is authorized under the Company's charter, without further stockholder approval, to issue, from time to time, in one or more series, 10,000,000 shares of $.01 par value preferred stock (the "Preferred Stock"), with specific rights, preferences and other attributes as the Board may determine, which may include preferences, powers and rights that are senior to the rights of holders of the Company's Common Stock. However, under certain circumstances, the issuance of preferred stock may require stockholder approval pursuant to the rules and regulations of The New York Stock Exchange. As of December 31, 2004 and 2003, no Preferred Stock was issued by the Company.

NOTE 16 -- SAVINGS PLAN

     The Company has a qualified retirement plan, with a salary deferral feature designed to qualify under Section 401 of the Code (the "401(k) Plan"), to cover its employees and those of its Subsidiaries, if any. The 401(k) Plan permits eligible employees of the Company and those of any Subsidiary to defer up to 19% of their eligible compensation on a pre-tax basis subject to certain maximum amounts. In addition, the Company will match dollar-for-dollar the participant's contribution up to 4% of the participant's eligible compensation.

     In addition, amounts contributed by the Company will vest, on a prorated basis, according to the participant's vesting schedule. After five years of employment with the Company, the participants will be 100% vested for all amounts contributed by the Company. Additionally, a discretionary profit sharing component of the 401(k) Plan provides for a contribution to be made annually for each participant in an amount, if any, as determined by the Company. All employee contributions are 100% vested. The Company's contribution to the 401(k) Plan was approximately $545,271, $240,000, and $248,000, for the years ended December 31, 2004, 2003, and 2002, respectively.

     The Company has established a supplemental executive retirement plan (the "SERP") to provide certain officers and directors an opportunity to defer a portion of their eligible compensation in order to save for retirement and for the education of their children. The SERP is restricted to investments in Company common shares, certain marketable securities that have been specifically approved, or cash equivalents. In accordance with EITF 97-14 "Accounting for Deferred Compensation Arrangements Where Amounts Earned Are Held in a Rabbi Trust and Invested", the deferred compensation liability represented in the SERP and the securities issued to fund such deferred compensation liability are consolidated by the Company on the balance sheet. Assets held in the SERP are included in other assets and are classified as trading securities and reported at fair value, with unrealized gains and losses included in earnings. Company shares held in the SERP are classified in stockholders equity due to the inability of the Company to repurchase these shares.

NOTE 17 -- COMMITMENTS AND CONTINGENCIES

  DEANZA SANTA CRUZ

     The customers of DeAnza Santa Cruz Mobile Estates, a Property located in Santa Cruz, California, brought several actions opposing fees and charges in connection with water service at the Property. As a result of one action, the Company rebated approximately $36,000 to the customers. The DeAnza Santa Cruz Homeowners Association ("HOA") then proceeded to a jury trial alleging these

                       EQUITY LIFESTYLE PROPERTIES, INC.

"overcharges" entitled them to an award of punitive damages. In January 1999, a jury awarded the HOA $6.0 million in punitive damages. On December 21, 2001 the California Court of Appeal for the Sixth District reversed the $6.0 million punitive damage award, the related award of attorneys' fees, and, as a result, all post-judgment interest thereon, on the basis that punitive damages are not available as a remedy for a statutory violation of the California Mobilehome Residency Law ("MRL"). The decision of the appellate court left the HOA, the plaintiff in this matter, with the right to seek a new trial in which it must prove its entitlement to either the statutory penalty and attorneys' fees available under the MRL or punitive damages based on causes of action for fraud, misrepresentation or other tort. In order to resolve this matter, the Company accrued for and agreed to pay $201,000 to the HOA. This payment resolved the punitive damages claim. The HOA's attorney made a motion asking for an award of attorneys' fees and costs in the amount of approximately $1.5 million as a result of this resolution of the litigation. On April 2, 2003 the court awarded attorney's fees to the HOA's attorney in the amount of $593,000 and court costs of approximately $20,000. The Company appealed this award. On July 13, 2004, the California Court of Appeal affirmed the award of attorney's fees in favor of the HOA's attorney.

  OTHER CALIFORNIA RENT CONTROL LITIGATION

     As part of the Company's effort to realize the value of its Properties subject to rent control, the Company has initiated lawsuits against several municipalities in California. The Company's goal is to achieve a level of regulatory fairness in California's rent control jurisdictions, and in particular those jurisdictions that prohibit increasing rents to market upon turnover. This regulatory feature, called vacancy control, allows tenants to sell their homes for a premium representing the value of the future discounted rent-controlled rents. In the Company's view, such regulation results in a transfer of the value of the Company's stockholders' land, which would otherwise be reflected in market rents, to tenants upon the sales of their homes in the form of an inflated purchase price that cannot be attributed to the value of the home being sold. As a result, in the Company's view, the Company loses the value of its asset and the selling tenant leaves the Property with a windfall premium. The Company has discovered through the litigation process that certain municipalities considered condemning the Company's Properties at values well below the value of the underlying land. In the Company's view, a failure to articulate market rents for sites governed by restrictive rent control would put the Company at risk for condemnation or eminent domain proceedings based on artificially reduced rents. Such a physical taking, should it occur, could represent substantial lost value to stockholders. The Company is cognizant of the need for affordable housing in the jurisdictions, but asserts that restrictive rent regulation with vacancy control does not promote this purpose because the benefits of such regulation are fully capitalized into the prices of the homes sold. The Company estimates that the annual rent subsidy to tenants in these jurisdictions is approximately $15 million. In a more well balanced regulatory environment, the Company would receive market rents that would eliminate the subsidy and homes would trade at or near their intrinsic value.

     In connection with such efforts, the Company announced it has entered into a settlement agreement with the City of Santa Cruz, California and that, pursuant to the settlement agreement, the City amended its rent control ordinance to exempt the Company's Property from rent control as long as the Company offers a long term lease which gives the Company the ability to increase rents to market upon turnover and bases annual rent increases on the CPI. The settlement agreement benefits the Company's stockholders by allowing them to receive the value of their investment in this Property through vacancy decontrol while preserving annual CPI based rent increases in this age restricted Property.

     The Company has filed two lawsuits in Federal court against the City of San Rafael, challenging its rent control ordinance on constitutional grounds. The Company believes that one of those lawsuits was

                       EQUITY LIFESTYLE PROPERTIES, INC.

settled by the City agreeing to amend the ordinance to permit adjustments to market rent upon turnover. The City subsequently rejected the settlement agreement. The Court initially found the settlement agreement was binding on the City, but then reconsidered and determined to submit the claim of breach of the settlement agreement to a jury. In October 2002, the first case against the City went to trial, based on both breach of the settlement agreement and the constitutional claims. A jury found no breach of the settlement agreement; the Company then filed motions asking the Court to rule in its favor on that claim, notwithstanding the jury verdict. The Court has postponed decision on those motions and on the constitutional claims, pending a ruling on some property rights issues by the United States Supreme Court. In the event that the Court does not rule in favor of the Company on either the settlement agreement or the constitutional claims, then the Company has pending claims seeking a declaration that it can close the Property and convert it to another use.

     The Company's efforts to achieve a balanced regulatory environment incentivize tenant groups to file lawsuits against the Company seeking large damage awards. The homeowners association at Contempo Marin ("CMHOA"), a 396 site Property in San Rafael, California, sued the Company in December 2000 over a prior settlement agreement on a capital expenditure pass-through after the Company sued the City of San Rafael in October 2000 alleging its rent control ordinance is unconstitutional. In the Contempo Marin case, the CMHOA prevailed on a motion for summary judgment on an issue that permits the Company to collect only $3.72 out of a monthly pass-through amount of $7.50 that the Company believes had been agreed to by the CMHOA in a settlement agreement. On May 23, 2004, the California Court of Appeal affirmed the trial court's order dismissing the Company's claims against the City of San Rafael. The trial court has set a trial date in the second quarter of 2005 on the CMHOA's remaining claims for damages. The Company intends to vigorously defend this matter. The Company believes that such lawsuits will be a consequence of the Company's efforts to change rent control since tenant groups actively desire to preserve the premium value of their homes in addition to the discounted rents provided by rent control. The Company has determined that its efforts to rebalance the regulatory environment despite the risk of litigation from tenant groups are necessary not only because of the $15 million annual subsidy to tenants, but also because of the condemnation risk.

     Similarly, in June 2003, the Company won a judgment against the City of Santee in California Superior Court (case no. 777094). The effect of the judgment was to invalidate, on state law grounds, two (2) rent control ordinances the City of Santee had enforced against the Company and other property owners. However, the Court allowed the City to continue to enforce a rent control ordinance that predated the two invalid ordinances (the "prior ordinance"). As a result of the judgment the Company was entitled to collect a one-time rent increase based upon the difference in annual adjustments between the invalid ordinance(s) and the prior ordinances and to adjust its base rents to reflect what the Company could have charged had the prior ordinance been continually in effect. The City of Santee appealed the judgment. The court of appeal and California Supreme Court refused to stay enforcement of these rent adjustments pending appeal. After the City was unable to obtain a stay, the City and the tenant association each sued the Company in separate actions alleging the rent adjustments pursuant to the judgment violate the prior ordinance (Case Nos. GIE 020887 and GIE 020524). They seek to rescind the rent adjustments, refunds of amounts paid, and penalties and damages in these separate actions. On January 25, 2005, the California Court of Appeal reversed the judgment in part and affirmed it in part with a remand. The Court of Appeal affirmed that one ordinance was unlawfully adopted and therefore void and that the second ordinance contained unconstitutional provisions. However, the Court ruled the City had the authority to cure the issues with the first ordinance retroactively. On remand the trial court is directed to decide the issue of damages to the Company which the Company believes is consistent with the Company receiving the economic benefit of invalidating one of the ordinances and also consistent with the Company's

                       EQUITY LIFESTYLE PROPERTIES, INC.

position that it is entitled to market rent and not merely a higher amount of regulated rent. The Company will petition the Supreme Court of California for review of certain aspects of this decision. The Company intends to vigorously defend the two new lawsuits. In addition, the Company has sued the City of Santee in Federal court alleging all three of the ordinances are unconstitutional under the Fifth Amendment to the United States Constitution because they fail to substantially advance a legitimate state interest. Thus, it is the Company's position that the ordinances are subject to invalidation as a matter of law in the Federal court action. Separately, the Federal District Court granted the City's Motion for Summary Judgment in the Company's Federal Court lawsuit. This decision was based not on the merits, but on procedural grounds, including that the Company's claims were moot given its success in the state court case. The Company intends to appeal this ruling and believes the outcome will be affected by the cases currently before the Ninth Circuit and United States Supreme Court.

     Moreover, in July 2004, the Ninth Circuit Court of Appeal decided the case of Cashman vs. City of Cotati, a Property owner's challenge to the City's rent control ordinance, and stated that a rent control ordinance that does not on its face provide for a mechanism to prevent the capture of a premium is unconstitutional, as a matter of law, absent sufficient externalities rendering a premium unavailable. This reasoning supports the legal position the Company has put forth in its opposition to rent control in general and vacancy control in particular. The City of Cotati has petitioned the Ninth Circuit for rehearing and that petition is pending. In addition, in October 2004, the United States Supreme Court granted certiorari in State of Hawaii vs. Chevron USA, Inc., a Ninth Circuit Court of Appeal case that upholds the standard that a regulation must substantially advance a legitimate state purpose in order to be constitutionally viable. The case was argued before the United States Supreme Court on February 22, 2005. The ultimate outcome of these cases will guide the Company's continued efforts to realize the value of its Properties which are subject to rent control and the Company's efforts to achieve a level of regulatory fairness in rent control jurisdictions.

  OTHER

     The Company is involved in various other legal proceedings arising in the ordinary course of business. Additionally, in the ordinary course of business, the Company's operations are subject to audit by various taxing authorities. Management believes that all proceedings herein described or referred to, taken together, are not expected to have a material adverse impact on the Company. In addition, to the extent any such proceedings or audits relate to newly acquired Properties, the Company considers any potential indemnification obligations of sellers in favor of the Company.

                       EQUITY LIFESTYLE PROPERTIES, INC.

NOTE 18 -- QUARTERLY FINANCIAL DATA (UNAUDITED)

     The following is unaudited quarterly data for 2004 and 2003 (amounts in thousands, except for per share amounts):

                                         FIRST        SECOND       THIRD        FOURTH
                                        QUARTER      QUARTER      QUARTER      QUARTER
2004                                      3/31         6/30         9/30        12/31
----                                   ----------   ----------   ----------   ----------
                                       (RESTATED)   (RESTATED)   (RESTATED)   (RESTATED)
Total revenues(a)....................   $80,320      $86,844      $89,425      $96,378
Income from continuing
  operations(a)......................   $ 4,495      $   481      $  (864)     $   (80)
Income from discontinued
  operations(a)......................   $    15      $   (21)     $    --      $    --
Net income (loss) available to common
  stockholders.......................   $ 4,510      $   460      $  (864)     $   (80)
Weighted average Common Shares
  outstanding -- Basic...............    22,674       22,737       22,829       22,906
Weighted average Common Shares
  outstanding -- Diluted.............    27,986       28,655       29,335       29,360
Net income (loss) per Common Share
  outstanding -- Basic...............   $  0.20      $  0.02      $ (0.04)     $ (0.00)
Net income (loss) per Common Share
  outstanding -- Diluted.............   $  0.19      $  0.02      $ (0.04)     $ (0.00)

---------------

(a) Amounts may differ from previously disclosed amounts due to reclassification of discontinued operations.

                                         FIRST        SECOND       THIRD        FOURTH
                                        QUARTER      QUARTER      QUARTER      QUARTER
2003                                      3/31         6/30         9/30        12/31
----                                   ----------   ----------   ----------   ----------
                                       (RESTATED)   (RESTATED)   (RESTATED)   (RESTATED)
Total revenues(a)....................   $64,569      $66,760      $68,760      $71,066
Income from continuing
  operations(a)......................   $ 6,969      $ 4,709      $ 4,578      $  (714)
Income from discontinued
  operations(a)......................   $   294      $ 9,288      $     8      $    --
Net income (loss) available to common
  stockholders.......................   $ 7,263      $13,997      $ 4,586      $  (714)
Weighted average Common Shares
  outstanding -- Basic...............    21,918       22,027       22,114       22,247
Weighted average Common Shares
  outstanding -- Diluted.............    27,276       27,371       27,458       27,568
Net income (loss) per Common Share
  outstanding -- Basic...............   $  0.33      $  0.64      $  0.21      $ (0.03)
Net income (loss) per Common Share
  outstanding -- Diluted.............   $  0.32      $  0.62      $  0.20      $ (0.03)

---------------

(a) Amounts may differ from previously disclosed amounts due to reclassification of discontinued operations.

                                  SCHEDULE II

                       EQUITY LIFESTYLE PROPERTIES, INC.
                      VALUATION AND QUALIFICATION ACCOUNTS
                               DECEMBER 31, 20004

                                                           ADDITIONS
                                                    -----------------------
                                       BALANCE AT                CHARGED TO                   BALANCE AT
                                       BEGINNING    CHARGED TO     OTHER                        END OF
                                       OF PERIOD      INCOME      ACCOUNTS    DEDUCTIONS(1)     PERIOD
                                       ----------   ----------   ----------   -------------   ----------
For the year ended December 31, 2002:
  Allowance for doubtful accounts....   $300,000    $  940,565   $      --      $(540,565)    $  700,000
For the year ended December 31, 2003:
  Allowance for doubtful accounts....   $700,000    $  820,822   $      --      $(693,822)    $  827,000
For the year ended December 31, 2004:
  Allowance for doubtful accounts....   $827,000    $1,182,000   $(145,000)     $(834,000)    $1,030,000

---------------

(1) Deductions represent tenant receivables deemed uncollectible.

                                  SCHEDULE III

                       EQUITY LIFESTYLE PROPERTIES, INC.
                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                               DECEMBER 31, 2004
                             (AMOUNTS IN THOUSANDS)

                                                                                                 COSTS CAPITALIZED
                                                                                                   SUBSEQUENT TO
                                                                          INITIAL COST TO           ACQUISITION
                                                                              COMPANY              (IMPROVEMENTS)
                                                                       ----------------------   --------------------
                                                                                  DEPRECIABLE            DEPRECIABLE
REAL ESTATE                    LOCATION                 ENCUMBRANCES     LAND      PROPERTY      LAND     PROPERTY
-----------            ------------------------         ------------   --------   -----------   ------   -----------
Apollo Village.......  Phoenix                    AZ         3,997          932        3,219         0         578
Araby Acres..........  Yuma                       AZ         3,222        1,440        4,345         0          12
The Highlands at
  Brentwood..........  Mesa                       AZ        10,910        1,997        6,024         0         738
Cactus Gardens.......  Yuma                       AZ         4,849        1,992        5,984         0          12
Carefree Manor.......  Phoenix                    AZ         3,394          706        3,040         0         222
Casa del Sol #1......  Peoria                     AZ        10,629        2,215        6,467         0       1,235
Casa del Sol #2......  Glendale                   AZ         9,983        2,103        6,283         0         928
Casa del Sol #3......  Glendale                   AZ        11,015        2,450        7,452         0         375
Central Park.........  Phoenix                    AZ         5,103        1,612        3,784         0         641
Countryside..........  Phoenix                    AZ         3,737        2,056        6,241         0         206
Desert Paradise......  Yuma                       AZ         1,452          666        2,011         0           4
Desert Skies.........  Phoenix                    AZ         5,046          792        3,126         0         296
Fairview Manor.......  Tucson                     AZ         5,048        1,674        4,708         0       1,113
Foothill.............  Yuma                       AZ         1,350          459        1,402         0          16
Golden Sun...........  Scottsdale                 AZ         2,976        1,678        5,049         0          48
Hacienda De
  Valencia...........  Mesa                       AZ         6,063          833        2,701         0       2,123
Monte Vista..........  Mesa                       AZ        22,844       11,402       34,355         0         157
Palm Shadows.........  Glendale                   AZ         8,471        1,400        4,218         0         391
Paradise.............  Sun City                   AZ        19,813        6,414       19,263         0          56
Sedona Shadows.......  Sedona                     AZ         2,465        1,096        3,431         0         538
Suni Sands...........  Yuma                       AZ         3,172        1,249        3,759         0           7
Sunrise Heights......  Phoenix                    AZ         5,636        1,000        3,016         0         413
The Mark.............  Mesa                       AZ         8,826        1,354        4,660         6         846
The Meadows..........  Tempe                      AZ        12,436        2,613        7,887         0       1,103
Viewpoint............  Mesa                       AZ        43,703       24,890       56,340         0          99
Whispering Palms.....  Phoenix                    AZ         3,219          670        2,141         0         182


                              GROSS AMOUNT CARRIED
                                   AT CLOSE OF
                                 PERIOD 12/31/04
                       -----------------------------------
                                  DEPRECIABLE                ACCUMULATED      DATE OF
REAL ESTATE              LAND      PROPERTY       TOTAL      DEPRECIATION   ACQUISITION
-----------            --------   -----------   ----------   ------------   -----------
Apollo Village.......       932        3,797         4,729       (1,302)       1994
Araby Acres..........     1,440        4,357         5,797         (158)       2003
The Highlands at
  Brentwood..........     1,997        6,762         8,759       (2,566)       1993
Cactus Gardens.......     1,992        5,996         7,988         (102)       2004
Carefree Manor.......       706        3,262         3,968         (803)       1998
Casa del Sol #1......     2,215        7,702         9,917       (1,587)       1996
Casa del Sol #2......     2,103        7,211         9,314       (1,458)       1996
Casa del Sol #3......     2,450        7,827        10,277       (1,722)       1998
Central Park.........     1,612        4,425         6,037       (2,947)       1983
Countryside..........     2,056        6,447         8,503         (510)       2002
Desert Paradise......       666        2,015         2,681          (63)       2004
Desert Skies.........       792        3,422         4,214         (809)       1998
Fairview Manor.......     1,674        5,821         7,495       (1,352)       1998
Foothill.............       459        1,418         1,877          (52)       2003
Golden Sun...........     1,678        5,097         6,775         (407)       2002
Hacienda De
  Valencia...........       833        4,824         5,657       (2,475)       1984
Monte Vista..........    11,402       34,512        45,914         (766)       2004
Palm Shadows.........     1,400        4,609         6,009       (1,837)       1993
Paradise.............     6,414       19,319        25,733         (592)       2004
Sedona Shadows.......     1,096        3,969         5,065         (979)       1997
Suni Sands...........     1,249        3,766         5,015         (116)       2004
Sunrise Heights......     1,000        3,429         4,429       (1,227)       1994
The Mark.............     1,360        5,506         6,866       (1,892)       1994
The Meadows..........     2,613        8,990        11,603       (3,091)       1994
Viewpoint............    24,890       56,439        81,329       (1,096)       2004
Whispering Palms.....       670        2,323         2,993         (580)       1998

                                                                                                 COSTS CAPITALIZED
                                                                                                   SUBSEQUENT TO
                                                                          INITIAL COST TO           ACQUISITION
                                                                              COMPANY              (IMPROVEMENTS)
                                                                       ----------------------   --------------------
                                                                                  DEPRECIABLE            DEPRECIABLE
REAL ESTATE                    LOCATION                 ENCUMBRANCES     LAND      PROPERTY      LAND     PROPERTY
-----------            ------------------------         ------------   --------   -----------   ------   -----------
California
  Hawaiian...........  San Jose                   CA        26,968        5,825       17,755         0       1,581
Colony Park..........  Ceres                      CA         5,826          890        2,837         0         319
Concord Cascade......  Pacheco                    CA         5,411          985        3,016         0       1,047
Contempo Marin.......  San Rafael                 CA        25,233        4,787       16,379         0       2,376
Coralwood............  Modesto                    CA         6,200            0        5,047         0         276
Date Palm Country
  Club...............  Cathedral City             CA        15,194        4,138       14,064       -23       3,416
Date Palm............  Cathedral City             CA             0            0          216         0          47
Four Seasons.........  Fresno                     CA             0          756        2,348         0         245
Laguna Lake..........  San Luis Obispo            CA         4,916        2,845        6,520         0         252
Lamplighter..........  Spring Valley              CA         3,761          633        2,201         0         675
Las Palmas...........  Rialto                     CA         3,807        1,295        3,866         0          20
Meadowbrook..........  Santee                     CA             0        4,345       12,528         0       1,522
Monte del Lago.......  Castroville                CA         7,673        3,150        9,469         0       1,464
Quail Meadows........  Riverbank                  CA         5,280        1,155        3,469         0         293
Nicholson Plaza......  San Jose                   CA             0            0        4,512         0          72
Pacific Dunes
  Ranch..............  California Central Coast   CA         6,025        1,940        5,632         0          27
Parque La Quinta.....  Rialto                     CA         5,105        1,799        5,450         0         -45
Rancho Mesa..........  El Cajon                   CA         9,600        2,130        6,389         0         249
Rancho Valley........  El Cajon                   CA         3,624          685        1,902         0         794
Royal Holiday........  Hemet                      CA             0          778        2,643         0         374
Royal Oaks...........  Visalia                    CA             0          602        1,921         0         281
DeAnza Santa Cruz....  Santa Cruz                 CA         6,871        2,103        7,201         0         317
Santiago Estates.....  Sylmar                     CA        16,205        3,562       10,767         0         769
Sea Oaks.............  Los Osos                   CA             0          871        2,703         0         267
Sunshadow............  San Jose                   CA             0            0        5,707         0         137
Tahoe Valley
  Campground.........  Lake Tahoe                 CA         2,246        1,357        4,071         0          12
Village of Four
  Seasons............  San Jose                   CA        15,332        5,229       15,714         0          18
Westwinds (4
  properties)........  San Jose                   CA             0            0       17,616         0       5,116
Bear Creek...........  Sheridan                   CO         4,880        1,100        3,359         0         248
Cimarron.............  Broomfield                 CO         4,541          863        2,790         0         584
Golden Terrace.......  Golden                     CO         4,246          826        2,415         0         720


                              GROSS AMOUNT CARRIED
                                   AT CLOSE OF
                                 PERIOD 12/31/04
                       -----------------------------------
                                  DEPRECIABLE                ACCUMULATED      DATE OF
REAL ESTATE              LAND      PROPERTY       TOTAL      DEPRECIATION   ACQUISITION
-----------            --------   -----------   ----------   ------------   -----------
California
  Hawaiian...........     5,825       19,336        25,161       (4,884)       1997
Colony Park..........       890        3,156         4,046         (899)       1998
Concord Cascade......       985        4,063         5,048       (2,467)       1983
Contempo Marin.......     4,787       18,755        23,542       (6,419)       1994
Coralwood............         0        5,323         5,323       (1,350)       1997
Date Palm Country
  Club...............     4,115       17,480        21,595       (5,722)       1994
Date Palm............         0          263           263         (100)       1994
Four Seasons.........       756        2,593         3,349         (665)       1997
Laguna Lake..........     2,845        6,772         9,617       (1,693)       1998
Lamplighter..........       633        2,876         3,509       (1,853)       1983
Las Palmas...........     1,295        3,886         5,181          (76)       2004
Meadowbrook..........     4,345       14,050        18,395       (3,073)       1998
Monte del Lago.......     3,150       10,933        14,083       (2,612)       1997
Quail Meadows........     1,155        3,762         4,917         (844)       1998
Nicholson Plaza......         0        4,584         4,584       (1,126)       1997
Pacific Dunes
  Ranch..............     1,940        5,659         7,599         (178)       2004
Parque La Quinta.....     1,799        5,405         7,204         (197)       2004
Rancho Mesa..........     2,130        6,638         8,768       (1,453)       1998
Rancho Valley........       685        2,696         3,381       (1,633)       1983
Royal Holiday........       778        3,017         3,795         (606)       1998
Royal Oaks...........       602        2,202         2,804         (554)       1997
DeAnza Santa Cruz....     2,103        7,518        15,012       (2,553)       1994
Santiago Estates.....     3,562       11,536        15,098       (2,710)       1998
Sea Oaks.............       871        2,970         3,841         (720)       1997
Sunshadow............         0        5,844         5,844       (1,464)       1997
Tahoe Valley
  Campground.........     1,357        4,083         5,440         (124)       2004
Village of Four
  Seasons............     5,229       15,732        20,961         (349)       2004
Westwinds (4
  properties)........         0       22,732        22,732       (5,844)       1997
Bear Creek...........     1,100        3,607         4,707         (833)       1998
Cimarron.............       863        3,374         4,237       (2,227)       1983
Golden Terrace.......       826        3,135         3,961       (1,868)       1983

                                                                                                 COSTS CAPITALIZED
                                                                                                   SUBSEQUENT TO
                                                                          INITIAL COST TO           ACQUISITION
                                                                              COMPANY              (IMPROVEMENTS)
                                                                       ----------------------   --------------------
                                                                                  DEPRECIABLE            DEPRECIABLE
REAL ESTATE                    LOCATION                 ENCUMBRANCES     LAND      PROPERTY      LAND     PROPERTY
-----------            ------------------------         ------------   --------   -----------   ------   -----------
Golden Terrace
  South..............  Golden                     CO         2,400          750        2,265         0         617
Golden Terrace
  West...............  Golden                     CO         8,328        1,694        5,065         0       1,011
Hillcrest Village....  Aurora                     CO        10,504        1,912        5,202       289       2,397
Holiday Hills........  Denver                     CO        14,746        2,159        7,780         0       3,819
Holiday Village CO...  Co. Springs                CO         3,471          567        1,759         0         912
Pueblo Grande........  Pueblo                     CO         1,867          241        1,069         0         432
Woodland Hills.......  Denver                     CO         7,390        1,928        4,408         0       2,407
Aspen Meadows........  Rehoboth Beach             DE         5,620        1,148        3,460         0         338
Camelot Meadows......  Rehoboth Beach             DE         7,304          527        2,058     1,251       3,719
Mariners Cove........  Millsboro                  DE        16,452          990        2,971         0       3,909
McNicol..............  Rehoboth Beach             DE         2,710          563        1,710         0          72
Sweetbriar...........  Rehoboth Beach             DE         3,040          498        1,527         0         377
Waterford Estates....  Bear                       DE        30,954        5,250       16,202         0         614
Whispering Pines.....  Lewes                      DE         9,871        1,536        4,609         0        1005
Maralago Cay.........  Lantana                    FL        21,600        5,325       15,420         0       3,073
Barrington Hills.....  Port Richey                FL         3,220        1,145        3,437         0           0
Bay Indies...........  Venice                     FL        43,662       10,483       31,559        10       3,482
Bay Lake Estates.....  Nokomis                    FL         3,807          990        3,390         0         951
Breezy Hill..........  Pompano Beach              FL        10,065        5,510       16,555         0         112
Buccaneer............  N. Ft. Myers               FL        14,140        4,207       14,410         0       1,183
Bulow Village
  Resort.............  Flagler Beach              FL             0            0          228         0          56
Bulow Village........  Flagler Beach              FL        10,268        3,637          949         0       5,458
Carefree Cove........  Fort Lauderdale            FL         4,777        1,741        5,170         0          79
Carriage Cove........  Daytona Beach              FL         8,010        2,914        8,682         0         788
Coachwood............  Leesburg                   FL         4,238        1,607        4,822         0          19
Coral Cay............  Margate                    FL        20,874        5,890       20,211         0       3,129
Coquina..............  St Augustine               FL             0        5,286        5,545         0       8,856
Meadows at
  Countrywood........  Plant City                 FL        18,273        4,514       13,175         0       3,869
Country Place........  New Port Richey            FL         8,346          663            0        18       7,106
Country Side North...  Vero Beach                 FL        17,328        3,711       11,133         0       1,663
Crystal Isles........  Crystal River              FL         2,832          926        2,787         0           5
Down Yonder..........  Largo                      FL         7,707        2,652        7,981         0          69
East Bay Oaks........  Largo                      FL         5,493        1,240        3,322         0         563


                              GROSS AMOUNT CARRIED
                                   AT CLOSE OF
                                 PERIOD 12/31/04
                       -----------------------------------
                                  DEPRECIABLE                ACCUMULATED      DATE OF
REAL ESTATE              LAND      PROPERTY       TOTAL      DEPRECIATION   ACQUISITION
-----------            --------   -----------   ----------   ------------   -----------
Golden Terrace
  South..............       750        2,882         3,632         (717)       1997
Golden Terrace
  West...............     1,694        6,076         7,770       (3,399)       1986
Hillcrest Village....     2,201        7,599         9,800       (4,843)       1983
Holiday Hills........     2,159       11,599        13,758       (7,158)       1983
Holiday Village CO...       567        2,671         3,238       (1,583)       1983
Pueblo Grande........       241        1,501         1,742         (968)       1983
Woodland Hills.......     1,928        6,815         8,743       (2,522)       1994
Aspen Meadows........     1,148        3,798         4,946         (894)       1998
Camelot Meadows......     1,778        5,777         7,555       (1,318)       1998
Mariners Cove........       990        6,880         7,870       (2,868)       1987
McNicol..............       563        1,782         2,345         (410)       1998
Sweetbriar...........       498        1,904         2,402         (496)       1998
Waterford Estates....     5,250       16,816        22,066       (3,037)       1996
Whispering Pines.....     1,536        5,614         7,150       (2,844)       1998
Maralago Cay.........     5,325       18,493        23,818       (4,258)       1997
Barrington Hills.....     1,145        3,437         4,582         (105)       2004
Bay Indies...........    10,493       35,041        45,534      (12,148)       1994
Bay Lake Estates.....       990        4,341         5,331       (1,455)       1994
Breezy Hill..........     5,510       16,667        22,177       (1,294)       2002
Buccaneer............     4,207       15,593        19,800       (5,350)       1994
Bulow Village
  Resort.............         0          284           284          (51)       2001
Bulow Village........     3,637        6,407        10,044       (1,391)       1994
Carefree Cove........     1,741        5,249         6,990         (119)       2004
Carriage Cove........     2,914        9,470        12,384       (2,292)       1998
Coachwood............     1,607        4,841         6,448         (148)       2004
Coral Cay............     5,890       23,340        29,230       (7,538)       1994
Coquina..............     5,286       14,401        19,687       (1,571)       1999
Meadows at
  Countrywood........     4,514       17,044        21,558       (3,540)       1998
Country Place........       681        7,106         7,787       (2,834)       1986
Country Side North...     3,711       12,796        16,507       (3,154)       1998
Crystal Isles........       926        2,792         3,718          (85)       2004
Down Yonder..........     2,652        8,050        10,702         (631)       1998
East Bay Oaks........     1,240        3,885         5,125       (2,579)       1983

                                                                                                 COSTS CAPITALIZED
                                                                                                   SUBSEQUENT TO
                                                                          INITIAL COST TO           ACQUISITION
                                                                              COMPANY              (IMPROVEMENTS)
                                                                       ----------------------   --------------------
                                                                                  DEPRECIABLE            DEPRECIABLE
REAL ESTATE                    LOCATION                 ENCUMBRANCES     LAND      PROPERTY      LAND     PROPERTY
-----------            ------------------------         ------------   --------   -----------   ------   -----------
Eldorado Village.....  Largo                      FL         3,946          778        2,341         0         563
Fort Myers Beach
  Resort.............  Fort Myers Beach           FL         4,428        1,493        4,480         0           1
Glen Ellen...........  Clearwater                 FL         2,395          627        1,882         0          26
Grand Island.........  Grand Island               FL             0        1,723        5,208       125       2,606
Gulf Air Resort......  Fort Myers Beach           FL         4,021        1,609        4,830         0          13
Gulf View............  Punta Gorda                FL         1,698          717        2,158         0           3
Hacienda Village.....  New Port Richey            FL         9,842        4,362       13,088         0         454
Harbor Lakes.........  Port Charlotte             FL         8,997        3,384       10,154         0          17
Harbor View..........  New Port Richey            FL         7,932        4,045       12,146         0          54
Heritage Village.....  Vero Beach                 FL        13,520        2,403        7,259         0         690
Highland Wood........  Pompano Beach              FL         2,358        1,043        3,130         0          10
Hillcrest............  Clearwater                 FL         4,236        1,278        3,928         0         750
Holiday Ranch........  Largo                      FL         3,785          925        2,866         0         227
Holiday Village FL...  Vero Beach                 FL             0          350        1,374         0         139
Holiday Village......  Ormond Beach               FL         6,972        2,610        7,837         0         121
Indian Oaks..........  Rockledge                  FL         4,389        1,089        3,376         0         728
Lake Fairways........  N. Ft. Myers               FL        30,460        6,075       18,134        35       1,443
Lake Haven...........  Dunedin                    FL         8,109        1,135        4,047         0       2,384
Lake Magic...........  Orlando                    FL         2,818        1,595        4,793         0          45
Lakewood Village.....  Melbourne                  FL         9,818        1,862        5,627         0         716
Lazy Lakes...........  Florida Keys               FL         2,048          816        2,449         0           3
Lighthouse Pointe....  Port Orange                FL        12,535        2,446        7,483        23         894
Manatee..............  Sarasota North             FL         5,244        2,300        6,903         0          20
Mid-Florida Lakes....  Leesburg                   FL        22,639        5,997       20,635         0       5,070
Oak Bend.............  Ocala                      FL         5,772          850        2,572         0         866
Park City West.......  Fort Lauderdale            FL         7,613        4,187       12,561         0          11
Pasco................  Tampa North                FL         3,072        1,494        4,484         0           2
Pickwick.............  Port Orange                FL        10,280        2,803        8,870         0         490
Pine Lakes...........  N. Ft. Myers               FL        31,055        6,306       14,579        21       5,447
Pioneer Village......  N. Ft. Myers               FL        10,379        4,116       12,353         0          39
Royal Coachman.......  Nokomis                    FL        15,140        5,321       15,978         0          19
Shangri La...........  Largo                      FL         4,496        1,730        5,200         0          36
Sherwood Forest......  Kissimmee                  FL        27,103        4,852       14,596         0       3,775


                              GROSS AMOUNT CARRIED
                                   AT CLOSE OF
                                 PERIOD 12/31/04
                       -----------------------------------
                                  DEPRECIABLE                ACCUMULATED      DATE OF
REAL ESTATE              LAND      PROPERTY       TOTAL      DEPRECIATION   ACQUISITION
-----------            --------   -----------   ----------   ------------   -----------
Eldorado Village.....       778        2,904         3,682       (1,850)       1983
Fort Myers Beach
  Resort.............     1,493        4,481         5,974         (137)       2004
Glen Ellen...........       627        1,908         2,535         (135)       2002
Grand Island.........     1,848        7,814         9,662         (868)       2001
Gulf Air Resort......     1,609        4,843         6,452         (148)       2004
Gulf View............       717        2,161         2,878          (66)       2004
Hacienda Village.....     4,362       13,542        17,904         (922)       2002
Harbor Lakes.........     3,384       10,171        13,555         (310)       2004
Harbor View..........     4,045       12,200        16,245         (954)       2002
Heritage Village.....     2,403        7,949        10,352       (2,769)       1994
Highland Wood........     1,043        3,140         4,183         (243)       2002
Hillcrest............     1,278        4,678         5,956       (1,195)       1998
Holiday Ranch........       925        3,093         4,018         (747)       1998
Holiday Village FL...       350        1,513         1,863         (389)       1998
Holiday Village......     2,610        7,958        10,568         (621)       2002
Indian Oaks..........     1,089        4,104         5,193       (1,051)       1998
Lake Fairways........     6,110       19,577        25,687       (6,537)       1994
Lake Haven...........     1,135        6,431         7,566       (3,292)       1983
Lake Magic...........     1,595        4,838         6,433         (146)       2004
Lakewood Village.....     1,862        6,343         8,205       (2,212)       1994
Lazy Lakes...........       816        2,452         3,268          (75)       2004
Lighthouse Pointe....     2,469        8,377        10,846       (2,033)       1998
Manatee..............     2,300        6,923         9,223         (211)       2004
Mid-Florida Lakes....     5,997       25,705        31,702       (8,117)       1994
Oak Bend.............       850        3,438         4,288       (1,243)       1993
Park City West.......     4,187       12,572        16,759         (384)       2004
Pasco................     1,494        4,486         5,980         (137)       2004
Pickwick.............     2,803        9,360        12,163       (2,160)       1998
Pine Lakes...........     6,327       20,026        26,353       (6,580)       1994
Pioneer Village......     4,116       12,392        16,508         (377)       2004
Royal Coachman.......     5,321       15,997        21,318         (488)       2004
Shangri La...........     1,730        5,236         6,966         (159)       2004
Sherwood Forest......     4,852       18,371        23,223       (4,055)       1998

                                                                                                 COSTS CAPITALIZED
                                                                                                   SUBSEQUENT TO
                                                                          INITIAL COST TO           ACQUISITION
                                                                              COMPANY              (IMPROVEMENTS)
                                                                       ----------------------   --------------------
                                                                                  DEPRECIABLE            DEPRECIABLE
REAL ESTATE                    LOCATION                 ENCUMBRANCES     LAND      PROPERTY      LAND     PROPERTY
-----------            ------------------------         ------------   --------   -----------   ------   -----------
Sherwood Forest
  Resort.............  Kissimmee                  FL             0        2,870        3,621       568       1,409
Silk Oak.............  Clearwater                 FL         3,771        1,670        5,028         0          65
Silver Dollar........  Odessa                     FL         9,171        4,107       12,431         0          67
Sixth Ave............  Zephryhills                FL         2,260          839        2,518         0           8
Southernaire.........  Mt. Dora                   FL         2,092          798        2,395         0          10
Southern Palms.......  Eustis                     FL         5,652        2,169        5,884         0       1,531
Spanish Oaks.........  Ocala                      FL         7,008        2,250        6,922         0         877
Sunshine Key.........  Florida Keys               FL        16,522        5,273       15,822         0          23
Sunshine Holiday.....  Daytona Beach              FL         6,667        2,001        6,004         0          15
Sunshine Holiday RV &
  MHP................  Fort Lauderdale            FL         8,509        3,099        9,286         0          18
Sunshine Travel......  Vero Beach                 FL         4,404        1,603        4,813         0          31
Oaks at
  Countrywood........  Plant City                 FL         1,300        1,111        2,513      -265       1,475
Terra Ceia...........  Palmetto                   FL         2,528          967        2,905         0          15
The Heritage.........  N. Ft. Myers               FL         9,663        1,438        4,371       346       3,317
The Lakes at
  Countrywood........  Plant City                 FL         9,712        2,377        7,085         0         862
The Meadows, FL......  Palm Beach Gardens         FL         6,049        3,229        9,870         0       1,145
Toby's...............  Arcadia                    FL         3,391        1,093        3,280         0          17
Topics RV............  Spring Hill                FL         2,235          853        2,568         0           2
Tropical Palms.......  Kissimmee                  FL        19,595        5,677       17,071         0         127
Vacation Village.....  St. Petersburg             FL         2,528        1,315        3,946         0           3
Windmill Manor.......  Bradenton                  FL         7,958        2,153        6,125         0       1,137
Windmill Village --
  Ft. Myers..........  N. Ft. Myers               FL         8,700        1,417        5,440         0       1,260
Winds of St. Armands
  North (fka Windmill
  North).............  Sarasota                   FL         8,842        1,523        5,063         0       1,663
Winds of St. Armands
  South (fka Windmill
  South).............  Sarasota                   FL         5,464        1,106        3,162         0         830
Five Seasons.........  Cedar Rapids               IA             0        1,053        3,436         0         679
Holiday Village,
  IA.................  Sioux City                 IA             0          313        3,744         0         520
Golf Vistas..........  Monee                      IL        14,577        2,843        4,719         0       5,948
O'Connell's..........  Amboy                      IL         4,955        1,658        4,974         0         148


                              GROSS AMOUNT CARRIED
                                   AT CLOSE OF
                                 PERIOD 12/31/04
                       -----------------------------------
                                  DEPRECIABLE                ACCUMULATED      DATE OF
REAL ESTATE              LAND      PROPERTY       TOTAL      DEPRECIATION   ACQUISITION
-----------            --------   -----------   ----------   ------------   -----------
Sherwood Forest
  Resort.............     3,438        5,030         8,468       (1,101)       1998
Silk Oak.............     1,670        5,093         6,763         (355)       2002
Silver Dollar........     4,107       12,498        16,605         (376)       2004
Sixth Ave............       839        2,526         3,365          (91)       2004
Southernaire.........       798        2,405         3,203          (74)       2004
Southern Palms.......     2,169        7,415         9,584       (1,690)       1998
Spanish Oaks.........     2,250        7,799        10,049       (2,834)       1993
Sunshine Key.........     5,273       15,845        21,118         (483)       2004
Sunshine Holiday.....     2,001        6,019         8,020         (183)       2004
Sunshine Holiday RV &
  MHP................     3,099        9,304        12,403         (180)       2004
Sunshine Travel......     1,603        4,844         6,447         (147)       2004
Oaks at
  Countrywood........       846        3,988         4,834         (698)       1998
Terra Ceia...........       967        2,920         3,887          (90)       2004
The Heritage.........     1,784        7,688         9,472       (2,475)       1993
The Lakes at
  Countrywood........     2,377        7,947        10,324       (1,049)       2001
The Meadows, FL......     3,229       11,015        14,244       (2,089)       1999
Toby's...............     1,093        3,297         4,390         (120)       2003
Topics RV............       853        2,570         3,423          (79)       2004
Tropical Palms.......     5,677       17,198        22,875         (500)       2004
Vacation Village.....     1,315        3,949         5,264         (121)       2004
Windmill Manor.......     2,153        7,262         9,415       (1,603)       1998
Windmill Village --
  Ft. Myers..........     1,417        6,700         8,117       (4,379)       1983
Winds of St. Armands
  North (fka Windmill
  North).............     1,523        6,726         8,249       (3,936)       1983
Winds of St. Armands
  South (fka Windmill
  South).............     1,106        3,992         5,098       (2,443)       1983
Five Seasons.........     1,053        4,115         5,168       (1,222)       1998
Holiday Village,
  IA.................       313        4,264         4,577       (2,553)       1986
Golf Vistas..........     2,843       10,667        13,510       (2,126)       1997
O'Connell's..........     1,658        5,122         6,780         (173)       2004

                                                                                                 COSTS CAPITALIZED
                                                                                                   SUBSEQUENT TO
                                                                          INITIAL COST TO           ACQUISITION
                                                                              COMPANY              (IMPROVEMENTS)
                                                                       ----------------------   --------------------
                                                                                  DEPRECIABLE            DEPRECIABLE
REAL ESTATE                    LOCATION                 ENCUMBRANCES     LAND      PROPERTY      LAND     PROPERTY
-----------            ------------------------         ------------   --------   -----------   ------   -----------
Willow Lake
  Estates............  Elgin                      IL        22,129        6,138       21,033         0       3,816
Forest Oaks (fka
  Burns Harbor)......  Chesterton                 IN             0          916        2,909         0       1,740
Lakeside.............  New Carlisle               IN             0          426        1,281         0          12
Oak Tree Village.....  Portage                    IN         4,476            0            0       569       3,607
Windsong.............  Indianapolis               IN             0        1,482        4,480         0         192
Creekside............  Wyoming                    MI         3,760        1,109        3,646         0         113
Casa Village.........  Billings                   MT        11,040        1,011        3,109       157       3,471
Waterway RV Resort...  Cedar Point                NC         6,226        2,392        7,185         0           3
Goose Creek Resort...  Newport                    NC        12,491        4,612       13,848         0         814
Twin Lakes...........  Chocowinity                NC         3,739        1,719        3,361         0          19
Del Rey..............  Albuquerque                NM             0        1,926        5,800         0         727
Bonanza..............  Las Vegas                  NV         4,861          908        2,643         0         984
Boulder Cascade......  Las Vegas                  NV         8,871        2,995        9,020         0       1,136
Cabana...............  Las Vegas                  NV         9,245        2,648        7,989         0         301
Flamingo West........  Las Vegas                  NV        10,647        1,730        5,266         0       1,273
Villa Borega.........  Las Vegas                  NV         7,011        2,896        8,774         0         592
Greenwood Village....  Manorville                 NY        17,468        3,667        9,414       484       3,542
Falcon Wood
  Village............  Eugene                     OR         5,200        1,112        3,426         0         213
Quail Hollow.........  Fairview                   OR             0            0        3,249         0         226
Shadowbrook..........  Clackamas                  OR         6,320        1,197        3,693         0         165
Mt. Hood Village.....  Welches                    OR             0        1,817        5,733         0        (302)
Green Acres..........  Breinigsville              PA        13,908        2,680        7,479         0       2,817
Spring Gulch.........  New Holland                PA         4,819        1,593        4,795         0           6
Country Sunshine.....  Weslaco                    TX         2,266          627        1,881         0           5
Fun n Sun............  San Benito                 TX             0        2,533            0       417       9,828
Lakewood.............  Harlingen                  TX         1,227          325          979         0           2
Paradise Park........  Rio Grande Valley          TX         5,430        1,568        4,705         0           4
Paradise South.......  Mercedes                   TX         1,619          448        1,345         0           5
Southern Comfort.....  Weslaco                    TX         2,590        1,108        3,323         0           2
Sunshine RV..........  Harlingen                  TX         4,792        1,494        4,484         0           3
Tropic Winds.........  Harlingen                  TX             0        1,221        3,809         0         101
All Seasons..........  Salt Lake City             UT         3,491          510        1,623         0         211
Westwood Village.....  Farr West                  UT         7,493        1,346        4,179         0       1,163


                              GROSS AMOUNT CARRIED
                                   AT CLOSE OF
                                 PERIOD 12/31/04
                       -----------------------------------
                                  DEPRECIABLE                ACCUMULATED      DATE OF
REAL ESTATE              LAND      PROPERTY       TOTAL      DEPRECIATION   ACQUISITION
-----------            --------   -----------   ----------   ------------   -----------
Willow Lake
  Estates............     6,138       24,849        30,987       (8,048)       1994
Forest Oaks (fka
  Burns Harbor)......       916        4,649         5,565       (1,912)       1993
Lakeside.............       426        1,293         1,719          (40)       2004
Oak Tree Village.....       569        3,607         4,176       (1,772)       1987
Windsong.............     1,482        4,672         6,154       (1,278)       1998
Creekside............     1,109        3,759         4,868         (896)       1998
Casa Village.........     1,168        6,580         7,748       (3,130)       1983
Waterway RV Resort...     2,392        7,188         9,580         (221)       2004
Goose Creek Resort...     4,612       14,662        19,274         (437)       2004
Twin Lakes...........     1,719        3,380         5,099         (105)       2004
Del Rey..............     1,926        6,527         8,453       (2,602)       1993
Bonanza..............       908        3,627         4,535       (2,238)       1983
Boulder Cascade......     2,995       10,156        13,151       (2,315)       1998
Cabana...............     2,648        8,290        10,938       (2,936)       1994
Flamingo West........     1,730        6,539         8,269       (2,092)       1994
Villa Borega.........     2,896        9,366        12,262       (2,266)       1997
Greenwood Village....     4,151       12,956        17,107       (2,609)       1998
Falcon Wood
  Village............     1,112        3,639         4,751         (902)       1997
Quail Hollow.........         0        3,475         3,475         (861)       1997
Shadowbrook..........     1,197        3,858         5,055       (1,004)       1997
Mt. Hood Village.....     1,817        5,431         7,248         (564)       2002
Green Acres..........     2,680       10,296        12,976       (5,077)       1988
Spring Gulch.........     1,593        4,801         6,394         (163)       2004
Country Sunshine.....       627        1,886         2,513          (57)       2004
Fun n Sun............     2,950        9,828        12,778       (2,123)       1998
Lakewood.............       325          981         1,306          (30)       2004
Paradise Park........     1,568        4,709         6,277         (144)       2004
Paradise South.......       448        1,350         1,798          (41)       2004
Southern Comfort.....     1,108        3,325         4,433         (102)       2004
Sunshine RV..........     1,494        4,487         5,981         (137)       2004
Tropic Winds.........     1,221        3,910         5,131         (329)       2002
All Seasons..........       510        1,834         2,344         (491)       1997
Westwood Village.....     1,346        5,342         6,688       (1,369)       1997

                                                                                                 COSTS CAPITALIZED
                                                                                                   SUBSEQUENT TO
                                                                          INITIAL COST TO           ACQUISITION
                                                                              COMPANY              (IMPROVEMENTS)
                                                                       ----------------------   --------------------
                                                                                  DEPRECIABLE            DEPRECIABLE
REAL ESTATE                    LOCATION                 ENCUMBRANCES     LAND      PROPERTY      LAND     PROPERTY
-----------            ------------------------         ------------   --------   -----------   ------   -----------
Meadows of
  Chantilly..........  Chantilly                  VA        27,494        5,430       16,440         0       3,781
Kloshe Illahee.......  Federal Way                WA         6,084        2,408        7,286         0         277
Caledonia............  Caledonia                  WI             0          376        1,127         0           0
Freemont.............  Freemont                   WI         4,300        1,432        4,296         0           0
Yukon Trails.........  Lyndon Station             WI             0          547        1,629         0          13
Thousand Trails......                                            0       48,537      113,253         0           0
Realty Systems,
  Inc. ..............                                            0            0            0         0       4,632
Management
  Business...........                                            0            0          436         0       9,424
                                                         ---------     --------   ----------    ------    --------
                                                         1,417,251     $466,556   $1,361,519    $4,031    $203,684
                                                         =========     ========   ==========    ======    ========


                              GROSS AMOUNT CARRIED
                                   AT CLOSE OF
                                 PERIOD 12/31/04
                       -----------------------------------
                                  DEPRECIABLE                ACCUMULATED      DATE OF
REAL ESTATE              LAND      PROPERTY       TOTAL      DEPRECIATION   ACQUISITION
-----------            --------   -----------   ----------   ------------   -----------
Meadows of
  Chantilly..........     5,430       20,221        25,651       (6,764)       1994
Kloshe Illahee.......     2,408        7,563         9,971       (1,846)       1997
Caledonia............       376        1,127         1,503            0        2004
Freemont.............     1,432        4,296         5,728            0        2004
Yukon Trails.........       547        1,642         2,189          (10)       2004
Thousand Trails......    48,537      113,253       161,790         (629)       2004
Realty Systems,
  Inc. ..............         0        4,632         4,632           (2)       2002
Management
  Business...........         0        9,860         9,860      (10,359)       1990
                       --------   ----------    ----------    ---------
                       $470,587   $1,565,203    $2,035,790    $(322,867)
                       ========   ==========    ==========    =========

---------------

NOTES:

(1) For depreciable property, the Company uses a 30-year estimated life for buildings acquired and structural and land improvements, a ten-to-fifteen year estimated life for building upgrades and a three-to-seven year estimated life for furniture and fixtures.

(2) The schedule excludes Properties in which the Company has a non-controlling joint venture interest and accounts for using the equity method of accounting.

(3) The balance of furniture and fixtures included in the total amounts was approximately $21.3 million as of December 31, 2004.

(4) The aggregate cost of land and depreciable property for Federal income tax purposes was approximately $2.0 billion, as of December 31, 2004.

(5) All Properties were acquired, except for Country Place Village, which was constructed.

                                  SCHEDULE III

                       EQUITY LIFESTYLE PROPERTIES, INC.
                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                               DECEMBER 31, 2004
                             (AMOUNTS IN THOUSANDS)

     The changes in total real estate for the years ended December 31, 2004, 2003 and 2002 were as follows:

                                                      2004         2003         2002
                                                   ----------   ----------   ----------
Balance, beginning of year.......................  $1,309,705   $1,296,007   $1,238,138
  Acquisitions(1)................................     702,538       12,116      107,138
  Improvements...................................      27,082       15,569       24,491
  Dispositions and other.........................      (3,535)     (13,987)     (73,760)
                                                   ----------   ----------   ----------
Balance, end of year.............................  $2,035,790   $1,309,705   $1,296,007
                                                   ==========   ==========   ==========

---------------

(1) Acquisitions for the year ended December 31, 2004 include the non-cash assumption by the Company of $347 million of mortgage debt.

     The changes in accumulated depreciation for the years ended December 31, 2004, 2003 and 2002 were as follows:

                                                         2004       2003       2002
                                                       --------   --------   --------
Balance, beginning of year...........................  $272,497   $238,098   $211,878
  Depreciation expense...............................    51,703     39,409     37,188
  Dispositions and other.............................    (1,333)    (5,010)   (10,968)
                                                       --------   --------   --------
Balance, end of year.................................  $322,867   $272,497   $238,098
                                                       ========   ========   ========

                                  EXHIBIT 31.1
      CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO SECTION 302 OF
                         THE SARBANES-OXLEY ACT OF 2002

I, Michael B. Berman, certify that:

     1. I have reviewed this annual report on Form 10-K of Equity Lifestyle Properties, Inc.;

     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

     3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

     4. The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

          a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

          b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

          c) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

          d) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonable likely to materially affect, the registrant's internal control over financial reporting; and

     5. The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

          a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

          b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: March 28, 2005                                         By: /s/ MICHAEL B. BERMAN
                                                ----------------------------------------------------
                                                                 Michael B. Berman
                                                           Vice President, Treasurer and
                                                              Chief Financial Officer

                                                                    EXHIBIT 31.2

      CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO SECTION 302 OF
                         THE SARBANES-OXLEY ACT OF 2002

I, Thomas P. Heneghan, certify that:

     1. I have reviewed this annual report on Form 10-K of Equity Lifestyle Properties, Inc.;

     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

     3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

     4. The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

          a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

          b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

          c) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

          d) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonable likely to materially affect, the registrant's internal control over financial reporting; and

     5. The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

          a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

          b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: March 28, 2005                                         By: /s/ THOMAS P. HENEGHAN
                                                ----------------------------------------------------
                                                                 Thomas P. Heneghan
                                                       President and Chief Executive Officer

                                                                    EXHIBIT 32.1

                  CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350

     In connection with the accompanying Annual Report on Form 10-K of Equity Lifestyle Properties, Inc. for the year ended December 31, 2004 (the "Annual Report"), I, Michael B. Berman, Vice President, Treasurer and Chief Financial Officer of Equity Lifestyle Properties, Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

          1. the Annual Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          2. the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of Equity Lifestyle Properties, Inc.

Date: March 28, 2005                                         By: /s/ MICHAEL B. BERMAN
                                                ----------------------------------------------------
                                                                 Michael B. Berman
                                                           Vice President, Treasurer and
                                                              Chief Financial Officer

  A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906 HAS BEEN
                                  PROVIDED TO
   EQUITY LIFESTYLE PROPERTIES, INC. AND WILL BE RETAINED BY EQUITY LIFESTYLE
                              PROPERTIES, INC. AND
 FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.

                                                                    EXHIBIT 32.2

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350

     In connection with the accompanying Annual Report on Form 10-K of Equity Lifestyle Properties, Inc. for the year ended December 31, 2004 (the "Annual Report"), I, Thomas P. Heneghan, President and Chief Executive Officer of Equity Lifestyle Properties, Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

          1. the Annual Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          2. the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of Equity Lifestyle Properties, Inc.

Date: March 28, 2005                                         By: /s/ THOMAS P. HENEGHAN
                                                ----------------------------------------------------
                                                                 Thomas P. Heneghan
                                                       President and Chief Executive Officer

  A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906 HAS BEEN
                                  PROVIDED TO
   EQUITY LIFESTYLE PROPERTIES, INC. AND WILL BE RETAINED BY EQUITY LIFESTYLE
                              PROPERTIES, INC. AND
 FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.

                        EQUITY LIFESTYLE PROPERTIES, INC.
          TWO NORTH RIVERSIDE PLAZA, SUITE 800, CHICAGO, ILLINOIS 60606
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Equity Lifestyle Properties, Inc., a Maryland corporation (the "Company"), hereby appoints SAMUEL ZELL and THOMAS P. HENEGHAN, or either of them, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Company to be held on Tuesday, May 10, 2005, at 10:00 a.m. Central time (the "Meeting"), and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Meeting and otherwise to represent the undersigned at the Meeting with all powers possessed by the undersigned if personally present at the Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to the Meeting. The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side. If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast "for" each of the nominees for director, as described in the Proxy Statement, and in the discretion of the proxy holder on any other matter that may properly come before the Meeting or any adjournment or postponement thereof.

COMMENTS/ADDRESS CHANGE:

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------  (Continued and to be signed on other side)


--------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o


6564--EQUITY LIFESTYLE PROPERTIES, INC.

                        EQUITY LIFESTYLE PROPERTIES, INC.
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

  1. ELECTION OF DIRECTORS                           For      Withhold   For All
     Nominees:                                       All        All       Except
          Donald S. Chisholm                         [ ]        [ ]        [ ]
          Thomas E. Dobrowski
          Thomas P. Heneghan
          Joe B. McAdams
          Sheli Z. Rosenberg
          Howard Walker
          Gary L. Waterman
          Samuel Zell

     Instruction: TO WITHHOLD AUTHORITY to vote for any individual nominee, write that nominee's name in the space provided below:

     ----------------------------------------------------


     And on any other matter which may properly come before the Meeting or any adjournment or postponement thereof in the discretion of the proxy holder.

     I PLAN TO ATTEND THE MEETING                    [ ]

                          Date
                              ----------------------------------

     Signature
              --------------------------------------------------

     Signature
              --------------------------------------------------

     -------------------------------------------------------
     NOTE: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN OR OFFICER, PLEASE GIVE FULL TITLE UNDER SIGNATURE.


--------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o


                             YOUR VOTE IS IMPORTANT.

       PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND RETURN IT PROMPTLY
                           IN THE ENCLOSED ENVELOPE.

6564--EQUITY LIFESTYLE PROPERTIES, INC.